   As filed with the Securities and Exchange Commission on December 17, 1997
                                                      Registration No.333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        COMMERCIAL FEDERAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

         Nebraska                               6135                          47-0658852
(State or Other Jurisdiction of    (Primary Standard Industrial     (IRS Employer Identification No.)
Incorporation or Organization)      Classification Code Number)

                            2120 South 72nd Street
                            Omaha, Nebraska  68124
                                (402) 554-9200
         (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of the Registrant's Principal Executive Offices)

                        Mr. James A. Laphen, President
                        Commercial Federal Corporation
                            2120 South 72nd Street
                            Omaha, Nebraska  68124
                                (402) 390-5361
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                       Copies of all communications to:

     Gary R. Bronstein, Esquire
     Cynthia R. Cross, Esquire                        Howard H. Mick, Esquire
Housley Kantarian & Bronstein, P.C.       AND       Stinson, Mag & Fizzell, P.C.
 1220 19th Street, N.W., Suite 700                    1201 Walnut, Suite 2800
      Washington, D.C.  20036                       Kansas City, Missouri  64106

     Approximate date of commencement of proposed sale of the securities to the public: At the Acquisition Merger Effective Time, as defined in the Reorganization and Merger Agreement dated as of September 11, 1997 by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank, First National Bank Shares, Ltd. and First United National Bank and Trust Company, attached as Annex A to the Prospectus/Proxy Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                        Calculation of Registration Fee

======================================================================================================================
                                                             Proposed maximum   Proposed maximum         Amount
Title of each class of                       Amount to        offering price   aggregate offering          of
securities to be registered                be registered         per unit             price         registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (and
associated stock purchase rights) (1)     992,857 shares (2)       N/A            $  8,353,000 (3)       $  2,465 (3)
======================================================================================================================

(1) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.
(2) Represents the estimated maximum number of shares of common stock, par value $.01 per share, of Commercial Federal Corporation ("Commercial"), expected to be issued in exchange for up to 15,318 shares of common stock, par value $1.00 per share, of First National Bank Shares, Ltd. ("First National"), upon consummation of the merger of First National with and into Commercial, described herein.
(3) Estimated solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value ($8,353,000) of shares of First National common stock on September 30, 1997.

================================================================================

                        FIRST NATIONAL BANK SHARES, LTD.
                               1222 KANSAS AVENUE
                         GREAT BEND, KANSAS  67530-0069
                                 (316) 792-1771

                                                               December __, 1997

Dear Stockholder:

   You are invited to attend a special meeting of stockholders (the "Special Meeting") of First National Bank Shares, Ltd. ("First National") to be held at __________________________________, ___________________, _____________, _____,
on ________, __________________, ____ at __:__ ?.m., local time.  Notice of the
Special Meeting, a Prospectus/Proxy Statement and a Proxy Card are enclosed.

   The Special Meeting has been called in connection with the proposed acquisition of First National and its wholly owned savings institution subsidiary, First United National Bank and Trust Company ("First United"), by Commercial Federal Corporation ("Commercial") and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), respectively, in accordance with the Reorganization and Merger Agreement dated as of September 11, 1997 by and among Commercial, the Bank, First National and First United (the "Merger Agreement"). Pursuant to the Merger Agreement (1) First National will merge into Commercial and each outstanding share of First National's common stock will be converted into the right to receive shares of Commercial common stock and cash in lieu of fractional shares, based upon an exchange ratio as more fully described in the accompanying Prospectus/Proxy Statement and (2) First United will merge with and into the Bank (collectively, the "Merger").

   Following the Merger, Commercial will be the resulting holding company, and the Bank will be the resulting subsidiary institution. Consummation of the Merger is conditioned upon, among other things, receipt of all required regulatory approvals and approval by First National's stockholders.

   At the Special Meeting, stockholders of First National will consider and vote upon approval of the Acquisition Merger and the Merger Agreement. Your Board of Directors has approved the Merger Agreement, including the Acquisition Merger, and believes that the Acquisition Merger and the Merger Agreement are in the best interests of First National and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote FOR approval of the Acquisition Merger and the Merger Agreement.

   You are urged to read the accompanying Prospectus/Proxy Statement, which provides detailed information concerning the Merger and related matters.

   Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                    Sincerely,

                                    [SIGNATURE]

                                    J. Thomas Burcham
                                    Chairman of the Board

         * PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME *

                        FIRST NATIONAL BANK SHARES, LTD.
                               1222 KANSAS AVENUE
                         GREAT BEND, KANSAS  67530-0069
                                 (316) 792-1771

                        ______________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY __, 1998

                        ______________________________


   NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of First National Bank Shares, Ltd. ("First National") will be held on _________, ____________, 1998 at __:__ ?.m. at ____________________,
______________________, ____________, ____, for the following purposes:

     (1) To approve the merger of First National into Commercial Federal Corporation ("Commercial"), with Commercial as the surviving corporation, pursuant to which each outstanding share of First National's common stock will be converted into shares of Commercial common stock, $.01 par value per share ("Commercial Common Stock") and cash in lieu of fractional shares, based upon an exchange ratio as more fully described in the accompanying Prospectus/Proxy Statement (the "Acquisition Merger"), and to adopt the Reorganization and Merger Agreement by and among Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), the wholly owned subsidiary of Commercial, First National and First United National Bank and Trust Company ("First United"), the wholly owned savings institution subsidiary of First National, dated as of September 11, 1997 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of First United with and into Commercial Federal Bank, a Federal Savings Bank (the "Bank"), with the Bank as the surviving institution.

     (2) Such other business as may properly come before the Special Meeting or any adjournments thereof.

NOTE: The Board of Directors of First National is not aware of any other business to come before the Special Meeting.

     The Board of Directors of First National has fixed the close of business on ____________, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

                              By Order of the Board of Directors,

                              [SIGNATURE]

                              J. Thomas Burcham
                              Chairman of the Board
Kansas City, Missouri
December __, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME

PROSPECTUS/PROXY STATEMENT

                        ------------------------------
                        COMMERCIAL FEDERAL CORPORATION
                                  Prospectus
                        992,857 Shares of Common Stock
                           par value $.01 per share
                            (subject to adjustment)
                        ------------------------------

                        ------------------------------
                       FIRST NATIONAL BANK SHARES, LTD.
                                Proxy Statement
                      For Special Meeting of Stockholders
                         To Be Held on January __, 1998
                        ------------------------------

     This Prospectus/Proxy Statement is being furnished to the holders of the common stock, par value $1.00 per share ("First National Common Stock") of First National Bank Shares, Ltd. ("First National") in connection with the solicitation of proxies by the Company's Board of Directors for use at its special meeting of stockholders (the "Special Meeting") to be held at __________________, ____________________, __________, __________, on _______,
January __, 1998 at __:__ ?.m., local time.

     The purposes of the Special Meeting and the matters to be acted upon are to consider and vote upon the proposed merger of First National into Commercial, with Commercial as the surviving corporation (the "Acquisition Merger"), in accordance with a Reorganization and Merger Agreement by and among Commercial; Commercial Federal Bank, a Federal Savings Bank (the "Bank"), the wholly-owned savings institution subsidiary of Commercial; First National; and First United National Bank and Trust Company ("First United"), the wholly-owned savings institution subsidiary of First National, dated September 11, 1997 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of First United into the Bank (the "Bank Merger" and, together, with the Acquisition Merger, the "Merger"); and
(ii) to consider and vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

     Pursuant to the Merger Agreement, each share of First National Common Stock outstanding at the effective time of the Acquisition Merger (the "Acquisition Merger Effective Time") (other than shares owned or held by First National or Commercial or any of their subsidiaries (other than in any 401(k) plan or in a fiduciary capacity) or shares the holders which have perfected dissenters' rights of appraisal "Dissenting Shares")) will be converted into the right to receive a number of shares of Commercial common stock, par value $.01 per share (the "Commercial Common Stock") (such number of shares referred to as the "Exchange Ratio") based upon the "Average NYSE Closing Price" of Commercial Common Stock (i.e., the arithmetic mean of the per share closing price of the Commercial Common Stock as reported on the New York Stock Exchange ("NYSE") for the twenty-fifth through sixth trading day, inclusive, immediately preceding the business day prior to the later of (A) the date on which all requisite regulatory approvals have been obtained, including the expiration of any related waiting periods, or (B) the date First National obtains stockholder approval of the Merger Agreement (the "Determination Period")) as follows: (i) if the Average NYSE Closing Price is equal to or greater than $24.00, but equal to or less than $28.00, the Exchange Ratio shall be that number of shares of Commercial Common Stock equal to the quotient that results by dividing the "Aggregate Purchase Price" (as defined below) by the Average NYSE Closing Price; (ii) if the Average NYSE Closing Price is greater than $28.00, the Exchange Ratio shall be the quotient that results from dividing the "Aggregate Purchase Price" by $28.00; and (iii) if the Average Closing Price is less than $24.00, the Exchange Ratio shall be the quotient that results from dividing the "Aggregate Purchase Price" by $24.00.

     The term "Aggregate Purchase Price" is defined in the Merger Agreement to equal to $27,800,000, plus (A) the amount of cash held directly by First
                      ----
National as of the Acquisition Merger Effective Time as reflected on its books and records and (B) any amounts recorded as a receivable by First National on its books and records from First United and Missouri Bank & Trust Company (the "Missouri Bank") and their subsidiaries pursuant to First National's income tax sharing agreements with these banks, less (C) the amount of federal and state
                                     ----
income tax liability (to the extent not
paid prior to the Closing) and net of receivables from the Internal Revenue Service attributable to the taxable gain, if any, realized on the Spin-Off, the sale (if applicable) of shares of Missouri Bank and the sale of certain other assets, (D) the amount of any dividends declared or paid by First United since June 30, 1997, (E) the amount of any fee paid or payable by First United or payable by First National to any broker or advisor or similar party whether to Friedman, Billings Ramsey & Co., Inc. or otherwise and (F) all other liabilities (including federal and state income tax liability of First National and its subsidiaries (to the extent not consolidated with First National)), together with any accrued but unpaid interest, of First National as reflected or required to be reflected under generally accepted accounting principles on its books and records as of the Closing. The shares of Commercial Common Stock to be received by holders of the First National Common Stock pursuant to the Merger Agreement are referred to herein as the "Merger Consideration").

     The number of shares of Commercial Common Stock to be received by First National stockholders, the Average NYSE Closing Price, as well as all per share data included herein with respect to Commercial have been adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend declared by Commercial on November 17, 1997 and distributed on December 15, 1997 to stockholders of record as of November 28, 1997. Fractional shares resulting from the stock split were paid in cash.

     Based on the closing price per share of Commercial Common Stock on the NYSE on December __, 1997, of $_____, each share of First National Common Stock would be exchanged for _____ shares of Commercial Common Stock. Cash will be paid in lieu of fractional shares.

     Commercial has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the Commercial Common Stock to be issued upon consummation of the Acquisition Merger. See "Available Information." This Prospectus/Proxy Statement constitutes a prospectus of Commercial with respect to the issuance of shares of Commercial Common Stock to the stockholders of First National upon consummation of the Acquisition Merger.

     THE BOARD OF DIRECTORS OF FIRST NATIONAL BELIEVES THAT THE ACQUISITION MERGER IS IN THE BEST INTERESTS OF FIRST NATIONAL'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ACQUISITION MERGER, INCLUDING THE MERGER AGREEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL RESERVE, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE AGENCY, NOR HAS SUCH COMMISSION, OFFICE, CORPORATION OR AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

     This Prospectus/Proxy Statement and the accompanying proxy card are first being sent to the stockholders of First National on or about December __, 1997.

     This Prospectus/Proxy Statement does not cover any resales of the Commercial Common Stock offered hereby to be received by the stockholders deemed to be affiliates of Commercial or First National upon consummation of the Merger. No person is authorized to make use of this Prospectus/Proxy Statement in connection with such resales, although such securities may be traded without the use of this Proxy Statement/Prospectus by those stockholders of Commercial not deemed to be affiliates of Commercial or First National.

        The date of this Prospectus/Proxy Statement is December __, 1997

                           PROSPECTUS/PROXY STATEMENT
                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION.....................................................

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................

SUMMARY...................................................................
The Special Meeting of First National Stockholders........................
The Parties to the Merger.................................................
The Merger................................................................
Comparison of Stockholder Rights..........................................

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF
 COMMERCIAL FEDERAL CORPORATION...........................................
Financial Condition Data and Capital Ratios...............................
Operating Data............................................................
Operating Ratios and Other Data...........................................

SUMMARY COMBINED FINANCIAL INFORMATION OF
 FIRST NATIONAL BANK SHARES, LTD..........................................

UNAUDITED PRO FORMA COMBINED PER SHARE DATA

INFORMATION CONCERNING THE SPECIAL MEETING................................
General...................................................................
Solicitation, Voting and Revocability of Proxies..........................

THE MERGER................................................................
General...................................................................
Background of the Merger..................................................
Reasons for the Merger and Recommendations of the
 First National Board of Directors........................................
Conversion of First National Common Stock.................................
Dissenters' Rights of Appraisal...........................................
Voting Agreement..........................................................
The Bank Merger...........................................................
Management after the Merger...............................................
Representations and Warranties............................................
Covenants Pending the Acquisition Merger..................................
No Solicitation...........................................................
Conditions to Consummation of the Merger..................................
Amendment or Termination of the Merger Agreement..........................
Termination Fee...........................................................
Required Regulatory Approvals.............................................
Expenses..................................................................
Closing; Merger Effective Times...........................................
Employee Benefit Plans after the Merger...................................

TABLE OF CONTENTS (continued)                                               Page
                                                                            ----

Interests of Certain Persons in the Merger................................
Federal Income Tax Consequences...........................................
Accounting Treatment......................................................
Resale of Commercial Common Stock; Restrictions on Transfer...............
New York Stock Exchange Listing...........................................
Vote Required.............................................................

COMMERCIAL FEDERAL CORPORATION AND COMMERCIAL
 FEDERAL BANK, A FEDERAL SAVINGS BANK.....................................

FIRST NATIONAL BANK SHARES, LTD.  AND FIRST UNITED
 NATIONAL BANK AND TRUST COMPANY..........................................

BUSINESS OF FIRST NATIONAL BANK SHARES, LTD...............................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS......................................

REGULATION................................................................

BENEFICIAL OWNERSHIP OF FIRST NATIONAL COMMON STOCK.......................

COMMON STOCK PRICES AND DIVIDENDS.........................................

COMPARISON OF STOCKHOLDER RIGHTS..........................................

LEGAL MATTERS.............................................................

EXPERTS...................................................................

INDEPENDENT ACCOUNTANTS...................................................

OTHER MATTERS.............................................................

INDEX TO FINANCIAL STATEMENTS OF FIRST NATIONAL BANKSHARES, LTD.

ANNEX:

  Annex A--Reorganization and Merger Agreement by and among Commercial
           Federal Corporation and Commercial Federal Bank, a Federal
           Savings Bank and First National Bank Shares, LTD. and First
           United National Bank and Trust Company (excluding exhibits)....  A-1

  Annex B--Dissenters' Rights Statute.....................................  B-1

     No person is authorized to give any information or make any representation other than those contained or incorporated in this Prospectus/Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus/Proxy Statement does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered by this Prospectus/Proxy Statement, or the solicitation of a proxy, in any jurisdiction in which such offer or solicitation is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained in this Prospectus/Proxy Statement speaks as of the date hereof unless otherwise specifically indicated. Information contained in this Prospectus/Proxy Statement regarding Commercial has been furnished by Commercial, and information herein regarding First National has been furnished by First National. Neither Commercial nor First National warrants the accuracy or completeness of information relating to the other party.


                             AVAILABLE INFORMATION

     Commercial has filed with the Commission a registration statement on Form S-4 under the Securities Act relating to the shares of Commercial Common Stock to be issued in connection with the Acquisition Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information omitted may be obtained from the public reference facilities of the Commission or inspected and copied at the principal or regional offices of the Commission at the addresses listed below.

     Commercial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60601, and World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials also can be obtained from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information that have been filed electronically with the Commission may also be obtained from the Commission's Website, the address of which is http://www.sec.gov. In addition, the Commercial Common Stock is listed and traded on the New York Stock Exchange. Reports, proxy statements and other information regarding Commercial may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Commercial (File No. 1-11515) are hereby incorporated by reference in this Prospectus/Proxy
Statement:

     (i) Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

     (ii) Commercial's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (iii) Commercial's Current Reports on Form 8-K dated August 18, 1997, September 2, 1997, September 11, 1997, November 18, 1997, and December 8, 1997; and

     (iv) the description of Commercial's Common Stock set forth at Item 1 of Commercial's registration statement on Form 8-A dated July 17, 1995.

                                      (i)

     All documents subsequently filed by Commercial with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus/Proxy Statement, except as so modified or superseded.

     This Prospectus/Proxy Statement incorporates by reference other documents relating to Commercial which are not presented herein or delivered herewith. These documents are available, without charge, upon request directed to Mr. Gary
L. Matter, Commercial's Corporate Secretary, 2120 South 72nd Street, Omaha, Nebraska 68124, telephone (402) 390-5176. In order to ensure timely delivery of any requested documents, the request should be made no later than the close of business on January __, 1998.

                                      (ii)

                                    SUMMARY

     This summary does not purport to be complete and is qualified in its entirety by the detailed information and definitions appearing elsewhere herein, the annexes hereto and documents incorporated by reference herein.


The Special Meeting of First National Stockholders

     The Special Meeting will be held on ______, January __, 1998 at __:__ ?.m. at ________________, in __________, Kansas. At the Special Meeting, stockholders of First National will consider and vote upon proposals (1) to approve the Acquisition Merger and the Merger Agreement; and (2) to vote upon any other business which may be properly brought before the Special Meeting. Stockholders of record at the close of business on December __, 1997 (the "Record Date") will be entitled to one vote for each share then so held. The presence, in person or by proxy, of a majority of the total number of outstanding shares of First National Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of First National Common Stock is required to approve the Acquisition Merger and the Merger Agreement.

     For additional information, see "Information Concerning the Special Meeting" herein.

The Parties to the Merger

     Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank. Commercial is a unitary non-diversified savings and loan holding company whose primary asset is the Bank, which is one of the largest depository institutions in the Midwest. At September 30, 1997, Commercial had total assets of $7.2 billion and total stockholders' equity of $444.3 million. Based upon total assets at that date, Commercial was the 13th largest publicly held thrift holding company in the United States. Commercial is a consumer-oriented financial institution that emphasizes single-family residential and construction real estate lending, consumer lending, commercial real estate lending, retail deposit activities, including demand deposit accounts, and mortgage banking. At November 30, 1997, Commercial operated 34 branch offices in Nebraska, 21 branch offices in greater metropolitan Denver, Colorado, 19 branch offices in Oklahoma, 27 branch offices in Kansas and seven branch offices in Iowa. Throughout its 110 year history, Commercial has emphasized customer service. To serve its customers, Commercial conducts loan origination activities through its 108 branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network consisting of mortgage loan originators. Commercial also provides insurance and securities brokerage and other retail financial services.

     Commercial's strategy for growth emphasizes both internal and external growth. Operations focus on increasing deposits, including demand accounts, making loans (primarily single-family mortgage and consumer loans), community banking, and providing customers with a full array of financial products and a high level of customer service. As part of its long-term strategic plan, Commercial intends to expand its operations within its market areas either through direct marketing efforts aimed at increasing market share, branch expansions, or opening additional branches. Commercial's retail strategy will continue to be centered on attracting new customers and selling both new and existing customers multiple products and services. Additionally, Commercial will continue to build and leverage an infrastructure designed to increase fee and other income.

     Complementing its strategy of internal growth, Commercial continues to grow its present five-state franchise through an ongoing program of selective acquisitions of other financial institutions. Future acquisition candidates will be selected based on the extent to which the candidates can enhance Commercial's retail presence in new or underserved markets and complement Commercial's existing retail network.

     Commercial's principal executive offices are located at 2120 South 72nd Street, Omaha, Nebraska 68124, and its telephone number is (402) 554-9200.

                                     (iii)

     For additional information, see "Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank" herein.

     First National Bank Shares, Ltd. and First United Bank and Trust Company. First National, a Kansas corporation, is a registered bank holding company which owns 100% of the issued and outstanding shares of the capital stock of First United National Bank and Trust Company, a national bank ("First United") headquartered in Great Bend, Kansas. First National, through First United, provides banking and financial services to consumer and business customers in six communities in central Kansas; Great Bend, Burdett, Ellinwood, Kinsley, Larned and Lewis. First United is primarily engaged in the business of attracting deposits from the general public and investing such funds, together with funds generated from operations, in agricultural loans, commercial loans, consumer loans and various types of real estate loans including loans secured by one to four-family residential properties and commercial properties.

     Prior to November 20, 1997, First National also owned all of the capital stock of Missouri Bank & Trust Company (the "Missouri Bank). On November 20, 1997, all of the capital stock of the Missouri Bank was distributed to the stockholders of First National (the "Spin Off"). All financial statements and financial data included herein reflect only the assets of First National and First United on a combined basis. At September 30, 1997, First National and First United, on a combined basis, had total assets of $150.7 million and total stockholders' equity of $8.4 million.

     The principal executive offices of First National are located at 1222 Kansas Avenue, Great Bend, Kansas 67530-0069 and its telephone number is (316) 792-1771.

     For additional information, see "First National Bank Shares, LTD. and First United Bank and Trust Company" and the combined financial statements of First National and First United included elsewhere herein.

The Merger

     General. The Merger Agreement provides for the acquisition of First National by Commercial, and the subsequent merger of First United into the Bank, as follows: (i) First National will merge into Commercial, with Commercial as the surviving corporation, pursuant to which the outstanding shares of First National Common Stock (other than shares owned or held by First National (other than in any 401(k) Plan or in a fiduciary capacity), shares held by Commercial or Dissenting Shares will be converted into shares of Commercial Common Stock as set forth below under " -- Conversion of First National Common Stock" (the "Acquisition Merger"); and (ii) First United will, following the Acquisition Merger, merge into the Bank, with the Bank as the surviving savings institution (the "Bank Merger"). At the Acquisition Merger Effective Time, First National will have merged into Commercial. Upon the consummation of the Bank Merger (the "Bank Merger Effective Time"), First United will have merged into the Bank, Commercial will be the resulting savings institution holding company, and the Bank will be the resulting subsidiary institution. It is anticipated that the Bank Merger Effective Time will occur immediately following the Acquisition Merger Effective Time.

     The Board of Directors of First National considered the Merger and the terms of the Merger Agreement, including the Exchange Ratio, in light of economic, financial, legal, market and other factors and concluded that the Merger is in the best interests of First National and its stockholders. The Board of Directors of First National recommends that First National's stockholders vote FOR approval of the Merger Agreement and the Acquisition Merger.

     For additional information, see "The Merger -- General," "-- Background of the Merger" and "-- Reasons for the Merger and Recommendations of the First National Board of Directors" herein and the Merger Agreement attached as Annex A hereto.

     Conversion of First National Common Stock. Pursuant to the Merger Agreement, each share of First National Common Stock issued and outstanding at the Acquisition Merger Effective Time (other than shares owned by First

                                      (iv)

National or Commercial or their subsidiaries (other than in a 401(k) plan or in a fiduciary capacity) or Dissenting Shares)) will be converted into and represent solely the right to receive a number of shares of Commercial Common Stock (such number of shares referred to as the "Exchange Ratio") based upon the Average NYSE Closing Price of Commercial Common Stock as follows: (i) if the Average NYSE Closing Price is equal to or greater than $24.00 but equal to or less than $28.00, then the Exchange Ratio shall be such number of shares of Commercial Common Stock equal to the quotient (carried to four digits and rounded down) that results by dividing the Aggregate Purchase Price by the Average NYSE Closing Price of Commercial Common Stock; (ii) if the Average NYSE Closing Price is greater than $28.00, the Exchange Ratio shall be the quotient that results from dividing the Aggregate Purchase Price by $28.00; (iii) if the Average NYSE Closing Price is less than $24.00, then the Exchange Ratio shall be the quotient that results from dividing the Aggregate Purchase Price by $24.00. Based on the closing price per share of Commercial Common Stock on the NYSE on December __, 1997, each share of First National Common Stock would be exchanged for ___ shares of Commercial Common Stock.

     The number of shares of Commercial Common Stock to be received by First National stockholders, the Average NYSE Closing Price, as well as all per share data included herein with respect to Commercial have been adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend declared by Commercial on November 17, 1997 and distributed on December 15, 1997 to stockholders of record as of November 28, 1997. Fractional shares resulting from the stock split were paid in cash.

     Exchange of Stock Certificates. Prior to the Acquisition Merger Effective Time, Commercial will appoint an exchange agent (the "Exchange Agent") to effect the exchange of stock certificates in connection with the Acquisition Merger. As soon as practicable after the Acquisition Merger Effective Time, the Exchange Agent will send a notice and letter of transmittal to each First National stockholder of record at such date advising such stockholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing First National Common Stock in exchange for new certificates of Commercial Common Stock and cash in lieu of fractional shares. Promptly following receipt of such notice and transmittal form, holders of First National Common Stock certificates should surrender their certificates in accordance with the specified procedures. Upon surrender, each First National Common Stock certificate will be canceled. See "The Merger -- Conversion of First National Common Stock -- Exchange of First National Stock Certificates."

     Dissenters' Appraisal Rights. Under Kansas law, stockholders of First National who object to the Acquisition Merger have the statutory right to demand payment of the "fair value" of their First National Common Stock in cash. To perfect this right, a First National stockholder must (i) not vote his or her shares in favor of the Merger Agreement and the Acquisition Merger at the Special Meeting and (ii) must take such action as is required by the provisions of Section 17-6712 of the Kansas General Corporation Code ("KGCC"), including delivering written notice of objection to First National prior to the vote on the Merger Agreement and the Acquisition Merger at the Special Meeting. Commercial has conditioned its obligation to consummate the Acquisition Merger on, among other items, no First National stockholders having elected their dissenter and appraisal rights. See "The Merger -- Dissenters' Rights of Appraisal" and Annex B hereto. See "The Merger -- Dissenters' Rights of Appraisal."

     Voting Agreement. Concurrent with the execution of the Merger Agreement, J. Thomas Burcham, Chairman of the Board of First National entered into an agreement with Commercial (the "Voting Agreement") to vote his shares of First National Common Stock in favor of the Merger Agreement and the Acquisition Merger. The Voting Agreement covers the shares of First National Common Stock beneficially owned by Mr. Burcham as of September 11, 1997, as well as any shares subsequently acquired. A total of _____ shares of First National Common Stock (a total of ___% of the shares outstanding as of the Record Date) are covered by the Voting Agreement. See "The Merger -- Voting Agreement."

     Conditions to the Merger. The obligations of Commercial and First National to effect the Acquisition Merger are jointly subject to a number of conditions including, among other things, the receipt of First National stockholder and regulatory approval of the Acquisition Merger and the Bank Mergers and receipt of an opinion with respect to the tax

                                      (v)
effects of the Merger. For additional information, see "The Merger -- Conditions to Consummation of the Merger" herein.

     Required Regulatory Approvals. The Merger is subject to the approval of the Office of Thrift Supervision ("OTS") and the Office of the Comptroller of the Currency ("OCC"). Further the parties are required to notify the Board of Governors of the Federal Reserve System ("FRB") of the Merger. Following such approvals of the Merger, the U.S. Department of Justice may review the Merger and raise objections on antitrust grounds, though objections on such grounds are not expected. For additional information, see "The Merger -- Required Regulatory Approvals" herein.

     Termination of the Merger. The Merger Agreement may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval by First National stockholders, in a number of circumstances, including: (a) by mutual consent of the parties; (b) at the election of either party, if the closing of the Merger shall not have occurred on or before June 30, 1998; (c) by either party upon the occurrence of an event which renders satisfaction of one or more of the conditions to the obligations of the other party impossible; or (d) by First National in certain circumstances at any time during the two business days commencing on the business day immediately following the end of the Determination Period, if the Average NYSE Closing Price of Commercial Common Stock is below certain prescribed levels as described herein. In the event the Merger Agreement is terminated by First National and, prior to such termination, a "Termination Event" (as such term is defined herein) has occurred, First National will be obligated to pay a termination fee in the amount of $1.0 million and an additional amount equal to reasonable expenses incurred by Commercial relating to the Merger Agreement and the transactions contemplated thereby. For additional information, see "The Merger -- Amendment or Termination of the Merger Agreement" and "-- Termination Fee" herein.

     No Solicitation. The Merger Agreement provides that First National will not authorize or permit any representative of First National or any subsidiary to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "takeover proposal" (generally, any bona fide proposal other than as contemplated by the Merger Agreement, for a merger or other business combination involving First National, for the acquisition of a 10.0% or greater equity interest in First National or for the acquisition of a substantial portion of the assets of First National). In addition, First National may not (or authorize any representative to): (i) cooperate with, or furnish, or cause to be furnished, any non-public information concerning First National's business, properties or assets to any person or entity in connection with any takeover proposal; (ii) negotiate any takeover proposal with any person or entity; or (iii) enter into any agreement, letter of intent or agreement in principle as to any takeover proposal.

     Interests of Certain Persons in the Merger. Certain members of First National's management and Board of Directors have interests in the Acquisition Merger in addition to their interests as stockholders of First National generally. Those interests relate to, among other things, officer's severance, change-in-control provisions and provisions in the Merger Agreement regarding indemnification and director and officer insurance information.

     For additional information, see "The Merger -- Management after the Merger," "--Employee Benefit Plans after the Merger" and "-- Interests of Certain Persons in the Merger" herein.

     Federal Income Tax Consequences. Commercial and First National will rely upon an opinion of Deloitte & Touche llp, tax advisor to Commercial, to the effect that, among other things, (i) the Acquisition Merger should be treated for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) the gain, if any, to be realized by a First National stockholder who receives Commercial Common Stock in exchange for First National Common Stock should be recognized, but not in excess of the amount of cash received. For additional information, see "The Merger -- Federal Income Tax Consequences" herein.

     Accounting Treatment. The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, resulting in adjustments to the carrying value of First National's assets and liabilities to reflect their fair values at the date of the Acquisition Merger.

                                      (vi)

Comparison of Stockholder Rights

     Upon consummation of the Merger, holders of First National Common Stock, whose rights are presently governed by Kansas law and First National's articles of incorporation and bylaws, and indirectly, First United's charter and bylaws, will become stockholders of Commercial, a Nebraska corporation. Accordingly, their rights will be governed by Nebraska law and the articles of incorporation and bylaws of Commercial and indirectly by the Bank's charter and bylaws. Certain differences arise from the differences between Kansas and Nebraska law, between the articles of incorporation and bylaws of First National and the articles of incorporation and bylaws of Commercial and between the charter and bylaws of First United and the Bank, including, among other things, the number of authorized shares of capital stock, the calling of special meetings of stockholders, the number and term of directors, advance notice requirements for nominations of directors and presentation of new business at annual or special meetings of stockholders, preemptive rights, removal of directors, action of stockholders without a meeting, approval requirements for business combinations and amendment of corporate governing documents. In addition, Commercial has in effect a shareholder rights plan. For additional information, see "Comparison of Stockholder Rights" herein.

                                     (vii)

                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF
                        COMMERCIAL FEDERAL CORPORATION

     The following summary consolidated financial data of Commercial is as of and for the years ended June 30, 1997, 1996, 1995, 1994 and 1993. This information has been derived from and should be read in conjunction with Commercial's Consolidated Financial Statements and the Notes thereto, as well as the information under the caption "Selected Consolidated Financial Data" contained in Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, which is incorporated herein by reference. The following summary consolidated interim financial data for the three months ended September 30, 1997 and 1996 has been derived from unaudited consolidated interim financial statements which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments), considered necessary for a fair presentation. The summary consolidated financial data for the three months ended September 30, 1997 and 1996 should be read in conjunction with Commercial's unaudited Consolidated Financial Statements and the Notes thereto for the three months ended September 30, 1997 and 1996 included in Commercial's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, which is incorporated herein by reference. The consolidated financial data for the three months ended September 30, 1997 is not necessarily indicative of the operating results to be expected for the entire fiscal year. On November 17, 1997, the Board of Directors of Commercial authorized a three-for-two stock split to be effected in the form of a 50 percent stock dividend to stockholders of record on November 28, 1997. Par value remained at $.01 per share. The stock dividend was distributed on December 15, 1997. Fractional shares resulting from the stock split were paid in cash. All per share data and stock prices for all periods presented in this Prospectus/Proxy Statement have been adjusted on a retroactive basis to reflect the effect of this three-for-two stock split.



Financial Condition Data and Capital Ratios:

                                                        At                                   At June 30,
                                                   September 30,   ---------------------------------------------------------------
                                                        1997          1997         1996         1995         1994         1993
                                                   --------------  -----------  -----------  -----------  -----------  -----------
                                                                    (Dollars in thousands, except per share data)

Total assets.....................................     $7,207,143   $7,096,665   $6,607,670   $6,569,579   $5,982,307   $5,262,336
Investment securities (1)........................        472,164      399,057      253,043      300,481      290,807      254,889
Mortgage-backed securities (2)...................      1,034,615    1,025,763    1,180,046    1,364,907    1,350,402      952,539
Loans receivable, net (3)........................      5,291,820    5,258,739    4,813,164    4,540,692    3,970,626    3,655,740
Goodwill and core value of deposits..............         46,631       48,178       40,734       37,263       67,661       87,946
Deposits.........................................      4,258,902    4,378,919    4,304,576    4,011,323    3,675,825    2,731,127
Advances from Federal Home Loan Bank.............      1,715,312    1,415,506    1,350,290    1,787,352    1,625,456    1,868,779
Securities sold under agreements  to repurchase..        564,294      639,294      380,755      208,373      157,432      154,862
Other borrowings.................................        103,900      128,982       58,546       65,303       66,640       76,966
Stockholders' equity.............................        444,273      426,106      413,277      337,614      304,568      297,848
Book value per common share (4)..................          13.72        13.18        12.17        10.51         9.56         9.46
Tangible book value per common share(4)(5).......          12.28        11.69        10.97         9.35         7.44         6.66
Regulatory capital ratios of the Bank:
  Tangible capital...............................           6.44%        6.31%        6.18%        5.16%        4.69%        4.62%
  Core capital (Tier 1 capital)..................           6.59%        6.47%        6.41%        5.47%        5.53%        5.93%
  Risk-based capital:
      Tier 1 capital.............................          12.91%       12.79%       12.56%       12.02%       12.18%       11.93%
      Total capital..............................          13.92%       13.81%       13.62%       13.12%       13.16%       12.81%
--------------------

(1) Includes investment securities available for sale totaling $98.4 million, $19.9 million, $9.9 million, $3.0 million, $5.4 million and $1.3 million, respectively at September 30, 1997 and June 30, 1997, 1996, 1995, 1994 and 1993.
(2) Includes mortgage-backed securities available for sale totaling $231.5 million, $195.8 million, $263.2 million, $37.0 million, $45.0 million and $41.3 million, respectively, at September 30, 1997 and June 30, 1997, 1996, 1995, 1994 and 1993.
(3) Includes loans held for sale totaling $92.0 million, $68.7 million, $89.4 million, $113.4 million, $187.7 million and $171.8 million, respectively, at September 30, 1997 and June 30, 1997, 1996, 1995, 1994 and 1993.
(4) On November 17, 1997, the Board of Directors of Commercial authorized a three-for-two stock split to be effected in the form of a 50 percent stock dividend to stockholders of record on November 28, 1997. Par value remained at $.01 per share. The stock dividend was distributed on December 15, 1997. Fractional shares resulting from the stock split were paid in cash. All per share data and stock prices for all periods presented have been adjusted on a retroactive basis to reflect the effect of this three-for-two stock split.
(5) Calculated by dividing stockholders' equity, reduced by the amount of goodwill and core value of deposits, by the number of shares of common stock outstanding at the respective dates.

                                     (viii)

                         COMMERCIAL FEDERAL CORPORATION

Operating Data:
                                     Three Months Ended
                                        September 30,                                 Year Ended June 30,
                                  --------------------------  --------------------------------------------------------------------
                                      1997          1996          1997          1996          1995          1994          1993
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                                            (Dollars in thousands, except per share data)

Interest income.................  $   132,352   $   122,786   $   505,050   $   491,092   $   454,368   $   393,854   $   404,628
Interest expense................       89,350        82,494       337,047       328,317       304,526       256,102       276,584
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net interest income.............       43,002        40,292       168,003       162,775       149,842       137,752       128,044
Provision for loan losses.......       (2,100)       (1,658)       (8,121)       (6,107)       (6,408)       (6,248)       (6,185)
Loan servicing fees.............        7,772         7,327        30,350        27,891        24,731        22,227        18,776
Retail fees and charges.........        4,367         3,923        16,114        12,747         9,547         9,155         7,874
Real estate operations..........         (174)          216         1,016           172         1,490        (1,449)       (5,243)
Gain (loss) on sales of loans...          232           105           386           164        (1,695)        1,433         1,194
Gain (loss) on sales of
 investment securities, net.....           --            --           390           253           (41)          220          (231)
Gain on sale of loan servicing
 rights.........................          355            --            --           452         3,519         5,929         6,903
Other operating income..........        3,566         2,032        10,223         7,967         7,515         7,178         5,169
General and administrative
 expenses.......................       29,105        29,322       112,931       114,517       102,554        94,115        89,560
Federal deposit insurance
 special assessment.............           --        27,062        27,062            --            --            --            --
Amortization of goodwill and
 core value of deposits.........        1,547         2,385         9,855         9,529        10,262        14,131        10,544
Valuation adjustment and
 accelerated
  amortization of goodwill......           --            --            --            --        21,357        52,703            --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
 taxes, extraordinary
 items and cumulative effects
 of changes in accounting
 principles.....................       26,368        (6,532)       68,513        82,268        54,327        15,248        56,197
Provision (benefit) for income
 taxes..........................        9,260        (2,482)       23,836        26,962        23,146        16,875        22,081
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
 extraordinary items
 and cumulative effects of
 changes in accounting
 principles.....................       17,108        (4,050)       44,677        55,306        31,181        (1,627)       34,116
Extraordinary items (1).........           --            --          (583)           --            --            --            --
Cumulative effects of changes in
  accounting principles (2).....           --            --            --            --            --         6,597            --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss)...............  $    17,108   $    (4,050)  $    44,094   $    55,306   $    31,181   $     4,970   $    34,116
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

Earnings per share (fully
 diluted) (3):
  Income (loss) before
   extraordinary items and
   cumulative effects of
   changes in accounting
   principles...................  $       .52   $      (.12)  $      1.36   $      1.65   $       .96   $      (.05)  $      1.08
 Extraordinary items (1)......             --            --          (.02)           --            --            --            --
  Cumulative effects of changes
   in accounting principles (2).           --            --            --            --            --           .20            --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net income (loss).............  $       .52   $      (.12)  $      1.34   $      1.65   $       .96   $       .15   $      1.08
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Dividends declared per common
 share (3)......................  $      .047   $      .045   $      .185   $      .178   $        --   $        --   $        --
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average common
 shares outstanding
 (fully diluted) (3)...........    32,997,937    33,214,825    32,881,971    33,417,702    32,437,468    32,262,850    31,684,542
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                      (Table continued on following page)

                                      (ix)

                         COMMERCIAL FEDERAL CORPORATION

                                                Three Months Ended
                                                   September 30,                    Year Ended June 30,
                                               ---------------------      --------------------------------------
                                                1997           1996        1997    1996    1995    1994    1993
                                               ------         ------      ------  ------  ------  ------  ------
                                                         (Dollars in thousands, except per share data)
Operating Ratios and Other Data:
  Net interest rate spread during period.....   2.36%          2.40%       2.39%   2.34%   2.26%   2.43%   2.57%
  Net yield on interest-earning assets.......   2.52%          2.54%       2.57%   2.58%   2.46%   2.59%   2.65%
  Return on average assets (4)...............    .96%           NM          .65%    .84%    .49%    .09%    .67%
  Return on average equity (4)...............  15.83%           NM        11.04%  14.74%   9.98%   1.54%  12.39%
  Dividend payout ratio (5)..................   8.97%           NM        13.78%  10.75%    --      --      --
  Total number of branches at end of period..    107            98          107      98      89      73      55
---------------------

(1) Represents the loss on early retirement of debt, net of income tax benefits.
(2) Represents the cumulative effect of the change in the method of accounting for income taxes less the cumulative effect of the changes in accounting for postretirement benefits, net of income tax benefit.
(3) On November 17, 1997, the Board of Directors of Commercial authorized a three-for-two stock split to be effected in the form of a 50 percent stock dividend to stockholders of record on November 28, 1997. Par value remained at $.01 per share. The stock dividend was distributed on December 15, 1997. Fractional shares resulting from the stock split were paid in cash. All per share data and stock prices for all periods presented have been adjusted on a retroactive basis to reflect the effect of this three-for-two stock split.
(4) Based on the average daily balances during the three month periods ended September 30, 1997 and 1996 and fiscal years 1997, 1996, 1995 and 1994 and on average monthly balances for fiscal year 1993. Return on average assets
     (ROA) and return on average equity (ROE) for the three months ended September 30, 1996 are .90% and 15.23%, respectively, excluding the after-tax effect of the nonrecurring expenses totaling $17.3 million, $1.5 million and $103,000 associated with the Savings Association Insurance Fund special assessment, the repurchase of 2,812,725 shares of Commercial's common stock and the change in income taxes for tax bad debt reserves, respectively. ROA and ROE for fiscal year 1997 are .93% and 15.91%, respectively, excluding the after-tax effect of the nonrecurring expenses totaling $17.3 million, $1.5 million, $583,000 and $103,000, associated with the Savings Association Insurance Fund special assessment, the repurchase of 2,812,725 shares of Commercial's common stock, the loss on early retirement of debt and the change in income taxes for tax bad debt reserves, respectively. ROA and ROE for fiscal year 1996 are .90% and 15.68%, respectively, excluding the after-tax of the nonrecurring expenses totaling $2.9 million and $585,000 associated with Railroad Financial Corporation merger and the Corporation's 1995 proxy contest, respectively. ROA and ROE for fiscal year 1995 are .83% and 16.82%, respectively, excluding the accelerated amortization of goodwill totaling $21.4 million. ROA and ROE for fiscal year 1994 are .75% and 13.11%, respectively, excluding the after-tax effect of the intangible assets valuation adjustment and the cumulative effects of changes in accounting principles totaling $43.9 million and $6.6 million, respectively.
(5) Represents dividends declared per share divided by net income per share. Commercial established a quarterly common stock cash dividend policy on October 4, 1995, and paid its first dividend on October 31, 1995.

                                      (x)

                     SUMMARY COMBINED FINANCIAL INFORMATION
                        FIRST NATIONAL BANK SHARES, LTD.

     The following summary combined financial data of First National is at and for the dates indicated. This information has been derived from and should be read in conjunction with First National's Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus/Proxy Statement. Results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations for fiscal year 1997.


                                                     At            At December 31,
                                               September 30,   -----------------------
                                                    1997           1996         1995
                                               -------------    -----------  ----------
                                                      (Dollars in thousands)
Total amount of:
 Assets.....................................     $150,672         $143,076    $132,960
 Loans receivable, net......................       79,594           77,935      72,277
 Cash and cash equivalents..................        8,080            9,392       9,593
 Investment securities, available for sale..       55,328           49,021      43,890
 Deposits...................................      130,698          124,014     120,328
 Short-term borrowings......................        9,877           10,790       4,980
 Stockholders' equity.......................        8,353            6,693       5,930

                                                 Nine Months Ended
                                                   September 30,          Year Ended December 31,
                                              -----------------------     -----------------------
                                                1997           1996         1996           1995
                                              --------       --------     --------       --------
                                                              (In thousands)
Interest income.............................  $  8,204        $ 7,589     $ 10,222       $  8,998
Interest expense............................     4,377          3,902        5,244          4,515
                                              --------        -------     --------       --------
Net interest income before provision
 for loan losses............................     3,827          3,687        4,978          4,483
Provision for loan losses...................        45             95          110             40
Net interest income after provision
 for loan losses............................     3,782          3,592        4,868          4,443
Noninterest income..........................     1,041            735          980            886
Noninterest expense.........................     3,059          2,871        3,892          3,899
Income before income taxes..................     1,764          1,456        1,956          1,430
Provision for income taxes..................       359            375          494            346
                                              --------        -------     --------       --------
Net income..................................  $  1,405        $ 1,081     $  1,462       $  1,084
                                              ========        =======     ========       ========
Net income per share........................  $  91.76        $ 70.67     $  95.49       $  70.80
                                              ========        =======     ========       ========
Weighted average shares outstanding.........    15,318         15,310       15,311         15,310

                                      (xi)

Key Operating Ratios

     The table below sets forth certain performance ratios of First National at the dates or for the periods indicated.

                                                 At or for the
                                               Nine Months Ended                   At or for the
                                                  September 30,               Year Ended December 31,
                                             ----------------------          ------------------------
                                               1997          1996              1996            1995
                                             --------      --------          --------        ---------
Return on assets (net income divided
    by average total assets)...............      1.77%         1.07%             1.07%            0.94%
Return on average equity earnings
    (net income divided by average
    equity earnings).......................     24.84         23.77             23.59%           19.25%
Average equity earnings to average assets..      5.12          4.48              4.56             4.86
Average loans to average deposits..........     73.79         70.51             60.79            65.58

                  UNAUDITED PRO FORMA COMBINED PER SHARE DATA

     The following table presents selected per share data for Commercial and First National on a historical and pro forma combined basis as if the Acquisition Merger had been effective as of the dates or the beginning of the periods indicated.

     The Acquisition Merger is expected to be accounted for under the pooling of interests method, and pro forma data is derived in accordance with such method. Such pro forma equivalent per share amounts as to net income (loss) from continuing operations, dividends and book value are computed by multiplying the pro forma combined amounts by the Exchange Ratio of ____________.

     Historical information for Commercial and First National is derived from the respective consolidated financial statements incorporated by reference herein or included elsewhere herein. The pro forma results might not be indicative of the results that would have occurred if the Acquisition Merger had occurred at the beginning of the periods indicated or which may be obtained in the future. The information below should be read in conjunction with such historical consolidated financial statements of Commercial and the combined financial statements of First National.

     On November 17, 1997, the Board of Directors of Commercial authorized a three-for-two stock split to be effected in the form of a 50 percent stock dividend to stockholders of record on November 28, 1997. Par value remained at $.01 per share. The stock dividend was distributed on December 15, 1997. Fractional shares resulting from the stock split were paid in cash. All per share data and stock prices for all periods presented in this Prospectus/Proxy Statement have been adjusted on a retroactive basis to reflect the effect of this three-for-two stock split.


                                              Three Months Ended
                                                 September 30,              Year Ended June 30,
                                              ------------------       -----------------------------
                                              1997                       1997       1996       1995
                                             ------       ------       -------     ------     ------
                                                            (Unaudited)
Net income (loss) per common share:
 Commercial historical.................     $  .52                       1.34
 First National historical..............
 Pro forma combined (1)................
 First National pro forma equivalent....

Dividends declared per common share:
 Commercial historical.................       .047                       .185
 First National historical..............
 Pro forma combined....................
 First National pro forma equivalent....


                                                At                         At
                                           September 30,                June 30,
                                               1997                       1997
                                           -------------               ----------
Book value per common share:
 Commercial historical.................     $ 13.72                     $ 13.18
 First National historical..............
 Pro forma combined (2)................
 First National pro forma equivalent....

-------------
(1) Per share presented in the above table is based upon an Exchange Ratio of _______ and the issuance of _______ shares of Commercial Common Stock for the three months ended September 30, 1997. Shares issued at the Exchange Ratio for the years ended June 30, 1997 were _________.

(2) Pro forma combined book value per common share presented in the above table is based upon an Exchange Ratio of _______ and the issuance of _________ shares of Commercial Common Stock as of September 30, 1997.

                                     (xii)

                  INFORMATION CONCERNING THE SPECIAL MEETING

General

     This Prospectus/Proxy Statement is being furnished to the stockholders of First National as part of the solicitation of proxies by its Board of Directors from holders of the outstanding shares of First National Common Stock for use at the Special Meeting to be held on January __, 1998, and any adjournments thereof. This Prospectus/Proxy Statement, and the accompanying proxy card, are first being mailed to stockholders of First National on or about December __, 1998.

     The principal purpose of the Special Meeting is to consider and vote upon the approval of the Acquisition Merger pursuant to which First National will merge into Commercial, and the Merger Agreement among Commercial, the Bank, First National and First United, which sets forth the terms and conditions of the Acquisition Merger and also provides for the Bank Merger. See "The Merger -- Conversion of First National Common Stock." The Merger is subject to certain conditions, including regulatory approval of the OTS.

     In this Prospectus/Proxy Statement, the terms "Commercial" and "First National" refer to the parent corporation only or to both the parent corporation and its subsidiaries, depending on the context.

Solicitation, Voting and Revocability of Proxies

     The Board of Directors of First National has fixed the close of business on December __, 1997 as the record date (the "Record Date") for the determination of the First National stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of First National Common Stock at the close of business on such date will be entitled to vote at the Special Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Special Meeting. On the Record Date, there were approximately ___ holders of record of the __________ shares of First National Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of First National Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum. The affirmative vote of at least a majority of the issued and outstanding shares of First National Common Stock is required to approve the Acquisition Merger and the Merger Agreement. Mr. J. Thomas Burcham, Chairman of the Board of First National has entered into a Voting Agreement with Commercial in which Mr. Burcham agreed to vote all of the _______ shares of outstanding First National Common Stock beneficially owned by him as of the Record Date voted FOR approval of the Acquisition Merger and the Merger Agreement. It is expected that substantially all of the _____ shares of outstanding First National Common Stock beneficially owned by directors and executive officers of First National and their affiliates as of the Record Date will be voted for approval of the Acquisition Merger and the Merger Agreement. See also "The Merger -- Voting Agreement."

     If the accompanying proxy card is properly executed and returned to First National in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Acquisition Merger and the Merger Agreement. Except for procedural matters incident to the conduct of the Special Meeting, the Board of Directors of First National does not know of any matters other than those described in the Notice of Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the First National proxy will vote the shares represented by such proxy on such matters as determined by a majority of First National's Board of Directors. Abstentions and broker non-votes will not be voted and therefore, with respect to the proposal to approve the Acquisition Merger and the Merger Agreement, abstentions and broker non-votes will have the same effect as votes against approval of those proposals.

     The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of First National at its headquarters address or by attending the Special Meeting and voting in person.

     The cost of soliciting proxies for the Special Meeting will be borne by First National. In addition to use of the postal system, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of First National, who will not be specially compensated for such activities.


                                  THE MERGER

     The following information with respect to the Merger, insofar as it relates to matters contained in the Merger Agreement, including the exhibits thereto, is qualified in its entirety by reference to the full text of such agreement, which is attached as Annex A to this Prospectus/Proxy Statement and is incorporated by reference herein.

General

     The Merger Agreement provides for the acquisition of First National by Commercial, and the subsequent merger of First United into the Bank, as follows:
(i) First National will merge into Commercial, with Commercial as the surviving corporation, pursuant to which the outstanding shares of First National's Common Stock would be converted into shares of Commercial Common Stock as set forth below (the Acquisition Merger); and (ii) First United will then merge into the Bank, with the Bank as the surviving savings institution (the Bank Merger) (collectively, the Merger). Upon the consummation of the Acquisition Merger (the Acquisition Merger Effective Time), First National will have merged into Commercial. Upon the consummation of the Bank Merger (the Bank Merger Effective
Time), First United will have merged into the Bank, Commercial will be the resulting savings institution holding company, and the Bank will be the resulting subsidiary savings institution. It is anticipated that the Bank Merger Effective Time will occur immediately following the Acquisition Merger Effective Time. For additional information regarding the Merger, see the Merger Agreement, which is attached as Annex A hereto.

Background of the Merger

     Merger negotiations between the Management of First National and Commercial commenced in June of 1997 when Mr. J. Thomas Burcham, Chairman of First National was approached by Mr. James Laphen, President of Commercial to determine whether First National had an interest in causing First United to be merged with Commercial principal subsidiary, the Bank. Because such a transaction would have resulted in First National, rather than its stockholders, receiving the merger consideration, Mr. Burcham advised Commercial that the transaction as proposed would not be acceptable. A merger between First National and Commercial Federal was not acceptable to either party because Commercial Federal was not interested in acquiring and First National was not interested in selling the Missouri Bank which, at that time, and until November 20, 1997, was a subsidiary of First National.

     The financial terms and other aspects of the proposed acquisition of First United by Commercial Federal were of interest to First National and its principal stockholders, so efforts commenced by the parties to structure the transaction in such a way that First National, rather than First United would be acquired. This would require removal of the stock of Missouri Bank & Trust Company from First National prior to a transaction with Commercial Federal. For a period of approximately ten weeks, the parties negotiated price and structure in consultation with their legal and accounting advisors. After considering a number of alternatives, the present structure was agreed upon and the Merger Agreement was signed on September 11, 1997.

     Pursuant to the Merger Agreement, First National agreed that the stock of the Missouri Bank would be spun off to the stockholders in a tax-free transaction. Although such spin-off was expected to be non-taxable to the stockholders, it would result in an estimated income tax liability in the amount of $900,000 to First National as First National recognized a gain to the extent of the excess of the fair market value of its investment in the Missouri Bank over its cost basis.

     One of the conditions of Commercial's willingness to acquire First National was that the stockholders of First National inject sufficient funds prior to the Merger to satisfy its income tax obligations as well as other indebtedness of First National. The total required injection would amount approximately $4.2 million. To address this concern, an Agreement Among Stockholders was entered into among the First National stockholders. That Agreement provides that prior to the effectiveness of the merger, First National will sell sufficient shares of common stock to its stockholders to retire all of its liabilities. Pursuant to that commitment, First National has obtained subscriptions from its stockholders to purchase additional shares of First National's Common Stock for an aggregate consideration of $3.0 million. Such subscriptions will be paid immediately prior to the Acquisition Merger. Therefore, the Acquisition Merger consideration per share takes into account the issuance of such additional shares immediately prior to the Acquisition Merger.

Reasons for the Merger and Recommendations of the First National Board of Directors

     The Board of Directors of First National believes that the terms of the Merger Agreement are fair to, and in the best interests of, First National and its shareholders. In addition, the Board of Directors of First National, by unanimous vote of those present, approved the Merger Agreement and the transaction contemplated thereby and recommends that the shareholders of First National vote for approval and adoption of the Merger Agreement and the transaction contemplated thereby.

          In considering the terms and conditions of the Merger Agreement, the Board of Directors of First National considered a number of factors. It did not assign any relative or specific weights to the factors considered. The material factors considered were:

          The Financial Terms and Structure of the Merger.  The Board of
          -----------------------------------------------
     Directors of First National is of the view that, based on historical and anticipated trading ranges for Commercial Common Stock, the value of the consideration to be received by the shareholders of First National represents a fair multiple of First National per share book value and earnings. The Board of Directors of First National believes that the Merger provides holders of the First National Common Stock with the opportunity to receive a premium over the prices per share of First National Common Stock at which individual purchases have occurred in the past and will enable them to participate as Commercial stockholders, on a tax-deferred basis, in the expanded opportunities for growth and profitability made possible by the Merger. Additionally, the Board of Directors recognizes that the shares of Commercial Common Stock were listed for trading on the NYSE and provide a liquid investment as compared to shares of First National Common Stock. The Board of Directors of First National also considered that the Merger would qualify as a tax-free organization under the Internal Revenue Code of 1986, as amended (the "Code"). See " -- Federal Income Tax Consequences."

          The Non-Financial Terms of the Merger.  The Board of Directors of
          -------------------------------------
     First National considered the social and economic effect on the employees, depositors and customers of, and other dealing with, First United and on the communities in which First United is located or operates. The Board of Directors of First National believes that the Merger and the anticipated merger of First United with the Bank will result in a combined entity that is (i) committed to serving the banking and other financial needs of First United's depositors, employees, customers and communities, (ii) capable of competing more effectively with larger financial institutions that have exerted increasing competitive pressure on First United, (iii) well-capitalized, and (iv) capable of enjoying significant market penetration in Great Bend and the central Kansas banking market. First National's Board of Directors then concluded that Commercial would be an excellent successor to First National's existing owners.

     THE FIRST NATIONAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT AND THE ACQUISITION MERGER BE ADOPTED AND APPROVED BY ALL STOCKHOLDERS.

Conversion of First National Common Stock

     Exchange Ratio. Each share of First National Common Stock issued and outstanding at the Acquisition Merger Effective Time (other than shares owned by First National or Commercial or their subsidiaries (other than in a 401(k) plan or in a fiduciary capacity) or Dissenting Shares)) will be converted into and represent solely the right to receive a number of shares of Commercial Common Stock (such number of shares referred to as the "Exchange Ratio") based upon the Average NYSE Closing Price of Commercial Common Stock as follows: (i) if the Average NYSE Closing Price is equal to or greater than $24.00 but equal to or less than $28.00, then the Exchange Ratio shall be such number of shares of Commercial Common Stock equal to the quotient (carried to four digits and rounded down) that results by dividing the Aggregate Purchase Price by the Average NYSE Closing Price of Commercial Common Stock; (ii) if the Average NYSE Closing Price is greater than $28.00, the Exchange Ratio shall be the quotient that results from dividing the Aggregate Purchase Price by $28.00; (iii) if the Average NYSE Closing Price is less than $24.00, then the Exchange Ratio shall be the quotient that results from dividing the Aggregate Purchase Price by $24.00.

     Under certain circumstances, the Exchange Ratio could be adjusted upward pursuant to certain provisions of the Merger Agreement. The Merger Agreement provides that First National may elect to terminate the Merger Agreement during the two business day period commencing immediately after the end of the Determination Period if both of the following conditions are met: (i) the Average NYSE Closing Price is less than $22.10; and (ii) the quotient obtained by dividing the Average NYSE Closing Price by the "Starting Price" (as defined below) is less than the "Index Trigger" (as defined below). If First National elects to exercise its right to terminate the Merger Agreement, it must give written notice of its intention no later than the end of the aforementioned two day period. During the two business day period immediately after Commercial's receipt of such notice, Commercial shall have the right to adust the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (A) the product of $22.10 and the Exchange Ratio (as then in effect) by (B) the Average NYSE Closing Price and (ii) the quotient obtained by dividing the product of the Index Trigger and the Exchange Ratio (as then in effect) and the Starting Price by (B) the Average NYSE Closing Price. If Commercial so elects, it must give notice to First National and no termination of the Merger Agreement will be deemed to have occurred.

     For purposes of this provision, the term "Index Trigger" is defined as the quotient obtained by dividing the Index Price (as defined below) on the last day of the Determination Period by the Index Price on September 11, 1997 (the date immediately preceding the date of public announcement of the Merger Agreement) and subtracting .10 from the quotient. "Starting Price" is defined as $26.00. "Index Price" is defined as the weighted average of the closing prices on the specified date of the common stocks of certain financial institutions specified in the Merger Agreement (the "Index Group").

     No Fractional Shares. No fractional shares of Commercial Common Stock will be issued in the Merger. Instead, cash will be paid in lieu of any fractional share interests of Commercial Common Stock resulting from the Merger. No dividend or distribution with respect to Commercial Common Stock will be payable on or with respect to any fractional share interests, and no fractional share interest will entitle the owner thereof to vote or to any other rights of a stockholder of Commercial. The applicable cash value of each fractional share interest will be equal to the product of such fraction multiplied by the Average NYSE Closing Price for shares of Commercial Common Stock.

     Exchange of First National Stock Certificates. Prior to the Acquisition Merger Effective Time, Commercial will appoint an exchange agent (the "Exchange Agent") to effect the exchange of stock certificates in connection with the Merger. As soon as practicable after the Acquisition Merger Effective Time but not later than 10 business days thereafter, the Exchange Agent will send a notice and transmittal form to each First National stockholder of record at the Acquisition Merger Effective Time whose First National Common Stock has been converted into Commercial

Common Stock, advising such stockholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing First National Common Stock in exchange for new certificates of Commercial Common Stock and for cash in lieu of any fractional interest. Promptly following receipt of such notice and transmittal form, holders of First National Common Stock certificates should surrender their certificates in accordance with the specified procedures. Upon surrender, each First National Common Stock certificate will be cancelled.

     Until surrendered, certificates that, prior to the Acquisition Merger Effective Time, represented outstanding shares of First National Common Stock will be deemed for all corporate purposes to evidence the right to receive cash in lieu of any fractional interest and the ownership of the number of whole shares of Commercial Common Stock into which such shares of First National Common Stock have been converted. Until such certificates are so surrendered, no dividend or distribution payable to holders of Commercial Common Stock as of any record date subsequent to the Acquisition Merger Effective Time will be paid to the holders of such certificates. However, upon surrender of such certificates, there will be paid to the record holder of the certificates of Commercial Common Stock issued in exchange therefor the amount of dividends or distribution that theretofore have become payable with respect to such shares of Commercial Common Stock along with the amount of cash, if any, payable to the holder in lieu of fractional shares. No interest will be payable with respect to such dividends or distribution or cash paid in lieu of fractional shares.

     If any certificate for shares of Commercial Common Stock is to be issued in a name other than the name in which the surrendered certificate is registered, it will be a condition of issuance that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting the transfer of such certificate either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the certificate in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     Holders of First National Common Stock should NOT surrender their certificates until they receive written instructions from the Exchange Agent.

     Any shares of First National Common Stock owned or held by Commercial or any of its subsidiaries (other than in a fiduciary capacity) or by First National or any of its subsidiaries (other than in a fiduciary capacity) at the Acquisition Merger Effective Time will cease to exist, and the certificates for such shares will be canceled.

Dissenters' Rights of Appraisal

     Under Section 17-6711 of the Kansas General Corporation Code ("KGCC"), a copy of which is attached to this Prospectus/Proxy Statement as Annex B, any holder of record or beneficial holder of First National Common Stock has the right to dissent from the Merger and demand payment of the fair value of his or her shares in cash. Any stockholder who wishes to assert dissenters' rights must file a written notice of his or her intent to demand payment with First National, Attention: J. Thomas Burcham, Chief Executive Officer, 1044 Main Street, Kansas City, Missouri 64196, before the vote on the Merger Agreement is taken at the Special Meeting and must refrain from voting in favor of the Merger Agreement. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

     A beneficial owner of First National common stock may assert dissenters' rights of appraisal upon (i) filing a written objection with the corporation before the vote on the Merger was taken and (ii) either abstaining or voting against the merger. A stockholder has properly perfected his or her rights to an appraisal, provided that the appropriate notice is given and vote at the stockholder meeting is cast.

     Upon the Merger becoming effective, the surviving corporation, Commercial, must send written notice to each of dissenting stockholders of the merged corporation, First National, who properly perfected their appraisal rights. Such notice must be sent by Commercial within ten (10) days after the Effective Date of the merger.

     If the dissenting stockholder is dissatisfied with the payment or offer, such dissenting stockholder, within twenty (20) days after the date notice was mailed by Commercial, must demand in writing from Commercial, the payment of the value of the stockholder's stock. Commercial will then have thirty (30) days after the expiration of the period of the twenty (20) day period, in which to pay the dissenting stockholder the value of the stockholder's stock on the effective date of the merger, exclusive of any element of value arising from the expectation or accomplishment of the merger.

     If during the thirty (30) day period Commercial and the dissenting stockholder fail to agree upon the value of such stock, then either the dissenting stockholder(s) or Commercial may demand a determination of value of the stock by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four (4) months after the expiration of the thirty (30) day period.

     The petition for a determination of value by an appraiser or appraisers may be filed by either the dissenting stockholder or Commercial. A dissenting stockholder filing the petition with the district court is required to serve a copy of the petition upon the surviving corporation, Commercial. Then upon Commercial's receipt of the petition, Commercial must then submit a duly verified list containing all the names and addresses of all dissenting stockholders unable to reach an agreement with the surviving corporation, with the clerk of the court within ten (10) days after receiving such service. If the petition is filed by Commercial, then Commercial will be required, at the time of submitting the petition, to also provide the duly verified list of dissenting stockholders with the clerk of the court. The clerk of the court will notify all dissenting stockholders appearing on the list by registered or certified mail, and the clerk will also cause notice to be published one week prior to the hearing in a newspaper of general circulation in the county where the court is located.

     Upon filing the petition for a determination of value by the court, all of the dissenting stockholders holding certificated shares must submit those certificates to the clerk of the court pending the appraisal proceedings. In addition, the shares of Commercial common stock which the dissenting First National stockholder would have been entitled to in the conversion had they assented to the merger will have the status of authorized and unissued shares of Commercial.

     The district court will then hold a hearing (i) to determine the stockholders that have properly complied with all provisions of this section and are entitled to valuation of and payment for their shares, (ii) to appoint an appraiser or appraisers to determine such value.

     The court-appointed appraiser is charged with the duty of valuing, and making a determination of the value of the shares of the merged corporation.
In order to make an accurate determination of the value of the shares, the appraiser has the authority to examine any of the books and records of the Commercial and First Federal. The appraiser or appraisers will also afford a reasonable opportunity to the parties interested to submit pertinent evidence on the value of the shares. Upon making a determination of value, the appraiser must file a report respecting such value in the office of the clerk of the court, and notice of filing of such report will be given by the clerk to the parties in interest.

     The court by decree will determine, based upon legal and factual argument of each of the parties and the appraisal report, the value of the stock. The court will then direct the payment of such value, together with interest, if any, to the dissenting stockholders entitled to payment by the surviving corporation, Commercial. Commercial, upon payment of the value to the dissenting stockholders, will receive the certificates held by the clerk of the court.

     The decree of the court may be enforced as other judgements of the district court may be enforced, whether Commercial is a corporation of the State of Kansas or of any other state.

     Any First National stockholder who asserts his or her dissenters' rights will not be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except those dividends or distributions payable to stockholders of a record date prior to the Effective Date of the merger, unless an appointment of an appraiser has not been provided, the proceeding is dismissed as to such stockholders, or such stockholders with written approval of the corporation, will deliver to the corporation a written withdrawal of the stockholder's objections to and acceptance of the merger.

Voting Agreement

     As a condition to Commercial entering into the Merger Agreement, Mr. J. Thomas Burcham, Chairman of the Board of First National has entered into a Voting Agreement with Commercial. The Voting Agreement provides that Mr. Burcham will vote all of his shares of First National Common Stock beneficially owned in favor of the Merger Agreement and the Acquisition Merger, waiving all rights he may have under Section 17-6712 of the Kansas General Corporation Code ("KGCC") in connection with the Merger. The Voting Agreement prohibits Mr. Burcham from voting his shares in favor of any other merger or sale of all or substantially all of the assets of First National to any person other than Commercial and its affiliates. The Voting Agreement prohibits the sale, assignment, or transfer of shares subject to the Voting Agreement. The Voting Agreement provides that it will terminate upon the earlier of (i) the Acquisition Merger Effective Time, (ii) the termination of the Merger Agreement or (iii) the abandonment of the Merger by mutual agreement of Commercial and First National.

The Bank Merger

     Following the Acquisition Merger, First United will merge into the Bank, as a result of which the Bank will be the surviving savings institution. The Bank Merger will be undertaken subject to and upon the terms and conditions contained in the Merger Agreement and in the Plan of Merger between First United and the Bank dated September 11, 1997. At the Bank Merger Effective Time, the shares of First United common stock issued and outstanding immediately prior thereto will be cancelled and the shares of capital stock of the Bank outstanding immediately prior thereto will constitute the only outstanding shares of capital stock of the Bank following consummation of the Bank Merger, the charter and bylaws of the Bank in effect immediately before the Bank Merger will be the charter and bylaws of the Bank immediately after the Bank Merger, the current home office of the Bank will continue to be the home office of the Bank, and the former home office of First United and all branch offices of the Bank and former branch offices of First United will be branch offices of the Bank. Following the Bank Merger, the Bank will continue to operate under the name "Commercial Federal Bank, a Federal Savings Bank." For additional information, see " -- Management after the Merger," " -- Employee Benefit Plans after the Merger" and " -- Interests of Certain Persons in the Merger."

     The obligations of the parties to consummate the Bank Merger are subject to the receipt of OTS approval of the Bank Merger.

Management after the Merger

     The directors and officers of Commercial and the Bank will not be affected by the Merger, with the exception that ___________________.

Representations and Warranties

     Commercial and the Bank, and First National and First United, have given certain representations and warranties to each other in the Merger Agreement relating to, among other things, the following: the validity of their organization; authorized capital; the ownership, organization and status of their subsidiaries; the accuracy and completeness of certain internal books and records and of their financial statements, reports and material relating to them included in this Prospectus/Proxy Statement; the absence of any undisclosed material adverse change in their business, financial conditions or results of operations or assets; the accuracy and completeness of information contained in this

Prospectus/Proxy Statement; disclosure of financial advisory, broker, finders and similar fees; the absence of undisclosed material pending or threatened litigation; their standing under and compliance with applicable local, state and federal law and regulations; the due authorization of the Merger Agreement; their authority to enter into the Merger Agreement and to undertake the transactions contemplated by it; material agreements and instruments; and the accuracy of all information provided to each other in connection with the Merger. First National and First United have made additional representations as to their employment agreements or arrangements; ownership of their real property and assets; absence of any material contract defaults; tax matters; the absence of environmental hazards and claims; the quality of First United' loan portfolio; the adequacy of the present carrying values of any real estate investments, joint ventures, construction loans or other investments or loans under generally accepted accounting principles; derivative contracts; and the adequacy of certain types of insurance.

Covenants Pending the Acquisition Merger

     First National has agreed to give to Commercial and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data and all documents with respect to matters to which reference is made in the Merger Agreement.

     Pursuant to the Merger Agreement, First National and its subsidiaries, including First United, will (i) conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not take any action that would (A) adversely affect the ability to obtain any governmental approvals contemplated in the Merger Agreement, or (B) adversely affect First National's ability to perform its obligations under the Merger Agreement and (ii) prepare all federal and state income tax returns for full tax years ending on or prior to the Acquisition Merger Effective Time in the ordinary course and consistent with past practice and shall consult
Commercial prior to filing such returns.   Further, First National has agreed
that it will not, without the prior written consent of Commercial: (i) declare, set aside or pay any dividend or make any other distribution with respect to First National's or First United's capital stock, except that First National and First United shall be permitted to pay cash dividends in the ordinary course of business consistent with past practice and any dividends paid by First United shall have an effect on the aggregate purchase price contemplated by the Merger Agreement; (ii) reacquire any of First National's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of First National or any First National subsidiary, except that shares of capital stock may be issued and sold by First National to provide funds to eliminate tax or certain other liabilities; (iv) effect any stock split, stock dividend or other reclassification of First National's Common Stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of First National or any First National subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of First National or of any First National subsidiary.

     In addition, pursuant to the Merger Agreement, First National and its subsidiaries shall not, without the prior written consent of Commercial:

     (i) sell or dispose of any significant assets of the First National or of any First National subsidiary other than in the ordinary course of business consistent with past practices or as contemplated by the Merger Agreement;

     (ii) merge or consolidate First National or any First National subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by any First National Subsidiary (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property;

     (iii) change the articles of incorporation, charter documents or other governing instruments of First National or any First National subsidiary, except as provided in the Merger Agreement;

     (iv) grant to any executive officer, director or employee of First National or any First National subsidiary, except as otherwise set forth in the Merger Agreement, any increase in annual compensation, or any bonus type payment;

     (v) adopt any new or amend or terminate any existing employee plans or benefit arrangements of any type, except as described in the Merger Agreement;

     (vi) authorize severance pay or other benefits for any officer, director or employee of First National or any First National subsidiary;

     (vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except with respect to First National subsidiaries in the ordinary course of business consistent with past practices and, except with respect to First National, as needed to pay income taxes;

     (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices;

     (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any First National subsidiary or make additional investments in subsidiaries;

     (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes;

     (xi) purchase any equity securities other than Federal Home Loan Bank stock in the ordinary course;

     (xii) grant any discretionary vesting with respect to any employee plan or benefit arrangement which provides for the vesting of benefits;

     (xiii) make any loan with a principal balance in excess of $500,000 or not in the ordinary course of business (even if less than $500,000 principal balance);

     (xiv) authorize capital expenditures other than in the ordinary course of business;

     (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or adopt or implement any change in its methods of accounting for Federal income tax purposes; or

     (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity other than participations with the Missouri Bank in the ordinary course of business.

     The foregoing limitations also constitute limitations to the making any commitments with respect to any of the matters set forth above.

     First National has further undertaken (i) to obtain approval of its stockholders of the Merger Agreement and the Acquisition Merger and related matters as soon as practicable, but in no event later than 45 days after the Registration Statement becomes effective; (ii) to recommend to its stockholders approval of the Acquisition Merger; (iii) to use its best efforts to obtain such approval; (iv) to use its best efforts to obtain the consent or approval of each person whose consent or approval will be required in order to permit First National and its subsidiaries to consummate the Acquisition Merger; (v) to use its best efforts to cause to be delivered to Commercial from each person who may be deemed to be an "affiliate" of First National within the meaning of Rule 145, a written letter agreement regarding the restrictions on resale of the shares of Commercial Common Stock to be received by such persons in the Acquisition Merger to ensure compliance with the applicable resale restrictions imposed under the federal securities laws; (vi) to refrain from taking any action that would materially impede or delay consummation of the Acquisition Merger or the receipt of any regulatory approval from any governmental authority;: (vii) to refrain from taking any action that would prevent the Acquisition Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code; (viii) to refrain, without prior approval of Commercial, from making any press release, disclosure or statement to the press or any third party with respect to the transactions contemplated by the Merger Agreement, except as required by law; (ix) to cooperate when issuing or making any press release, disclosure or statement with respect to the transactions contemplated by the Merger Agreement, except as required by law; (x) to take all actions necessary or appropriate to consummate the Acquisition Merger and the other transactions contemplated the Merger Agreement at the earliest practicable date; (xi) to furnish to Commercial, as soon as reasonably practicable after they become publicly available, its statements of financial condition and related statements of operations for all periods prior to the closing of the Acquisition Merger, such statements to be prepared in accordance with GAAP applied on a consistent basis and present fairly the financial condition and results of operations of First National (subject in the case of unaudited financial statements, to (A) normal year-end adjustments, (B) any other adjustments described therein, and (C) the absence of notes which, if presented, wold not differ materially from those included in its most recent consolidated balance sheet); (xii) to establish at the request of Commercial, prior to the Acquisition Merger Effective Time and in an amount specified by Commercial, such additional accruals and reserves ("Conforming Adjustments") as may be necessary in the sole determination of Commercial to conform First National's and its subsidiaries' (other than the Missouri Bank) accounting practices and policies as well as to conform their interest rate risk position to those of Commercial (as such accounting practices and policies are to be applied to First National and its subsidiaries from and after the Acquisition Merger Effective Time); provided, however, that First National and its subsidiaries will not be required to take such action until: (A) First National provides to Commercial a written statement dated the date of Closing certified by the Chairman of the Board, the President, and the Chief Financial Officer of First National, that the conditions to be satisfied by First National or its subsidiaries or both of them have been satisfied or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate") and Commercial provides to First National a Reliance Certificate relating to their performance of the conditions, (B) Commercial, after reviewing the Reliance Certificate, provides First National a written waiver of any right it may have to terminate the Merger Agreement which waiver shall contain an express condition precedent that First National and its subsidiaries have established such additional Conforming Adjustments as requested by Commercial; (xiii) until the Acquisition Merger Effective Time, to promptly, but not less frequently than monthly, update the schedules provided to Commercial in connection with the execution of the Merger Agreement, to reflect any matters which have occurred from an after the date of the Merger Agreement which, if existing on the date Merger Agreement, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Acquisition Merger Effective Time, reflect a material change from the information provided in the schedule as of the date of the Merger Agreement; provided, however, that no such update shall affect the conditions to the obligation of First National to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied; (xiv) at or prior to the Closing, First National, without incurring any additional indebtedness, shall have taken all actions necessary to cause the sum of (A) the total amount of cash held by First National, (B) amount receivable from First United and the Missouri Bank and their subsidiaries pursuant to its income tax sharing agreements with such entities and (C) amounts receivable from the IRS to be not less than the amount of any unpaid federal and state income tax liabilities of First National, whether or not due; and (xv) all other liabilities of First National will be paid off and retired by First National on or prior to Closing.

     Commercial has further undertaken (i) to use best efforts to obtain stockholder approval of an amendment to its Articles of Incorporation to increase the number of authorized shares of Commercial Common Stock (such approval has been obtained); (ii) to use its best efforts to promptly prepare, submit and file such required regulatory applications for acquisition of control of First National and any other applications required to be filed with any regulatory authorities in connection with the transactions contemplated by the Merger Agreement, including the Bank Mergers; (iii) to refrain from any action which would materially impede or delay consummation of the Acquisition Merger or receipt of regulatory approval with any governmental authority: (iv) to refrain from any action that would prevent the Acquisition Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code;
(v) to refrain, without prior approval of First National, from making any press release, disclosure or statement to the press or any third party with respect to the transactions contemplated by the Merger Agreement, except as required by law; (vi) to cooperate when issuing or making any press release, disclosure or statement with respect to the transactions contemplated by the Merger Agreement, except as required by law; (vii) to furnish to First National, as soon as reasonably practicable after they become publicly available, its statements of financial condition and related statements of operations for all periods prior to the closing of the Acquisition Merger, such statements to be prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition and results of operations of Commercial (subject in the case of unaudited financial statements, to (A) normal year-end adjustments, (B) any other adjustments described therein, and (C) the absence of notes which, if presented, wold not differ materially from those included in its most recent consolidated balance sheet); and (viii) to use all reasonable efforts to cause to be listed on the New York Stock Exchange, subject to official notice of issuance, the shares of Commercial Common Stock to be issued in the Acquisition Merger.

No Solicitation

     Pursuant to the Merger Agreement, First National also may not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of First National or any subsidiary to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "takeover proposal" (generally, any proposal, other than as contemplated by the Merger Agreement, for a merger or other business combination involving First National or any subsidiary or First United, for the acquisition of a 10.0% or greater equity interest in First National or any subsidiary or for the acquisition of a substantial portion of the assets of First National or any subsidiary) or, to cooperate with, or furnish any non-public information concerning its business, properties or assets to any person in connection with any takeover proposal, or to negotiate with or enter into an agreement with any party relating to a takeover proposal. Further, First National has agreed to give prompt written notice to Commercial upon becoming aware of any takeover proposal.

Conditions to Consummation of the Merger

     The obligations of Commercial and First National to effect the Acquisition Merger and the Bank Merger are subject to the following conditions:

     (i) holders of the outstanding shares of First National Common Stock and First National Preferred Stock shall have approved the Merger Agreement and the Acquisition Merger;

     (ii) no order shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority;

     (iii) to the extent required by applicable law or regulation, all approvals of or filings with any governmental authority, including without limitation those of the OTS, FRB, OCC, OTS, the FDIC, the Federal Trade Commission, the Department of Justice, the Commission, and any state regulatory authority or securities or Blue Sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger and all other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied;

     (iv) the Registration Statement of which this Prospectus/Proxy Statement is a part shall have been declared effective and shall not be subject to any stop order of the Commission or of any applicable state securities commissioner; and

     (v) receipt of either an opinion of Deloitte & Touche llp, or other tax advisor reasonably acceptable to Commercial and First National, to the effect that (i) the Acquisition Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Acquisition Merger of First National Common Stock for Commercial Common Stock will not give rise to a gain or loss to First National stockholders (except to the extent of any cash received), and (iii) neither Commercial nor First National or their respective subsidiaries will recognize a gain or loss as a consequence of the Acquisition Merger or the Bank Merger (see " -- Federal Income Tax Consequences").

     The obligations of Commercial and the Bank to effect the Merger and the transactions contemplated in the Merger Agreement are subject to the following additional conditions, any of which may be waived by Commercial and the Bank:
(i) Commercial shall have received from First National's counsel an opinion dated as of the Closing of the Merger covering certain matters; (ii) First National and its subsidiaries shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect First National and its subsidiaries, taken as a whole; (iii) Commercial shall have received a letter from First National's independent public accountants regarding certain financial information included in this Prospectus/Proxy Statement and other matters; (iv) between the date of the Merger Agreement and the Closing of the Merger, there shall not have occurred any material adverse change in the financial condition, business or results of operations of First National and its subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impair both First National and Commercial in a substantially similar manner; (v) the representations and warranties of First National and First United shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or is based on best knowledge); First National and First United shall each have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Merger Agreement on its part to be performed or complied with at or prior to the Acquisition Merger Effective Time; and First National and First United shall have delivered to Commercial a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect; (vi) neither First National nor any of its subsidiaries shall be a party to any pending litigation, reasonably probable of being determined adversely to First National or any First National subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of First National and its subsidiaries, taken as a whole;
(vii) all requisite governmental approvals necessary to consummate the transactions contemplated by the Merger Agreement shall have been obtained without the imposition of any conditions which Commercial reasonably and in good faith determines to be unduly burdensome upon the conduct of the business of Commercial or the Bank; (viii) the form and substance of all legal matters contemplated by the Merger Agreement and all papers delivered thereunder shall be reasonably acceptable to counsel to Commercial and the Bank; (ix) Commercial shall have received the resale letter agreements from all affiliates of First National; (x) Commercial shall have received the approval of its stockholders to amend its Articles of Incorporation to increase the number of authorized shares of Commercial Common Stock; (xi) Commercial, at its expense, shall have received a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin No. 16) on (A) all commercial real estate owned by, (B) all offices and premises used as facilities by, and (C) all properties which serve as security for any commercial real estate loan having an original principal balance of $500,000 or more of, First National or any of its subsidiaries, such reports or other reports derived therefrom or supplemental thereto to be satisfactory to Commercial (the right to terminate the Merger Agreement if this condition is not satisfied will only be applicable if the costs to cleanup, remove, remediate, or to take any other action to bring such property or properties in material compliance with environmental laws exceed $250,000 in the aggregate and shall expire on December 11, 1997; (xii) no First National stockholder has elected to exercise dissenter and appraisal rights pursuant to the KGCC; and (xiii) none of the outstanding shares of First National capital stock owned by J. Thomas Burcham and none of the outstanding shares of First United capital stock shall be subject to an encumbrance.

     The obligations of First National and First United to effect the Acquisition Merger and the transactions contemplated in the Merger Agreement are subject to the following additional conditions, any of which may be waived by First National and First United: (i) First National shall have received from counsel to Commercial opinions dated as of the Closing covering certain matters;
(ii) the representations and warranties of Commercial and the Bank shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Merger Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Commercial shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect; (iii) the form and substance of all legal matters contemplated by the Merger Agreement and all papers delivered thereunder shall be reasonably acceptable to counsel to First National; (iv) a certificate for the required number of whole shares of Commercial Common Stock, as determined in accordance with the Merger Agreement, and cash for payment for fractional share interests, as so determined, shall have been delivered to the Exchange Agent; (v) in addition to governmental approvals, Commercial shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Commercial and its subsidiaries, taken as a whole; and (vi) the shares of Commercial Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

     There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible to satisfy in any material respect, the other party may elect to terminate the Merger Agreement. See " -- Amendment or Termination of the Merger Agreement."

Amendment or Termination of the Merger Agreement

     The Merger Agreement may be amended, whether before or after approval by stockholders, by an agreement in writing executed in the same manner as the Merger Agreement and authorized or ratified by the Boards of Directors of First National and Commercial, except that after approval of the Merger Agreement by First National's stockholders, no such amendment without further approval by First National's stockholders may change the amount or form of the consideration to be received by First National's stockholders in the Merger.

     The Merger Agreement may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval by First National stockholders; (i) by mutual consent of the parties evidenced by their written agreement; (ii) at the election of either party, if the closing of the Merger shall not have occurred on or before June 30, 1998 or such later date as may be agreed to in writing by the parties, provided that the right to terminate under this provision shall not be available to any party whose failure to perform an obligation has been the cause of, or has resulted in, the failure of the closing to occur on or before such date; (iii) by Commercial upon delivery of written notice of termination to First National if any event occurs which renders impossible the satisfaction in any material respect of one or more of the conditions to the obligations of Commercial and the Bank to effect the Merger as set forth in the Merger Agreement and noncompliance is not waived by Commercial, provided that the right to terminate under this provision shall not be available to Commercial where Commercial's failure to perform an obligation under the Merger Agreement has been the cause of, or has resulted in, the failure of the closing on or before such date; (iv) by First National upon delivery of written notice of termination to Commercial if any event occurs which renders impossible of satisfaction in any material respect of one or more of the conditions to the obligations of First National and First United to effect the Merger set forth in the Merger Agreement and noncompliance is not waived by First National provided that the right to terminate under this provision shall not be available to First National where First National's failure to perform an obligation under the Merger Agreement has been the cause of, or has resulted in, the failure of the closing to occur on or before such date; and (v) by First National at any time during the two business days commencing on the business day immediately following the end of the Determination Period, if both of the following conditions are met (1) the Average NYSE Closing Price of Commercial Common Stock is less than $22.10 and (2) the quotient obtained by dividing the Average NYSE Closing Price by the Starting Price ($26.00) is less than the Index Trigger (the quotient obtained by dividing the weighted average of closing prices of the common stocks of companies comprising the Index Group (the "Index Group") on the last day of the Determination Period by the Index Price on the last trading day immediately preceding September 11, 1997 (or if no trades of Commercial Common Stock occurred on that day, the date most immediately preceding September 11, 1997 on which a trade occurred) and subtracting 0.10); subject to the following:
(a) written notice to Commercial no later than the end of the two business day period; (b) Commercial shall have the option to inform First National in writing during the two day period following the receipt of First National's written notice to increase the consideration to be received by the holders of First National Common Stock, by adjusting the

Exchange Ratio to equal the lesser of (I) the quotient obtained by (A) dividing the product of $22.10 and the Exchange Ratio (as then in effect) by (B) the Average NYSE Closing Price and (II) the quotient obtained by dividing (A) the product of the Index Trigger and the Exchange Ratio (as then in effect) and $26.00 by (B) the Average NYSE Closing Price, whereupon no termination shall have occurred and the Merger Agreement remains in effect with its terms (except as the Exchange Ratio shall have been modified).

     In the event the Merger Agreement is terminated, the Merger Agreement becomes void and will have no further effect with the exception that the provisions regarding (i) brokers and finders fees; (ii) publicity regarding the Merger Agreement; (iii) payment of expenses; and (iv) confidentiality will survive any such termination and abandonment. In addition, in the event of a termination due to the inability of one of the parties to satisfy one or more of the conditions to its obligation to effect the Merger, the termination of the Merger Agreement will not relieve the breaching party from liability for an uncured, intentional and willful breach of a representation, warranty, covenant or agreement giving rise to such termination. The representations, warranties and agreements of the parties set forth in the Merger Agreement shall survive the Acquisition Merger Effective Time, and shall not be terminated and extinguished at the Acquisition Merger Effective Time.

Termination Fee

     The Merger Agreement further provides that in the event the Merger Agreement is terminated by either Commercial or First National in accordance with the Merger Agreement and, prior to such termination, a "Termination Event" (as defined below) has occurred, then First National will pay on demand One Million Dollars ($1,000,000) (the "Termination Fee") and an additional amount equal to the reasonable expenses incurred by Commercial relating to the Merger Agreement and the transactions contemplated thereby. A "Termination Event" is defined in the Merger Agreement to mean any of the following: (i) First National or any First National Subsidiary or any stockholder of First National shall have entered into an agreement to engage in an "Acquisition Transaction" (as defined below) with any person (the term "person" for purposes of the Merger Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Commercial or any affiliate of Commercial (the term "affiliate" for purposes of the Merger Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933); (ii) the stockholders of First National shall not have approved the Acquisition Merger at the meeting held for that purpose or any adjournment thereof (or through solicitation of consents) or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement (unless consents shall have been solicited and received in lieu of such meeting) or no consents solicited or the Board of Directors of First National shall have recommended that the stockholders of First National approve or accept any Acquisition Transaction with any person other than Commercial or any affiliate of Commercial; and (iii) after a proposal is made by any person other than Commercial or any affiliate of Commercial to First National or any of its stockholders to engage in an Acquisition Transaction. First National or any First National subsidiary shall have knowingly and intentionally breached any representation, warranty, agreement, covenant or obligation contained in the Merger Agreement, such breach would entitle Commercial to terminate the Merger Agreement and such breach is not cured within 30 day thereafter.

     For purposes of the Merger Agreement, the term "Acquisition Transaction" is defined to mean: (i) a merger or consolidation or any similar transaction involving First National or any subsidiary of First National; (ii) a purchase, lease or other acquisition of all or substantially all of the assets of First National or any First National subsidiary; or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the equity securities of First National or any First National subsidiary.

Required Regulatory Approvals

     The Merger is subject to the approval of the OTS. Commercial has filed an application with the OTS for approval of the Merger. As of the date of this Prospectus/Proxy Statement, the approval of the OTS has not been received.
There can be no assurance as to the timing of such approval, if given, or as to the conditions, if any, on which approval will be given. In addition, the approval, if and when granted, may contain conditions which Commercial may find unduly burdensome. It is a condition to Commercial and the Bank's obligations to effect the Merger that such approval does not contain any conditions which Commercial and the Bank reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Commercial or the Bank and, in the sole discretion of Commercial, substantially diminish the benefits expected to be received by Commercial from the transactions contemplated by the Merger Agreement. When such approval is received, material changes to the Merger Agreement, material conditions, or other changes of a material nature may be imposed by regulatory authorities in connection therewith which could require a resolicitation of First National's stockholders for approval. Following OTS approval of the Merger, the U.S. Department of Justice may review the Merger and raise objections on antitrust grounds, though objections on such grounds are not expected. If the required regulatory approvals are not obtained, the Merger Agreement will be terminated, and the Merger will not occur.

Expenses

     Pursuant to the Merger Agreement, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated thereunder.

Closing; Merger Effective Times

     As promptly as practicable following the approval of the Merger Agreement by First National's stockholders and the satisfaction or waiver of all conditions of the Merger Agreement, the closing shall take place at which the parties thereto will exchange documents required by the Merger Agreement. Immediately following the Closing, and on the same day if practicable, the Acquisition Merger shall become effective at the time and date the Nebraska articles of merger are filed with the appropriate authorities in Nebraska and the Kansas certificate of merger is filed with the appropriate authorities in Kansas. Following the Acquisition Merger, the Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS.

Employee Benefit Plans after the Merger

     To the extent permitted by applicable law, the employees of First National who become employees of Commercial or the Bank shall be eligible to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated employees of Commercial or the Bank, with full credit for prior service with First National or its subsidiaries for purposes of vesting, eligibility for participation and co-payments and deductibles. Commercial shall honor accrued vacation leave for the employees of First National and its subsidiaries following the Acquisition Merger Effective Time.

Interests of Certain Persons in the Merger

     Advisory Board.   Commercial has also agreed to offer compensated advisory
director status to all members of the boards of directors of First United, except for J. Thomas Burcham and Grant Burcham.

     Consulting Agreement. In addition, Commercial has entered into a consulting agreement with Mr. J. Thomas Burcham, Chairman of the Board of First National, commencing at the Acquisition Merger Effective Time and continuing for a period of three years. Under this Agreement, Mr. Burcham will be required to provide assistance in the post-Merger transition period and to render consulting, advisory and other services regarding business development and general banking matters in the communities served by First United. Under the consulting agreement, Mr. Burcham will receive approximately $125,000 per year.

     Indemnification; Director and Officer Insurance.   Pursuant to the Merger
Agreement, Commercial has agreed that for a period of three years following the Acquisition Merger Effective Time, the Merger will not affect or diminish any of First National's duties and obligations of indemnification existing as of the Acquisition Merger Effective Time in favor of employees, agents, directors or officers of First National or any of its subsidiaries arising by virtue of First National's Articles of Incorporation or Bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law. Commercial will cause the persons serving as officers and directors of First National immediately prior to the Acquisition Merger Effective Time to be covered for a period of 18 months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by First National (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; however, in no event will Commercial be required to expend more than 150% of the amount currently expended by First National on an annual basis to maintain or procure insurance coverage for such 18 month period pursuant to the Merger Agreement.

Federal Income Tax Consequences

     Commercial and First National will rely upon an opinion of Deloitte & Touche llp, tax advisor to Commercial, to the following effect:

     . the Acquisition Merger should qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. First National and Commercial should each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     . First National should recognize no gain or loss on the transfer of its assets to Commercial in exchange for the Commercial Common Stock, cash, if any, and the assumption of its liabilities by Commercial, by reason of the application of Sections 361(a), 361(b) and 357(a) of the Code.

     . no gain or loss should be recognized by First National upon the distribution of the Commercial Common Stock to the First National stockholders, by reason of the application of Section 361(c)(1) of the Code.

     . no gain or loss should be recognized by Commercial on the receipt of First National's assets in exchange for Commercial Common Stock, and the assumption by Commercial of First National's liabilities, by reason of the application of Section 1032(a) of the Code.

     . the basis of the assets of First National in the hands of Commercial should be the same as the basis of such assets in the hands of First National immediately prior to the Merger, by reason of the application of Section 362(b) of the Code.

     . the holding period of the property acquired by Commercial from First National should include the holding period of such property in the hands of First National immediately prior to the Merger, by reason of the application of Section 1223(2) of the Code.

     . no gain or loss should be recognized by the former First National stockholders (including fractional share interests which they might otherwise be entitled to receive), by reason of the application of
          Section 354(a) of the Code.

     . the basis of the Commercial Common Stock (including fractional share interests a First National stockholder would otherwise be entitled to receive) to be received by a First National stockholder who exchanges First National Common Stock for Commercial Common Stock should be the same as the basis of the First National Common Stock surrendered in the exchange by reason of Section 358(a)(i) of the Code.

     . the holding period of the Commercial Common Stock (including fractional share interests that they would otherwise be entitled to receive) to be received by First National stockholders should, in each instance, include the holding period of the First National shares surrendered in the exchange, provided First National stock was held as a capital asset on the date of the exchange, by reason of the application of Code Section 1223(1).

     . Commercial as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of First National described in Code Section 381(c), subject to the conditions and limitations specified in Code Sections 381(b) and 381(c), by reason of the application of Code Section 381(a)(2).

     . as provided in Code Section 381(c)(2) and Regulation Section 1.381(c)(2)-1, Commercial as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First National as of the date or dates of transfer. Any deficit in earnings and profits of either Commercial or First National should be used only to offset earnings and profits accumulated after the date or dates of transfer.

     . cash received by a stockholder of First National otherwise entitled to receive a fractional share of Commercial Common Stock in exchange for his First National stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a). This receipt of cash should result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss should be capital gain or loss to the former First National stockholder, provided the First National stock was a capital asset in such former stockholder's hands and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365 and Rev. Rul. 77-41).

     . where cash is received by a dissenting stockholder of First National, such cash should be treated as received by the dissenting stockholder as a distribution in redemption of his stock, subject to the provisions and limitations of Section 302 of the Code.

The opinion of Deloitte & Touche llp has no binding effect on the IRS. The opinion of Deloitte & Touche llp is filed with the Commission as an exhibit to Commercial's registration statement on Form S-4 of which this Prospectus/Proxy Statement is a part. See " -- Additional Information."

     Cash payments made to the holders of First National Common Stock upon the exchange thereof in connection with the Acquisition Merger (other than certain exempt entities and persons) will be subject to a 31.0% backup withholding tax under federal income tax law unless certain requirements are met. Generally, Commercial will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") or fails to certify under penalty of perjury that such TIN is correct, (ii) the IRS notifies Commercial that the TIN furnished by the stockholder is incorrect,
(iii) the IRS notifies Commercial that the stockholder has failed to report interest, dividends or original issue discount in the past, or (iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31.0% backup withholding tax. Any amounts withheld in collection of the 31.0% backup withholding tax will reduce the federal income tax liability of the stockholders from whom such tax was withheld. The TIN of an individual stockholder is that stockholder's Social Security number.

     THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FIRST NATIONAL'S STOCKHOLDER'S SITUATION. EACH FIRST NATIONAL STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH STOCKHOLDER AND NOT COMMON TO STOCKHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF COMMERCIAL COMMON STOCK RECEIVED IN THE MERGER.

Accounting Treatment

     The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, resulting in adjustments to the carrying value of First National's assets and liabilities to reflect their respective fair values at the date of the Acquisition Merger.

Resale of Commercial Common Stock; Restrictions on Transfer

     The shares of Commercial Common Stock to be issued in the Acquisition Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of First National or Commercial for purposes of Rule 145 under the Securities Act (generally, individuals or entities that control, are controlled by or are under common control with First National or Commercial). Affiliates may not sell their shares of Commercial Common Stock acquired in connection with the Acquisition Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     First National has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who is an affiliate (for purposes of Rule 145) of First National to deliver to Commercial a written agreement intended to ensure compliance with the Securities Act.

New York Stock Exchange Listing

     Commercial Common Stock is traded on the NYSE under the symbol "CFB". It is expected that Commercial Common Stock will continue to be quoted on the NYSE under the symbol "CFB" following the Merger.

Vote Required

     The affirmative vote of at least a majority of the outstanding First National Common Stock is required for First National's stockholders to approve the Merger Agreement and the Acquisition Merger. Each share of First National Common Stock outstanding at the close of business on the record date for the Special Meeting, December __, 1997, is entitled to one vote on each matter to be considered at such meeting. First National's directors and executive officers, and their affiliates, are expected to vote substantially all of the ______ shares of First National's outstanding Common Stock, beneficially owned by them as of the Record Date for approval of the Acquisition Merger and the Merger Agreement.

                       COMMERCIAL FEDERAL CORPORATION AND
                COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK

     Commercial is a unitary non-diversified savings and loan holding company whose primary asset is the Bank, which is one of the largest depository institutions in the Midwest. At September 30, 1997, Commercial had total assets of $7.2 billion and total stockholders' equity of $444.3 million. Based upon total assets at that date, Commercial was the 13th largest publicly held thrift holding company in the United States. Commercial is a consumer-oriented financial institution that emphasizes single-family residential and construction real estate lending, consumer lending, commercial real estate lending, retail deposit activities, including demand deposit accounts, and mortgage banking. At November 30, 1997, Commercial operated 34 branch offices in Nebraska, 21 branch offices in greater metropolitan Denver, Colorado, 19 branch offices in Oklahoma, 27 branch offices in Kansas and seven branch offices in Iowa. Throughout its 110 year history, Commercial has emphasized customer service. To serve its customers, Commercial conducts loan origination activities through its 108 branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network of mortgage loan originators. Commercial also provides insurance and securities brokerage and other retail financial services.

     Commercial's strategy for growth emphasizes both internal and external growth. Operations focus on increasing deposits, including demand accounts, making loans (primarily single-family mortgage and consumer loans), community banking, and providing customers with a full array of financial products and a high level of customer service. As part of its long-term strategic plan, Commercial intends to expand its operations within its market areas either through direct marketing efforts aimed at increasing market share, branch expansions, or opening additional branches. Commercial's retail strategy will continue to be centered on attracting new customers and selling both new and existing customers multiple products and services. Additionally, Commercial will continue to build and leverage an infrastructure designed to increase fee and other income.

     Complementing its strategy of internal growth, Commercial continues to grow its present five-state franchise through an ongoing program of selective acquisitions of other financial institutions.

     Pending Acquisitions. In addition to the Merger, Commercial has entered into definitive agreements to acquire two other financial institution holding companies: Liberty Financial Corporation, a commercial bank and thrift holding company; and Mid Continent Bancshares, Inc., a savings and loan holding company. Together with First National, these three pending acquisitions will add 59 branches to Commercial's existing network and approximately $1.2 billion in total assets, approximately $924.0 million in deposits and approximately $1.3 billion in loans serviced for others. Liberty Financial Corporation, headquartered in West Des Moines, Iowa, operates seven bank subsidiaries and one thrift subsidiary with 36 branch locations in Iowa and six branch locations in the Tucson, Arizona metropolitan area. Mid Continent Bancshares, Inc., headquartered in EL Dorado, Kansas, operates 10 branch offices in Kansas. Future acquisition candidates will be selected based on the extent to which the candidates can enhance Commercial's retail presence in new or underserved markets and complement Commercial's existing retail network.

     On December 15, 1997, the Company entered into a definitive agreement to acquire Perpetual Midwest Financial, Inc. ("Perpetual"), the holding company of Perpetual Savings Bank, FSB ("Perpetual Savings"), headquartered in Cedar Rapids, Iowa. In this transaction the Company will acquire through a tax-free exchange all 1,872,925 shares of Perpetual's common stock. Perpetual shareholders will receive 0.8636 shares of the Company's common stock for each outstanding share of Perpetual common stock. Following the merger of Perpetual into the Company, Perpetual Savings will be merged into the Bank. Perpetual Savings currently operates four branch locations in Cedar Rapids, Iowa and one branch in Iowa City, Iowa. At September 30, 1997, Perpetual had assets of approximately $401.7 million, deposits of approximately $310.1 million and stockholders' equity of approximately $34.2 million. The acquisition is subject to regulatory approvals, approval by Perpetual's shareholders and other conditions. It is expected to be completed late in the second quarter of 1998.

     Recent Events.    On November 18, 1997, Commercial announced at its 1997
Annual Meeting that stockholders had approved proposals to amend Commercial's Articles of Incorporation to (i) increase the number of authorized shares of Commercial Common Stock from 25,000,000 shares to 50,000,000 shares, and (ii) establish a variable range for the number of members of the Board of Directors of from nine to 12 members.

     In addition, Commercial announced that its Board of Directors had authorized a three-for-two stock split to be effected in the form of a 50 percent stock dividend. Par value remained at $.01 per share. Fractional shares were paid in cash. The Board also declared a quarterly cash dividend of $.055 per share of Commercial Common Stock which represents an increase of 17.9% from the September 30, 1997 quarter when Commercial paid a cash dividend of $.0467 per shares, after adjusting for the three-for-two stock split. The stock dividend was distributed on December 15, 1997 to stockholders of record as of November 28, 1997. The cash dividend for the quarter ended December 31, 1997, payable to stockholders of record as of December 31, 1997, will be paid on January 14, 1998. All per share data and stock prices presented in this Prospectus/Proxy Statement have been adjusted on a retroactive basis to reflect the effect of this three-for-two stock split.

     Commercial's principal executive offices are located at 2120 South 72nd Street, Omaha, Nebraska 68124, and its telephone number is (402) 554-9200.

     For additional information regarding Commercial and the Bank, see Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and the Current Reports on Form 8-K dated August 18, 1997, September 2, 1997, September 11, 1997, November 18, 1997 and December 8, 1997, all of which are incorporated by reference herein.

                      FIRST NATIONAL BANK SHARES, LTD. AND
                  FIRST UNITED NATIONAL BANK AND TRUST COMPANY

     First National is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and was incorporated in the state of Kansas in 1978. First National owns 100% of the issued and outstanding shares of the capital stock of First United. First United became a subsidiary of First National in 1978. First National, through First United, provides banking and financial services to consumer and business customers in six communities in central Kansas; Great Bend, Burdett, Ellinwood, Kinsley, Larned and Lewis. First United is primarily engaged in the business of attracting deposits from the general public and investing such funds, together with funds generated from operations, in agricultural loans, commercial loans, consumer loans and various types of real estate loans including loans secured by one to four-family residential properties and commercial properties.

     Prior to November 20, 1997, First National also owned 100% of the capital
stock of the Missouri Bank.   The Missouri Bank is a financial institution
headquartered in downtown Kansas City, Missouri and was acquired by First National in 1994. On November 20, 1997, the capital stock of the Missouri Bank was spun off to the stockholders of First National.

     The principal executive offices of First National are located at 1222 Kansas Avenue, Great Bend, Kansas 67530-0069 and its telephone number is (316) 792-1771.

                  BUSINESS OF FIRST NATIONAL BANK SHARES, LTD.

     General. First National's principal lending activities consist of the origination of agricultural loans, commercial loans, consumer loans and various types of real estate-secured loans including one- to four-family loans and commercial real estate loans.

     Loan Composition. The following table sets forth the types of loans held by First United at each of the dates shown.


                                   At December 31,
                          ----------------------------------
                                1996              1995
                          ----------------  ----------------
                          Amount      %     Amount      %
                          -------  -------  -------  -------
                                (Dollars in thousands)

Commercial..............  $17,996   22.83%  $16,107   22.04%
Construction............      356    0.45       222     .30
Commercial real estate..   12,333   15.64    10,213   13.97
1-4 single family.......    9,403   11.93     8,661   11.85
Installment.............    8,766   11.12     9,293   12.72
Agricultural............   23,127   29.33    23,704   32.44
All other...............    6,862    8.58     4,881    6.68
                          -------  ------   -------  ------

Total...................  $78,843  100.00%  $73,081  100.00%
                          =======  ======   =======  ======


     Loan and Mortgage-Backed Securities Maturity and Repricing. The following table shows the maturity analysis of loans outstanding (excluding real estate mortgage, installment and other loans) as of December 31, 1996. Variable rate loans are included and analyzed according to their next repricing date.

                            After One
                  Within    But Within    After
                 One Year   Five Years  Five Years   Total
                 ---------  ----------  ----------  -------
                           (Dollars in thousands)

Commercial.....    $13,693     $ 4,187     $   116  $17,996
Real Estate:
 Construction..        356          --          --      356
Agricultural...     13,988       2,949         155   17,092
                   -------     -------     -------  -------
                   $28,037     $ 7,136      $  271  $35,444
                   =======     =======     =======  =======

     The following table shows as of December 31, 1996, the dollar amount of all loans due one year or more after December 31, 1996 which have fixed interest rates and which have floating or adjustable rates.



        Loans maturing after one year with:
        Predetermined interest rates...........    $7,136  $271
        Floating or adjustable interest rates..        --    --
                                                   ------  ----
               Total...........................    $7,136  $271
                                                   ======  ====


     Nonperforming Assets. The following table sets forth information regarding nonaccrual loans and real estate owned. As of the dates indicated, First United did not have any troubled debt restructurings within the meaning of SFAS 15.


                             At December 31,
                             ---------------
                              1996     1995
                             -------  ------
                             (In thousands)
LOANS ACCOUNTED FOR ON A
   NONACCRUAL BASIS:
Commercial.................    $ 221   $ 319
Real estate................      248     302
Construction...............       --      --
Mortgage...................       --      --
Installment................       --      48
Agricultural...............       31      --
                               -----   -----

Total......................    $ 500   $ 669
                               =====   =====

ACCRUING LOANS WHICH ARE
PAST DUE 90 DAYS OR MORE:
Installment................    $  39   $   8
Agricultural...............       26       5
Commercial.................       --      17
Real Estate................      837      --
                               -----   -----

Total......................    $ 902   $  30
                               =====   =====

RESTRUCTURED LOANS.........       --      --


     The gross interest income on non-accrual loans that would have been recorded during the year ended December 31, 1996, if the loans had been current in accordance with their original terms and had been outstanding throughout the year or since origination if held for part of the year, amounts to $60,000.

     There are approximately $1.4 million of loans classified current (and which are performing) about which there are doubts as to the ability of the borrower to comply with the loan repayment terms in the future. Of this amount, management believes that approximately $1.4 million of such loans have sufficient collateral to cover the debt in the event of liquidation. These loans have been considered by First United in establishing the allowance for loan losses.

     At December 31, 1996, the Bank had no foreign loans outstanding and no loan concentrations, except for those indicated in the first table under "-- Loan Composition," exceeding 10% of total loans.

     The following table summarizes First United's loan loss experience for the periods indicated.

                                         Year Ended December 31,
                                        -------------------------
                                           1996          1995
                                        -----------  ------------
                                         (Dollars in thousands)
Balance of allowance for loan losses
 at the beginning.....................       $ 804         $ 800

Charge-offs:
  Commercial..........................          --           114
   Real Estate Construction...........          --            --
   Real Estate Mortgage...............          22            27
   Installment........................          18            43
   Agricultural.......................           1            59
   All Other..........................          --            --
                                             -----         -----

Total Loan Charge-offs................       $  41         $ 243

Recoveries:
   Commercial.........................       $   9         $  19
   Real Estate Construction...........          --            --
   Real Estate Mortgage...............          --            --
   Installment........................          12            32
   Agricultural.......................          14            16
   All Other..........................          --            --
                                             -----         -----

Total Loan Recoveries.................       $  35         $  67

Net Recoveries (charge-offs)..........       $  (6)        $(176)
Changes Incident to Acquisition.......          --           140
Additions Charged to Operations.......         110            40
                                             -----         -----

Balance at end of period..............       $ 908         $ 804
                                             =====         =====


     The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management. These evaluations consider several factors including, but not limited to, general economic conditions, loan portfolio composition, prior loan loss experience, classification of loans, and management's estimation of future potential losses.

     The allowance for loan losses should not be interpreted as an indication that charge-offs will occur in these amounts or proportions, or that the allocation indicates future charge-off trends. Furthermore, the portion allocated to each category is not the total amount available for future losses that might occur within such categories.

     The following table illustrates the allocation of the allowance for loan losses for each category of loan. The allocation of the allowance to each category is not necessarily indicative of future loss in any particular category and does not restrict the use of the allowance to absorb losses in other categories.


                                     At December 31,
                             --------------------------------
                                   1996             1995
                             ---------------  ---------------
                             Amount     %     Amount     %
                             ------  -------  ------  -------
                                 (Dollars in thousands)

Commercial.................    $ 19    2.00%    $ 24    3.00%
Real Estate:
 Construction..............      --      --       --      --
 Mortgage..................      70    8.00       88   11.00
Installment................      11    1.00       13    1.00
Agricultural...............      10    1.00       47    6.00
All Other..................      --      --       --      --
Unallocated................     798   88.00      632   79.00
                               ----  ------     ----  ------
  Total....................    $908  100.00%    $804  100.00%
                               ====  ======     ====  ======


     The following table sets forth by major category the ratio of net loans charged off (recovered) to total average loans outstanding.


                    At December 31,
                   -----------------
                     1996     1995
                   --------  -------

Commercial.......    (.01)%     .14%
Real Estate:
   Construction..       --       --
   Mortgage......      .03      .04
Installment......      .01      .02
Agricultural.....     (.02)     .06
All Other........       --       --
                     -----     ----
Total............      .01%     .26%
                     =====     ====

     For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Provision for Loan Losses."

     Investments. The carrying values of the major classifications of securities available for sale at December 31, were as follows:

                                                     1996     1995
                                                    -------  -------
                                                     (In thousands)
U.S. Treasury and other U.S. Government agencies
    and corporations..............................  $27,544  $29,196
State and political  subdivisions.................   18,954   12,143
Other securities..................................    2,523    2,551
                                                    -------  -------
     Total........................................  $49,021  $43,890
                                                    =======  =======


     Analysis of Securities Portfolio. The following table sets forth the stated maturities of securities at December 31, 1996, and the weighted average yields of such securities (calculated on the basis of the cost and effective yield weighted for the scheduled maturity of each security). Mortgage-backed securities are reported at their estimated average life. Yields on tax exempt obligations have been computed on a tax equivalent basis using a 34% tax rate.

                                                        After One But      After Five But
                                    Within One Year   Within Five Years   Within Ten Years   After Ten Years
                                    ----------------  ------------------  -----------------  ----------------
                                    Amount    Yield    Amount     Yield    Amount    Yield   Amount    Yield
                                    -------  -------  ---------  -------  --------  -------  -------  -------
                                                              (Dollars in thousands)
Available for Sale
 U.S. Treasury and other U.S.
   government agencies
   and corporations...............   $4,021    5.50%    $23,563    6.70%    $  978    6.75%   $1,466    6.75%
State and political subdivisions..    1,815    7.08       7,520    7.25      5,422    7.50     1,705    7.75
Other securities..................    1,290    6.00         611    8.50        520    7.60        --      --
                                     ------             -------             ------            ------
  Total...........................   $7,126    6.00     $31,694    6.83     $6,920    7.34    $3,171    7.29
                                     ======             =======             ======            ======


     States and political subdivisions at September 30, 1997, included $14,000 of tax exempt securities issued by various political subdivisions. The market value of these securities totaled $14,000. These tax exempt securities were purchased to reduce First National's effective marginal tax rate.

     For more information concerning securities, see Notes 1 and 3 of "Notes to Combined Financial Statements."

     Deposits. The average daily amount of deposits and rates paid on savings deposits is summarized for the periods indicated in the following table:


                                        December 31,
                               -------------------------------
                                     1996             1995
                               ---------------   --------------
                                Amount   Rate    Amount   Rate
                               --------  -----   -------  -----
                                   (Dollars in thousands)

Deposits:
Non-interest bearing demand..  $ 15,144   -- %   $13,528   -- %
Interest bearing demand......    14,646  2.10     12,659  2.31
Savings deposits.............    26,359  3.19     26,010  3.55
Time deposits................    66,041  5.51     59,946  5.53
                               --------         --------
                               $122,190         $103,143
                               ========         ========

     The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1996.


                                                  Certificates
                Maturity Period                   of Deposits
                ---------------                  --------------
                                                 (In thousands)
                Three months or less...........        $ 7,691
                Over three through six months..          3,400
                Over six through 12 months.....          3,202
                Over 12 months.................          1,912
                                                       -------
                  Total........................        $16,205
                                                       =======

     Deposits by foreign depositors at December 31, 1996 and 1995 were insignificant. For additional information, see Note 7 of "Notes to Consolidated Financial Statements."

     Short-Term Borrowings. For the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995, short-term borrowings consisted primarily of FHLB advances. The following is a summary of consolidated short-term debt for the periods indicated.


                                                        At or for the
                                                   Year Ended December 31,
                                                  -------------------------
                                                       1996          1995
                                                       ----          ----
                                                   (Dollars in thousands)

FHLB advances...................................      $6,915        $1,525

Weighted average interest rate at end of year...        5.50%         5.50%
Maximum amount outstanding during the year......       6,915         5,335

Average amount outstanding during the year......       3,190         1,662
Weighted average interest rate during the year..        5.52%         6.14%


     Properties. First National maintains its office at 1222 Kansas Avenue, Great Bend, Kansas, which is the same location as First United's main office. The building has, with additions, approximately 19,700 square feet of office space, four drive-up lanes, one walk-up window, and one drive-up ATM. The building was built in 1900, with additions built in 1955, 1967, and 1972.

     First National, through its banking facilities and subsidiaries, owns the following buildings and property: Great Bend (914 square feet; purchased in 1981), Ellinwood (1,600 square feet with full basement; built in 1990), Larned (2,036 square feet; built in 1993), Burdett (3,375 square feet with partial basement; purchased in 1995), Lewis (8,120 square feet; purchased in 1994), Kinsley (2,460 square feet; purchased in 1994).

     First National leases a walk up ATM facility in Ellinwood.

     Other information regarding premises and equipment can be located in Notes 1 and 6 to "Notes to the Combined Financial Statements."

     Significant Financial Ratios. The following table sets forth combined operating and capital ratios for the last three years:

                                          Year Ended December 31,
                                         -------------------------
                                             1996         1995
                                         ------------  -----------

Return on average assets...............         1.07%        0.94%
Return on average equity...............        23.59        19.25
Average equity to average asset ratio..         4.56         4.86
Dividend payout ratio to net income....        10.47           --


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


      General. The following discussion is provided for the combined operations of First National and First United.

      The purpose of this discussion is to focus on significant factors affecting First National's financial condition and results of operations. This discussion should be read along with the Combined Financial Statements (including the notes thereto). In this discussion, net interest income and net interest margin are presented on a fully taxable equivalent basis. All per share data is adjusted to reflect all stock dividends and stock splits.

     Average Balances, Interest and Average Yield. The following table sets forth the average consolidated balance sheets of First National for the past two years along with an analysis of net interest earnings for each major category of interest earning assets and interest bearing liabilities, the average yield or rate paid on each category, and net yield on interest earning assets:

                                                                                     Year Ended December 31,
                                                          -------------------------------------------------------------------------
                                                                         1996                                    1995
                                                          ------------------------------------      -------------------------------
                                                                                        Average                              Average
                                                           Average                       Yield/     Average                  Yield/
                                                           Balance       Interest        Cost       Balance     Interest      Cost
                                                           -------       --------       -------     -------     --------     ------
                                                                                      (Dollars in thousands)
ASSETS
INTEREST EARNING ASSETS
Loans (2)
Commercial and agricultural.............................. $ 37,093     $  3,795          10.23%   $  37,140    $  3,993       10.75%
Real estate..............................................   26,497        2,440           9.20       21,932       2,093        9.54
Consumer and other.......................................   10,684          958           8.97        8,570         697        8.13
                                                          --------     --------          -----    ---------    --------       -----
                                                            74,274        7,193           9.68       67,642       6,783       10.03
Securities
Taxable..................................................   36,870        2,350           6.37       27,040       1,672        6.18
Nontaxable (2)...........................................   10,941          798           7.29        8,445         602        7.13
Federal funds sold and other interest-earning assets.....    4,546          295           6.49        4,295         287        6.68
                                                          --------     --------          -----    ---------    --------       -----
                                                            52,357        3,443                      39,780       2,561

    Total interest-earning assets........................  126,631       10,636           8.40%     107,422       9,344        8.70%


NON-INTEREST EARNING ASSETS
Cash and due from banks..................................    3,523                                    3,408
Other assets.............................................    6,724                                    5,682
Less: allowance for loan losses..........................     (860)                                    (761)
                                                          --------                                ---------
Total.................................................... $136,018                                $ 115,751
                                                          ========                                =========

LIABILITIES AND STOCKHOLDERS' EQUITY
INTEREST BEARING LIABILITIES

Interest bearing demand.................................. $ 14,646     $    307           2.10%   $  12,659    $    292        2.31%
Savings deposits.........................................   26,359          841           3.19       26,010         923        3.55
Time deposits............................................   66,041        3,638           5.51       50,946       2,817        5.53
                                                          --------     --------          -----    ---------    --------       -----
                                                           107,046        4,786           4.47       89,615       4,032        4.49

Short-term borrowings....................................    3,800          208           5.47        2,824         168        5.95
Notes payable............................................    3,100          250           8.06        3,300         315        9.55
                                                          --------     --------          -----    ---------    --------       -----
Total interest-bearing liabilities.......................  113,946        5,244           4.60       95,739       4,515        4.72

NON-INTEREST BEARING LIABILITIES
AND STOCKHOLDERS' EQUITY
Demand deposits..........................................   15,144                                   13,528
Other....................................................      731                                      853
Stockholders' equity.....................................    6,197                                    5,631
                                                          --------                                ---------

Total.................................................... $136,018                                $ 115,751
                                                          ========                                =========
Net interest income......................................              $  5,392                                $  4,829
                                                                       ========                                ========
Net yield on  interest earning assets....................                                 4.26%                                4.50%
                                                                                        ======                               ======
Tax equivalent adjustment (2)............................              $    414                                $    345

--------
(1) For purposes of these computations, non-accruing loans are included in the daily average loan amounts outstanding.
(2)  Taxable equivalent adjustments is computed using a 34% tax rate.

      Rate/Volume Analysis. The following table sets forth the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates. The in interest due to volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                                                  Year Ended December 31,
                                                             ------------------------------------------------------------------
                                                                1996 Compared to 1995                1995 Compared to 1994
                                                             -----------------------------        -----------------------------
                                                            Volume        Rate        Net       Volume         Rate         Net
                                                            ------        ----        ----      ------         ----         ---
                                                                                     (Dollars in thousands)
INTEREST EARNED ON:
Loans: (2)
Commercial................................................   $  (5)       $(193)      $(198)      $436       $    (17)     $  419
Real estate...............................................     436          (89)        347        305             28         333
Consumer and other........................................     172           89         261        128           (175)        (47)
                                                            ------         -----      ------    ------          -----      ------
Total.....................................................     603         (193)        410        869           (164)        705

Securities:

Taxable....................................................    607           71         678        270            104         374
Non-taxable (2)............................................    178           18         196        309           (105)        204
Other interest-earning assets..............................     17           (9)          8       (100)            24         (76)
                                                            ------        -----      ------     ------          -----      ------
Total interest earning assets..............................  1,405         (113)      1,292      1,348           (141)      1,207

INTEREST PAID ON:
Deposits:
Interest bearing demand....................................     46          (31)         15        (19)             6         (13)
Savings deposits...........................................     12          (94)        (82)        80            155         235
Time deposits..............................................    833          (12)        821        551            365         916
                                                            ------        -----       ------    ------          -----      ------
Total......................................................    891         (137)        754        612            526       1,138
Short-term borrowing (1)...................................     59          (19)         40        (26)            44          18
Note payable...............................................    (19)         (46)        (65)         2             73          75
                                                            ------        -----      ------     ------          -----      ------

Total interest-bearing liabilities.........................    931         (202)        729        588            643       1,231
                                                            ------        -----      ------     ------          -----      ------
Net interest income........................................ $  474        $  89      $  563     $  760          $(784)     $  (24)
                                                            ======        =====      ======     ======          =====      ======


--------------
(1) Short-term borrowing includes federal funds purchased, securities sold under agreements to repurchase, and the FHLB overnight borrowings account.
(2)  Taxable equivalent adjustment is computed using a 34% tax rate.

Comparison of Results of Operations for the Nine Months Ended
September 30, 1997 and 1996

      Net income for the nine months ended September 30, 1997 was $1.4 million, representing a 30% increase over net income of $1.1 million for the first nine months of 1996. Net income per share was $91.72 in the 1997 period compared to $70.67 per share in the comparable period in 1996. For 1997 and 1996, the return on average assets was 1.27% and 1.07%, respectively. Return on average equity was 24.8% in 1997 compared to 23.8% in 1996.

      The increase in net income for the first three quarters of 1997 was due to an increase in net interest income. Net interest income increased $260,000 or 7%, primarily as a result of an increase in average earning assets associated with an increase in loan and securities volume.

      Net Interest Income. Net interest income, First National's primary source of revenue, is the difference between the amount of interest and fees generated by earning assets, primarily loans and securities, that exceeds the interest cost of deposits and purchased funds.

      Net interest income for the first nine months of 1997 totaled $8.6 million, a $735,000 (9.3%) increase over the same period in 1996. The increase resulted from an increase in average earning assets, while net interest margin declined slightly.

        Net interest income is influenced by changes in both interest rate(s) and changes in interest-bearing assets and liabilities (volume). First National's average earning assets during the 1997 period increased $12.2 million over the 1996 period while First National's average interest-bearing liabilities increased $7.1 million. The difference between the interest earned and the interest paid on this increased volume resulted in approximately $735,000 in additional net interest income during 1997.

      The yield on earning assets decreased 4 basis points during the first nine months of 1997 to 8.42% as compared to 8.46% last year. Loan yields decreased due to prime rate fluctuations and competitive pressures. Security yields increased due to the rollover of lower yielding securities to higher yielding securities. First National's cost of funds increased 28 basis points during 1997 to 4.57% as compared to 4.29% last year. The increase reflects the repricing of lower rate deposits to higher rates. Because the increase in the cost of funds and the decrease in the yield on earning assets, First National's net interest margin decreased from 4.28% to 4.15% from 1996 to 1997.

      Interest rates decreased during the first half of 1996, were steady during the second half of 1996 and through September 30, 1997. The changes in interest rates have not impacted First National's net interest margin significantly. However, because First National is asset-sensitive to interest rates, a change in the direction of rates may have an impact on First National's net interest margins. Generally when interest rates increase, First National's net interest margin may increase and if interest rates decrease, First National's net interest margin may decrease. The impact on First National's net interest margin is also dependent on the magnitude and direction of future interest rates, deposit customer alternatives, and First National's need for liquidity.

     At September 30, 1997 First National has approximately $63 million in earning assets repricing or maturing within the next year. As a repricing offset, First National has approximately $66 million in certificates of deposit maturing in one year and $44 million in savings and checking accounts whose interest rates may increase or decrease along with other market rates. Historically, the interest rates paid on savings and checking accounts lag and do not increase as far as the rates earned on loans and investments. During 1997, strong loan demand has resulted in competitive pressures among banks to keep deposit rates relatively high and these high rates may have a negative impact on First National's net interest margin.

      In order to help protect First National against significant rising interest rates, First National has all of its securities classified as available-for-sale. If they are sold prior to maturity, First National may experience losses which may be offset by high interest income when reinvested at higher yields.

      Provision and Allowance for Loan Losses. First National provided approximately $45,000 for loan losses during the first nine months of 1997 compared to $95,000 of provisions during the same period in 1996. First National had net loan charge offs of $17,000 in 1997 and $13,000 during 1996. The provisions should be characterized as general provisions not related to any specific or impaired loans.

      The allowance for loan losses totaled $970,000 (1.20% of loans) at September 30, 1997, compared to $912,000 (1.20% of loans) at September 30, 1996. Based upon management's continuing evaluation of inherent risks in the current loan portfolio, current levels of classified assets, and economic factors, management believes the allowance to be adequate to absorb potential losses in the current portfolio.

      Other Income. Other income, excluding security gains and losses, increased $213,000 (24%) during 1997 compared to 1996.

      Other Expenses. Other expenses increased $54,000 during the first nine months of 1997 compared to the same period in 1996. Other expenses as a percent of average assets was 2.8% in 1997 compared to 2.8% in 1996. First National's efficiency ratio (operating expenses as a percent of operating income) improved to 64% in 1997 compared to 64% last year.

Comparison of Results of Operations for the Years Ended
December 31, 1996 and 1995

      Net income for 1996 was $1.5 million, representing a 36.8% increase over 1995 net income of $1.1 million. Net income per share was $95.49 in 1996 compared to $70.80 per share in 1995. For 1996 and 1995, the return on average assets was 1.07% and 0.94%, respectively. Return on average equity was 23.6% in 1996 compared to 19.3% in 1995. The increase in net income in 1996 was due primarily to an increase in net interest income and a reduction in expenses. Net interest income increased $563,000 or 11.7% in 1996, primarily as a result of an increase in average earning assets associated with purchase and acquisition of the assets and liabilities of Burdett State Bank in late 1995. Other expenses decreased $22,000 in 1996. First National's efficiency ratio improved to 61% in 1996 as compared to 67% last year.

      Net Interest Income. Net interest income, First National's primary source of revenue, is the difference between the amount of interest and fees generated by earning assets, primarily loans and securities, that exceeds the interest cost of deposits and purchased funds. Net interest income on a tax equivalent basis adjusts tax exempt income to an amount which would have been earned had the income been fully subject to income tax. This discussion is based upon tax equivalency.

      The following table summarizes the adjustments made to interest income as reported in the Combined Statements of Operations to arrive at net interest income. All rates used in the analysis following this table are on a tax-equivalent basis using a 34% tax rate.



                                               1996     Increase      1995
                                              ------    ---------    ------
                                                 (Dollars in thousands)

Total interest income.......................  $10,222     $1,224      $8,998
Plus tax-equivalent adjustment..............      414         68         346
                                              -------     ------      ------

Interest income(tax-equivalent).............   10,636      1,292       9,344
Less interest expense.......................    5,244        729       4,515
                                              -------     ------      ------

Net interest income, (tax-equivalent basis).  $ 5,392     $  563      $4,829
                                              =======     ======      ======

Yield on earning assets.....................     8.40%                  8.70%
Cost of funds...............................     4.60%                  4.72%
Net interest margin.........................     4.26%                  4.50%

      Net interest income during 1996 totaled $5.4 million, a $563,000 (11.7%) increase over 1995. The increase resulted from an increase in average earning assets, while net interest margin declined slightly. Net interest income is influenced by changes in both interest rate(s) and changes in interest-bearing assets and liabilities (volume). First National's average earning assets in 1996 increased $19.2 million over 1995 while First National's average interest-bearing liabilities increased $18.2 million. The difference between the interest earned and the interest paid on this increased volume resulted in approximately $563,000 in additional net interest income during 1996.

      The yield on earning assets decreased 30 basis points during 1996 to 8.40% as compared to 8.70% last year. Loan yields decreased due to prime rate fluctuations and competitive pressures. Security yields increased due to the rollover of lower yielding securities to higher yielding securities. First National's cost of funds decreased 12 basis points during 1996 to 4.60% as compared to 4.72% last year. The decrease reflects the repricing of higher rate deposits to lower rates. Because the decrease in the cost of funds was slightly lower than the decrease in the yield on earning assets, First National's net interest margin decreased from 4.50% to 4.26% from 1995 to 1996.

      Interest rates were steady during 1995, decreased during the first half of 1996, and were steady during the second half of 1996. The changes in interest rates have not impacted First National's net interest margin significantly. However, because First National is asset-sensitive to interest rates, a change in the direction of rates may have an impact on First National's net interest margins. Generally when interest rates increase, First National's net interest margin may increase and if interest rates decrease, First National's net interest margin may decrease. The impact on First National's net interest margin is also dependent on the magnitude and direction of future interest rates, deposit customer alternatives, and First National's need for liquidity.

      First National has approximately $65.8 million in earning assets repricing or maturing within the next year. As a repricing offset, First National has approximately $52.3 million in certificates of deposit maturing in one year and $56 million in savings and checking accounts whose interest rates may increase or decrease along with other market rates. Historically, the interest rates paid on savings and checking accounts lag and do not increase as far as the rates earned on loans and investments. During 1996, strong loan demand has resulted in competitive pressures among banks to keep deposit rates relatively high and these high rates may have a negative impact on First National's net interest margin.

      In order to help protect First National against significant rising interest rates, First National has all of its securities classified as available-for-sale. If they are sold prior to maturity, First National may experience losses which may be offset by high interest income when reinvested at higher yields.

      Provision And Allowance For Loan Losses. First National provided approximately $110,000 for loan losses during 1996 compared to provisions totaling $40,000 during 1995. First National had net loan charge offs of $6,000 in 1996 and $176,000 during 1995. The provisions should be characterized as general provisions not related to any specific or impaired loans.

      The allowance for loan losses totaled $908,000 (1.15% of loans) at December 31, 1996, compared to $804,000 (1.10% of loans) at December 31, 1995. Based upon management's continuing evaluation of inherent risks in the current loan portfolio, current levels of classified assets, and economic factors, management believes the allowance to be adequate to absorb potential losses in the current portfolio.

        Other Income. The following table summarizes the changes in the components of noninterest income:

                                                        Increase
                                               1996    (Decrease)     1995
                                              ------   ----------    ------
                                                 (Dollars in thousands)

Service charges on deposit accounts.........  $   446     $  (16)     $  462
Gain (Loss) on sale of securities, net......       28         50         (22)
Credit card fees............................       10          0          10
Other.......................................      496         60         436
                                              -------     ------      ------
Total other income..........................  $   980     $   94      $  886
                                              =======     ======      ======


      Noninterest income, excluding security gains and losses, increased $44,000 (5%) during 1996 compared to 1995. An increase in fiduciary fees was primarily responsible for the increase.

      Other Expenses. The following table summarizes the changes in the components of noninterest expenses:



                                                        Increase
                                               1996    (Decrease)     1995
                                              ------   ----------    ------
                                                 (Dollars in thousands)

Salaries and employee benefits..............  $ 2,069     $   95      $1,974
Occupancy expense of premises...............      541         24         517
Printing, stationery and supplies...........       53         (6)         59
Data processing.............................      272         29         243
Legal and professional......................       35        (73)        108
Audits and examinations.....................       82         (5)         87
Marketing...................................       78         15          63
Insurance...................................       47          9          38
FDIC assessments............................        2       (113)        115
Postage.....................................       83          6          77
Telephone & telegraph.......................       63          6          57
Other.......................................      567          6         561
                                              -------     ------      ------
Subtotal....................................  $ 3,892     $   (7)     $3,899
                                              =======     ======      ======

      Noninterest expenses decreased $7,000 during 1996 compared to 1995.
The decrease in noninterest expenses is primarily attributed to a decrease in the FDIC insurance assessment of $113,000. This was offset by an increase in salaries and employee benefits.

      Noninterest expenses as a percent of average assets was 2.9% in 1996 compared to 3.4% in 1995. First National's efficiency ratio (operating expenses as a percent of operating income) improved to 61% in 1996 compared to 68% last year.

Comparison of Financial Condition at December 31, 1996 and 1995

      First National functions as a financial intermediary, and as such its financial condition should be examined in terms of trends in sources and uses of funds.

                                                                          1995-1996
                                                       1996          Increase (Decrease)         1995
                                                      Average        -------------------        Average
                                                      Balance        Amount          %          Balance
                                                     ---------       -------      -----        ---------
FUNDING USES
Earning Assets
Loans............................................     $  74,274      $ 6,632        9.8%        $ 67,642
Taxable investment securities....................        36,870        9,830       36.4           27,040
Non-taxable investment securities................        10,941        2,496       29.6            8,445
Other interest earning assets....................         4,546          251        0.6            4,295
                                                       --------      -------      ------        --------
Total earning assets.............................       126,631       19,209       17.9          107,422
Cash and due from banks..........................         3,523          115        3.4            3,408
Other funding uses...............................         5,864          943       19.2            4,921
                                                       --------      -------      ------        --------
Total funding uses...............................       136,018       20,267       17.5          115,751

FUNDING SOURCES
Interest bearing liabilities
Interest bearing deposits........................       107,046       17,431       19.5           89,615
Short-term borrowings............................         3,800          976       34.6            2,824
Note payable.....................................         3,100         (200)      (6.1)           3,300
                                                       --------      -------      ------        --------
Total interest bearing liabilities...............       113,946       18,207       19.0           95,739
Non-interest demand deposits.....................        15,144        1,616       11.9           13,528
Stockholders' equity.............................         6,197          566       10.1            5,631
Other sources....................................           731         (122)     (14.3)             853
                                                       --------      -------      ------        --------
Total funding uses...............................      $136,018      $20,267       17.5%        $115,751
                                                       ========      =======      ======        ========


      Total average earning assets increased $19.2 million or 17.9% and total average interest bearing liabilities increased $18.2 million or 19.0%, in 1996.

      Average loans, the largest use of funds, increased $6.6 million or 9.8%. The increase was primarily in commercial, agricultural, and real estate loans. The loan increase was funded from an increase in deposits.

      Total average deposits increased $17.4 million. Depositors increased their investment in time certificate of deposits as the interest rate differential between savings and demand deposit alternatives increased.

      Total stockholders' equity increased $.6 million or 10.1% in 1996 as a result of the retention of 1996 earnings, partially offset by the payment of cash dividends and a redemption of preferred stock.

Non-accrual, Past Due and Restructured Loans

        Certain information concerning non-accruals, past due and restructured loans as set forth in the following tables.




                                                               December 31,
                                                               -------------
                                                               1996     1995
                                                               ----     ----
                                                               (In thousands)
Non-accrual loans...........................................   $ 500     $669
Accruing loans past due  90 days or more....................     902       30
Restructured loans..........................................      --       --
Interest foregone on non-accrual loans......................      60       63
Past due and non-accrual loans as percentage of loans.......    1.80%     .96%



      The total of accruing loans past due 90 days or more and non-accrual loans increased $699,000 to $1,402,000 at December 31, 1996. The increase in accruing loans past due 90 days or more was related to one agricultural loan and one commercial loan. First National does not presently anticipate any significant losses with respect to these loans or any other assets not reported above.

Liquidity and Interest Rate Sensitivity

      The primary functions of asset/liability management are to assure adequate liquidity and to maintain an appropriate balance between interest earning assets and interest bearing liabilities. Liquidity represents the ability of First National to meet maturing obligations and existing commitments, to provide funds necessary to respond to fluctuations in deposit levels, to fund operations, and to provide for customers' credit needs.

      Liquidity can be provided from both the asset and liability sides of the balance sheet. On the asset side, liquidity arises primarily through maturities of investments, daily receipt of principal and interest payments on loans, and the sale of loans and investments to investors in the secondary market. Liquidity on the liability side involves the ability of First National to attract and retain deposits and other funds at a reasonable cost. First United has not actively sought deposits from outside of its service area or from large-denomination time certificates of deposits which are available to the highest bidder. Other sources of liquidity include the purchase of Federal Funds, repurchase of U.S. government securities, and sale of long-term debt and common stock. Additional liquidity is also available through the discounting facilities of the Federal Reserve Bank, and the borrowings from the Federal Home Loan Bank.

      First National's liquidity position was stable during 1996. First National believes its liquidity to be strong and more than adequate to meet future funding needs. Indicators of liquidity include: loan-to-deposit ratio (loans as a percent of deposits less time deposits $100,000 or more) 73.1% at December 31, 1996, compared to 68.3% at December 31, 1995; securities maturing in one year $7.1 million compared to $8.3 million at December 31, 1996 and 1995, respectively; and interest-bearing deposits in other banks of $4.6 million at December 31, 1996, compared to $4.2 million at December 31, 1995.

      Interest rate sensitivity is a function of the repricing characteristics of First National's assets and liabilities -- the time at which, either at replacement at maturity or during the life of the instrument, interest bearing assets and liabilities are subject to changes in interest rates. Examples of interest sensitive assets include loans with floating rates and assets that will mature within a designated time period. Interest sensitive liabilities include short-term certificates of deposits and money market accounts. The difference between the amount of rate sensitive assets and rate sensitive liabilities, on which interest rates may change with market fluctuations within a given period of time, is referred to as a rate sensitive gap. In theory, any gap can have a potential impact on a bank's net interest income. For example, if interest-sensitive liabilities exceed interest-sensitive assets, an increase in general interest rates might have an adverse effect on earnings which might have been realized in the absence of such an interest rate change. Conversely, a decrease in general interest rates might improve earnings.

    The objective of the interest rate sensitivity process is to maintain an appropriate balance between First National's interest earning assets and interest bearing liabilities over a specified time frame. The interest rate sensitivity analysis, presented below (in thousands), represents the relationship at the end of 1996 and 1995 between assets and liabilities that are interest-rate adjustable within given time periods.

                                                      1 to 90     91 to 365   1 to 5   Over Five
                                           Total       Total        Days       Years    Years *
                                           -----       -----        ----       -----    -------
                                                               (In thousands)
DECEMBER 31, 1996
Assets
Loans.................................... $ 78,843    $ 38,343    $ 20,814   $ 18,307   $ 1,379
Securities...............................   49,021       2,316       1,610     19,860    25,235
Other earning assets.....................    4,556         200         600      3,756
Other assets.............................   11,564          --          --         --    11,564
                                          --------    --------    --------   --------   -------
  Total.................................. $143,984    $ 40,859    $ 23,024   $ 41,923   $38,178

Liabilities and Equity
Deposits................................. $124,014    $ 60,161    $ 30,818   $ 15,603   $17,432
Short-term borrowing.....................    7,520       7,520          --         --        --
Notes payable............................    3,270         100       3,037        133        --
Other liabilities........................    2,487          --          --         --     2,487
Stockholders' equity.....................    6,693          --          --         --     6,693
                                          --------    --------    --------   --------   -------
  Total.................................. $143,984    $ 67,781    $ 33,855   $ 15,736   $26,612
Net assets (liabilities).................             $(26,922)   $(10,831)  $ 26,187   $11,566
                                                      ========    ========   ========   =======

Cumulative net assets (liabilities)
  as a percent of assets.................               (18.70)%    (26.24)%    (8.03)%

DECEMBER 31, 1995
Assets
Loans.................................... $ 73,081    $ 39,959    $ 14,439   $ 16,619   $ 2,064
Securities...............................   43,890       1,886       2,984     20,792    18,228
Other earning assets.....................    4,166         600         666      2,900
Other assets.............................   12,627          --          --         --    12,627
                                          --------    --------    --------   --------   -------
  Total.................................. $133,764    $ 42,445    $ 18,089   $ 40,311   $32,919

Liabilities and Equity
Deposits................................. $120,328    $ 62,632    $ 25,850   $ 16,629   $15,217
Short-term borrowings....................    1,730       1,730          --         --        --
Notes payable............................    3,250         100         400      2,750        --
Other liabilities........................    2,526          --          --         --     2,526
Stockholders' equity.....................    5,930          --          --         --     5,930
                                          --------    --------    --------   --------   -------
  Total.................................. $133,764    $ 64,462    $ 26,250   $ 19,379   $23,673

Net assets (liabilities).................             $(22,017)   $ (8,161)  $ 20,932   $ 9,246
                                                      ========    ========   ========   =======
Cumulative net assets (liabilities)
  as a percent of assets.................                (16.5)%     (22.6)%     (6.9)%

________________
* Over 5 years includes non-interest bearing assets and liabilities and stockholders' equity. Interest bearing demand and savings accounts are included in less than 3 months.

      The above chart reflects the contractual maturity and repricing characteristic of First National's assets and liabilities, and suggests a liability sensitive structure. Although First National appears somewhat liability sensitive to interest rates, history has shown that certain interest rates paid on deposit products lag and do not increase as far as the rates earned on loans and investments. Therefore, First National's net interest margin depends not only on the direction and magnitude of future rates, but also customer alternatives, and need for liquidity. First National's internal interest rate sensitivity model currently suggests that First National is asset sensitive. Therefore, in the event of lower interest rates, First National's net interest margin may decrease.

      First National's one year cumulative interest rate sensitive GAP increased from 22.6% to 26.2% at December 31, 1995 and 1996, respectively. The increase resulted from the origination of fewer interest rate sensitive loans, a longer-term security portfolio, and depositors purchasing shorter-term certificates of deposits during 1996.

Capital Resources

      First National believes a strong capital base is important to the continued profitability and success of First National, because it promotes depositor and investor confidence. In addition, it provides a solid foundation for future growth. First National frequently evaluates the overall adequacy of its capital position. First National considers among other things, the present and anticipated needs of the company, current market conditions, and other relevant factors. Earnings retention continues to be First National's primary source of increasing capital. However, to remain flexible, First National has additional authorized but unissued shares of its capital stock. This allows the Board an opportunity to raise additional capital when necessary and prudent to do so.

      First National's common stockholders' equity at December 31, 1996, was $6,693,000 compared to $5,930,000 at December 31, 1995. On a per share basis, stockholders' equity totaled $436.94 compared to $387.33 on the same dates, respectively. First National's annualized return on average equity during 1996 totaled 23.6% compared to 19.3% during 1995. The increase in stockholders' equity was the result of the retention of earnings after redemption of all outstanding preferred stock in the amount of $473,000 and payment of $153,000 in cash dividends. Also, during 1996, First National sold 8 shares of new common stock.

      First National and First United are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material affect on First National's financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First National and its subsidiary must each meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. First National and its subsidiary's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require First National and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that First National and its subsidiary meet all capital adequacy requirements to which they are subject.

      As of December 31, 1996 and December 31, 1995, the most recent regulatory notification categorized First United as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios set forth in the table. There are no conditions or events since that notification that management believes have changed First United's category.

      On a consolidated basis First National has met its minimum regulatory capital requirements, however, since the financial statements have been prepared on a combined basis, the capital ratios for First National have not been presented.

      Below is a summary of the various capital ratios of First National at December 31, 1996 and 1995, respectively.

                                                         To be Well Capitalized
                                                         Under Prompt Corrective
                                       Actual   Minimum     Action Provisions
                                       ------   -------  -----------------------
Tier I Capital (to
 average assets)           12-31-96     6.05%     4.0%              5%
                           12-31-95     6.44%

Tier I Capital (to
 risk-weighted assets)     12-31-96     9.11%     4.0%              6%
                           12-31-95     9.21%

Total Capital (to
 risk-weighted assets)     12-31-96    10.09%     8.0%             10%
                           12-31-95    10.16%

      The above ratios do not include unrealized gains and losses on securities available for sale which are excluded from the ratios by the federal regulatory agencies.

                                   REGULATION

Regulation of First National

     General. First National is a bank holding company within the meaning of the BHCA. As such, it is registered with the Federal Reserve Board and subject to Federal Reserve Board regulation, examination, supervision and reporting requirements. As a bank holding company, First National is required to furnish to the Federal Reserve Board annual and quarterly reports of its operations at the end of each period and to furnish such additional information as the Federal Reserve Board may require pursuant to the BHCA. First National is also subject to regular examination by the Federal Reserve Board.

     Under the BHCA, a bank holding company must obtain the prior approval of the Federal Reserve Board before (i) acquiring direct or indirect ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, the bank holding company would directly or indirectly own or control more than 5% of such shares; (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

     Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Riegle-Neal Act.

     Additionally, beginning June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opted out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applied equally to all out-of-state banks and expressly prohibited merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions are also subject to the nationwide and statewide insured deposit concentration amounts described above.

     The BHCA also prohibits, with certain exceptions, a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of a company that is not a bank or a bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The activities of First National are subject to these legal and regulatory limitations under the BHCA and the Federal Reserve Board's regulations thereunder. Notwithstanding the Federal Reserve Board's prior approval of specific nonbanking activities, the Federal Reserve Board has the power to order a holding company or its subsidiaries to terminate any activity, or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

     Capital Adequacy. The Federal Reserve Board has adopted guidelines regarding the capital adequacy of bank holding companies, which require bank holding companies to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets. See "-- Regulation of First United -- Capital Adequacy."

     Dividends and Distributions. The Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality, and overall financial condition.

     Bank holding companies are required to give the Federal Reserve Board notice of any purchase or redemption of their outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would violate any law, regulation, Federal Reserve Board order, directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Bank holding companies whose capital ratios exceed the thresholds for "well capitalized" banks on a consolidated basis are exempt from the foregoing requirement if they were rated composite 1 or 2 in their most recent inspection and are not the subject of any unresolved supervisory issues.

Regulation of First United

     General. As a national bank, First United is subject to the primary supervision of the OCC under the National Bank Act. The OCC regularly examines the operations of First United, including but not limited to capital adequacy, reserves, loans, investments and management practices. These examinations are for the protection of First United's depositors and not its shareholders. In addition, First United is required to furnish quarterly and annual reports to the OCC. The OCC's enforcement authority includes the power to remove officers and directors and the authority to issue cease-and-desist orders to prevent a bank from engaging in unsafe or unsound practices or violating laws or regulations governing its business.

     First United is a member of the Federal Reserve System and its deposits are insured by the FDIC to the legal maximum of $100,000 for each insured depositor. Some of the aspects of the lending and deposit business of First

United that are subject to regulation by the Federal Reserve Board and the FDIC include reserve requirements and disclosure requirements in connection with personal and mortgage loans and savings deposit accounts. In addition, First United is subject to numerous federal and state laws and regulations which set forth specific restrictions and procedural requirements with respect to the establishment of branches, investments, interest rates on loans, credit practices, the disclosure of credit terms and discrimination in credit transactions.

     Capital Adequacy. The Federal Reserve Board and the OCC have established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies and national banks, respectively. The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

     The regulations of the Federal Reserve Board and the OCC require bank holding companies and national banks, respectively, to maintain a minimum leverage ratio of "Tier 1 capital" (as defined in the risk-based capital guidelines discussed in the following paragraphs) to total assets of 3.0%. Although setting a minimum 3.0% leverage ratio, the capital regulations state that only the strongest bank holding companies and banks, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies and banks are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank or bank holding company experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the Federal Reserve Board has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital (after deducting all intangibles) to total assets in making an overall assessment of capital.

     The risk-based capital rules of the Federal Reserve Board and the OCC require bank holding companies and state member banks to maintain minimum regulatory capital levels based upon a weighting of their assets and off-balance sheet obligations according to risk. The risk-based capital rules have two basic components: a core capital (Tier 1) requirement and a supplementary capital (Tier 2) requirement. Core capital consists primarily of common stockholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), and minority interests in the equity accounts of consolidated subsidiaries; less all intangible assets, except for certain purchased mortgage servicing rights and purchased credit card relationships. Supplementary capital elements include, subject to certain limitations, the allowance for losses on loans and leases; perpetual preferred stock that does not qualify as Tier 1 capital and long-term preferred stock with an original maturity of at least 20 years from issuance; hybrid capital instruments, including perpetual debt and mandatory convertible securities; and subordinated debt and intermediate-term preferred stock.

     The risk-based capital regulations assign balance sheet assets and credit equivalent amounts of off-balance sheet obligations to one of four broad risk categories based principally on the degree of credit risk associated with the obligor. The assets and off-balance sheet items in the four risk categories are weighted at 0%, 20%, 50% and 100%. These computations result in the total risk-weighted assets. The risk-based capital regulations require all banks and bank holding companies to maintain a minimum ratio of total capital to total risk-weighted assets of 8%, with at least 4% as core capital. For the purpose of calculating these ratios: (i) supplementary capital will be limited to no more than 100% of core capital; and (ii) the aggregate amount of certain types of supplementary capital will be limited. In addition, the risk-based capital regulations limit the allowance for loan losses includable as capital to 1.25% of total risk-weighted assets.

     OCC regulations and guidelines additionally specify that national banks with significant exposure to declines in the economic value of their capital due to changes in interest rates may be required to maintain higher risk-based capital ratios. The federal banking agencies, including the OCC, have proposed a system for measuring and assessing the exposure of a bank's net economic value to changes in interest rates. The federal banking agencies, including the OCC, have stated their intention to propose a rule establishing an explicit capital charge for interest rate risk based upon the level of a bank's measured interest rate risk exposure after more experience has been gained with the proposed measurement process. Federal Reserve Board regulations do not specifically take into account interest rate risk in measuring the capital adequacy of bank holding companies.

     The OCC has issued final regulations which classify national banks by capital levels and which provide for the OCC to take various prompt corrective actions to resolve the problems of any bank that fails to satisfy the capital standards. Under such regulations, a well-capitalized bank is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk-based capital ratio of 6%, and a leverage ratio of 5%. An adequately capitalized bank is one that does not qualify as well-capitalized but meets or exceeds the following capital requirements: a total risk-based capital ratio of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either (i) 4% or (ii) 3% if the bank has the highest composite examination rating. A bank not meeting these criteria is treated as undercapitalized, significantly undercapitalized, or critically undercapitalized depending on the extent to which the bank's capital levels are below these standards. A national bank that falls within any of the three undercapitalized categories established by the prompt corrective action regulation will be subject to severe regulatory sanctions. As of September 30, 1997, First United was well-capitalized as defined by the OCC's regulations.

     For information regarding First United's compliance with its regulatory capital requirements, see Note 11 of Notes to Combined Financial Statements.

     Branching. Under the McFadden Act of 1927, national banks may only establish branches to the extent specifically authorized by statute for banks chartered by the state in which the national bank is located and subject to the restrictions as to location imposed by state law on state banks. The Riegle-Neal Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Riegle-Neal Act also requires the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations must include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.

     Dividend Limitations. Pursuant to the National Bank Act, no national bank may pay dividends from its paid-in capital. All dividends must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of a bank's net profits for the preceding half year in the case of quarterly or semi-annual dividends, or the preceding two half-year periods in the case of annual dividends, are transferred to the surplus fund. Prior OCC approval is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for that year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, First United is prohibited by federal statute from paying dividends or making any other capital distribution that would cause First United to fail to meet its regulatory capital requirements. Further, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

     Deposit Insurance. The deposits of First United are insured up to applicable limits by the FDIC through the Bank Insurance Fund (the "BIF").
First United is required to pay semi-annual assessments based on a percentage of its insured deposits to the FDIC for insurance of its deposits by the BIF.

     Under the risk-based deposit insurance assessment system adopted by the FDIC, the assessment rate for an insured depository institution depends on the assessment risk classification assigned to the institution by the FDIC, which is determined by the institution's capital level and supervisory evaluations.
Based on the data reported to regulators for the date closest to the last day of the seventh month preceding the semi-annual assessment period, institutions are assigned to one of three capital groups -- "well capitalized," "adequately capitalized" or "undercapitalized." Within each capital group, institutions are assigned to one of three subgroups on the basis of supervisory evaluations by the institution's primary supervisory authority and such other information as the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund.

     Transactions with Affiliates. Transactions between a national bank and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a national bank is any company or entity which controls, is controlled by or is under common control with the national bank. In a holding company context, the parent holding company of a national bank (such as First National) and any companies which are controlled by such parent holding company are affiliates of the national bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, no national bank may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the national bank. The BHCA further prohibits a depository institution from extending credit to or offering any other services, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution, subject to certain exceptions.

     Loans to Directors, Executive Officers and Principal Stockholders.
National banks are also subject to the restrictions contained in Section 22(h) and 22(g) of the Federal Reserve Act on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, executive officer or greater than 10% stockholder of a national bank and certain affiliated interests of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated interests, the bank's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus) and all loans to such persons may not exceed the institution's unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and greater than 10% stockholders of a national bank, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the association with any "interested" director not participating in the voting. The Federal Reserve Board has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval if required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, the Federal Reserve Board pursuant to Section 22(h) requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loan is made pursuant to a benefit or compensation plan that is widely available to other employees and does not give preference to insiders.
Section 22(h) also prohibits a depository institution from paying the overdrafts of any of its executive officers or directors. Section 22(g) of the Federal Reserve Act requires that loans to executive officers of depository institutions be approved by the board of directors of the institution, and imposes reporting requirements for and additional restrictions on the type, amount and terms of credits to such officers. In addition, Section 106 of the BHCA prohibits extensions of credit to executive officers, directors, and greater than 10% stockholders of a depository institution by any other institution which has a correspondent banking relationship with the institution, unless such extension of credit is on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of repayment or present other unfavorable features.

              BENEFICIAL OWNERSHIP OF FIRST NATIONAL COMMON STOCK

     The following tables set forth information with respect to the shares of First National Common Stock beneficially owned by (1) those persons who were beneficial owners of more than 5.0% of the outstanding shares of First National Common Stock, (2) First National's directors and certain executive officers, and
(3) all directors and executive officers of First National as a group.

Principal Stockholders

                                 Amount and Nature of    Percent of Shares
                                 Beneficial Ownership    of First National
            Name and Address   of First National Common     Common Stock
          of Beneficial Owner  Stock at the Record Date      Outstanding
          -------------------  ------------------------  -----------------









Management

                         Shares of First National    Percent of Shares
                                Common Stock         of First National
                           Beneficially Owned at       Common Stock
          Name                the Record Date           Outstanding
          ----               -----------------        ---------------









   All Executives Officers and
   Directors as a Group (___ persons)

   _________
   *  Less than 1%.

                       COMMON STOCK PRICES AND DIVIDENDS

   The following table sets forth the market prices of Commercial Common Stock for the periods indicated, indicated by the high and low closing sales prices for Commercial Common Stock and dividends declared and as reported on the NYSE. The Commercial Common Stock is currently traded on the NYSE under the symbol "CFB."

   There is currently no public market for First National Common Stock nor any uniformly quoted price. As of the Record Date, there were approximately
                                                                         -----
holders of record of First National Common Stock.  [HAVE ANY DIVIDENDS BEEN
PAID?]

                                   Commercial     Dividends
                                  Common Stock    Declared
                                ----------------  ---------
Quarter Ended                    High      Low
------------------------------  -------  -------

Fiscal Year 1996
----------------

September 30, 1995............  $ 16.45  $ 12.05  $  --
December 31, 1995.............    16.78    14.39      0.089
March 31, 1996................    17.28    15.55       .045
June 30, 1996.................    17.28    16.39       .045

Fiscal Year 1997
----------------

September 30, 1996............    19.11    16.00       .045
December 31, 1996.............    21.55    18.61       .047
March 31, 1997................    26.00    20.75       .047
June 30, 1997.................    25.08    20.75       .047

Fiscal Year 1998
----------------

September 30, 1997............   32.125   25.083       .047
December 31, 1997.............                         .055
 (through December   , 1997)..
                   --


     On September 11, 1997, the last trading day preceding the public announcement of the execution of the Merger Agreement, the reported closing sale price of Commercial Common Stock was $29.63 per share. On December __, 1997,
the closing sale price for Commercial Common Stock was $     per share.
                                                        ----

                        COMPARISON OF STOCKHOLDER RIGHTS

     Introduction. Upon consummation of the Merger, the holders of First National Common Stock, whose rights are presently governed by Kansas law and First National's Articles of Incorporation and Bylaws, will become stockholders of Commercial, a Nebraska corporation. Accordingly, their rights will be governed by Nebraska law and the Articles of Incorporation (as amended by the stockholders of Commercial on November 18, 1997) and Bylaws of Commercial. Certain differences arise between the Articles of Incorporation and Bylaws of First National and the Articles of Incorporation and Bylaws of Commercial. The following discussion is not intended to be a complete statement of all differences affecting the rights of stockholders, but summarizes material differences and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of Commercial and the Articles of Incorporation and Bylaws of First National. See "Available Information."

     Issuance of Common Stock. The Articles of Incorporation of Commercial authorize the issuance of 50,000,000 shares of Commercial Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. The Articles of Incorporation of First National authorize the issuance of 20,000 shares of Common Stock, par value $1.00 per share, 52,483 shares of Class A 10% Preferred Stock, par value $17.15 per share, 2,250,000 shares of Class B 7% Preferred Stock, par value $1.00 per share, 12,500 shares of Class C 7% Preferred Stock, par value $10.00 per share and 2,000 shares of Class D 10% Preferred Stock, par
value $10.00 per share.  On December    , 1997          and         shares of
                                     ---       --------     --------
Commercial Common Stock and First National Common Stock, respectively, were issued and outstanding. Neither Commercial nor First National had any shares of preferred stock outstanding. Under Commercial's Articles of Incorporation and First National's Articles of Incorporation, Commercial and First National are authorized to issue additional shares of capital stock up to the amount authorized without stockholder approval. Under the rules of the NYSE, however, shares issuances equal to 20% or more of the shares outstanding immediately prior thereto must be approved by stockholders.

     Holders of both Commercial and First National Common Stock are entitled to one vote per share on all matters submitted to vote to the stockholders, other than during the election of directors, where voting rights are cumulative.

     Preemptive Rights. Neither the holders of First National Common Stock nor the holders of Commercial Common Stock have any preemptive or preferential right to purchase or to subscribe for additional shares of First National Common Stock or Commercial Common Stock, respectively, or any other securities that either First National or Commercial may issue.

     Number and Terms of Directors. The Board of Directors of Commercial is divided into three classes with three separate terms, so that only one class is elected at each annual meeting of stockholders. Commercial's Board of Directors consists of between nine and twelve persons with the precise number to be specified in the Bylaws. Action to change the number of directors (outside the range of 9 to 12) must be by the affirmative vote of not less than 75% of all outstanding shares of Commercial Common Stock. First National's Board consists of between five and fifteen persons with the precise number to be specified in the Bylaws without separate classes of directors. Action to change the number of First National directors requires a majority vote of the directors then in office.

     Advance Notice Requirements for Nominations of Directors and Presentation of New Business at Annual Meeting of Stockholders. Commercial's Bylaws provide that any new business to be taken up at an annual meeting shall be made in writing and filed with the Secretary of Commercial at least twenty days before the date of the annual meeting. First National's Bylaws do not provide for nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders.

     Removal of Directors. The KGCC, provides for the removal of any First National director, with or without cause, by an affirmative vote of not less than a majority of total votes eligible to be cast by stockholders, except where a corporation has cumulative voting for directors and less than the entire board is being removed, then a director may only be removed without cause when the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of directors. The Articles and Bylaws of Commercial provide for removal of any director or the entire Board of Directors at any time with an affirmative vote of the holders of seventy-five percent (75%) or more of the shares entitled to vote.

     Special Meetings. Under the First National Bylaws, special meetings of stockholders may only be called by resolution of the Board of Directors, the Chairman of the Board, the President, the Secretary, or by the holders of not less than twenty-five percent (25%) of outstanding stock entitled to vote at such meeting. A special meeting of Commercial's stockholders may be called for any purpose and at any time by a majority of the members of the Board of Directors, by the holders of seventy-five percent (75%) or more of shares entitled to vote at such meeting, or by a committee of the Board of Directors which has been duly designated by the Board of Directors to have the power to call such special meetings. No other person or persons may call special meetings.

     Approval of Business Combination. Under the KGCC, a business combination involving First National will require that each constituent corporation's board of directors adopt a resolution approving the Plan of Merger, and then following board approval, the business combination must be submitted to the stockholders of each constituent corporation for approval which will require the affirmative vote of a majority of holders of the outstanding shares of voting stock of each constituent corporation. Unless otherwise provided in the Articles of Incorporation of the surviving corporation, no vote of stockholders shall be required of the surviving corporation to authorize the merger if the agreement of merger does not amend in any respect the articles of incorporation of such constituent corporation, each share of stock of such constituent corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

     Commercial's Articles of Incorporation require that any merger, reorganization, or consolidation, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of at least 25% of the fair market value of the total assets of Commercial with any affiliate or any person who beneficially owns in the aggregate 20% or more of the outstanding shares of voting stock of Commercial must first be approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of voting stock and the affirmative vote of the holders of not less than a majority of the outstanding shares of voting stock held by stockholders other than a principal shareholder ( a person who owns at least 20% of the outstanding shares of Commercial's voting stock). Commercial's Articles of Incorporation also require that certain fair price criteria designed to ensure that Commercial's stockholders receive a fair price for their shares in a business combination be met, unless a business combination is first approved by three-quarters of the board of directors who were directors prior to the time the person became a principal shareholder.

     Rights Plan. On December 19, 1988, the Board of Directors of Commercial adopted a Shareholder Rights Plan (the "Rights Plan") and declared a distribution of stock purchase rights (the "Rights") payable to stockholders of record on December 30, 1988. The Rights consist of primary rights (the "Primary Rights"), which generally entitle the holders thereof to purchase shares of Commercial Common Stock at 20% of the market price of such shares in the event any person acquires an interest in 15% or more of Commercial Common Stock without complying with a procedure intended to ensure fair treatment of all stockholders of Commercial, and secondary rights (the "Secondary Rights"), which generally entitle the holders thereof to purchase shares of Series A Junior Participating Cumulative Preferred Stock of Commercial (the "Preferred Shares") in the event a person acquires an interest in 25% or more of the outstanding shares of Commercial Common Stock without complying with such procedural requirements. The December 30, 1988 distribution consisted of one Primary Right and One Secondary Right for each share of Commercial Common Stock outstanding on that date and, subject to adjustment under certain circumstances, unless the Rights expire or are earlier redeemed, one Primary Right and one Secondary Right shall be issued with each share of Commercial Common Stock issued following December 30, 1988 until the Rights become exercisable under the terms of the Rights Plan.

     The Primary Rights will become exercisable, subject to extension, 10 business days following a public announcement that any person (other than certain entities who beneficially owned more than 15% of Commercial's outstanding Commercial Common Stock as of the date of adoption of the Rights Plan and certain persons who acquire their shares directly from Commercial) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Commercial Common Stock and has not complied with the procedural requirements set forth in the Rights Plan (such person being referred to as a "15% Person"). Secondary Rights will become exercisable upon the earlier of (i) one business day following a public announcement that any person (other than Commercial or certain related entities) has acquired, or has obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of Commercial Common Stock, provided that such acquisition is not deemed a "Fair Offer," as described in the Rights Plan (such person being known as a "25% Person"), or (ii) one business day following the commencement of a tender offer, other than a Fair Offer, or exchange offer, the consummation of which would result in the beneficial ownership of 25% or more of the outstanding shares of Commercial Common Stock by any person other than Commercial or certain related entities. A public announcement for this purpose shall be made by Commercial or, as the case may be, by a 15% Person or a 25% Person.

     The number of shares which may be purchased upon exercise of each Primary Right is determined by dividing (i) that number of shares which equals 50% of the outstanding shares of Commercial Common Stock, as of the date a person became a 15% Person, by (ii) the number of Primary Rights outstanding, exclusive of Primary Rights beneficially owned by the 15% Person, which shall become void. The per share exercise price of shares issued upon the exercise of a Primary Right is 20% of the market price of such shares as of the date the 15% Person became a 15% Person.

     Unless the Secondary Rights are earlier redeemed, in the event a person becomes a 25% Person, each holder of a Secondary Right (other than Secondary Rights beneficially owned by such 25% Person, which will thereafter become void) will have the Right to purchase one-hundredth of a share of Preferred Shares at a price of $42.00 per one-hundredth of a share. Unless the Secondary Rights are earlier redeemed, in the event that (i) Commercial is the surviving corporation in a merger with a 25% Person and Commercial Common Stock is not changed or exchanged in such merger, (ii) a 25% Person engages in one of a number of "self dealing" transactions, including certain preferential sales, transfers or exchanges of Commercial assets or securities, (iii) during such time as there is a 25% Person, there shall be any reclassification of securities or recapitalization of Commercial or any merger or consolidation of Commercial with any of its subsidiaries or any other transaction or series of transactions which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of Commercial or any of its subsidiaries which is beneficially owned by a 25% Person, or (iv) a person (other than Commercial or certain related entities) becomes the beneficial owner of 25% or more of the outstanding shares of Commercial Common Stock (other than pursuant to certain transactions set forth in the Rights Plan), then each holder of a Secondary Right will have the right to receive, upon exercise and payment of the Secondary Right exercise price, Commercial Common Stock having a value equal to two times the then current Secondary Right exercise price.

     In the event Commercial is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power is sold, each holder of a Secondary Right will thereafter have the right to receive, upon the exercise and payment of the Secondary Right exercise price, that number of shares of common stock of the acquiring company which at the time of such transaction has a value equal to two times the then current Secondary Right exercise price.

     A majority of the independent directors of Commercial may authorize the redemption of either or both of the Primary or Secondary Rights at a price of $0.01 per Right at any time prior to the close of business on the tenth business day, subject to extension, following the date of a public announcement that any person has become a 15% Person, other than pursuant to certain cash tender offers described in the Rights Plan, and at any time prior to the public announcement that any person has become a 25% Person, other than pursuant to such a cash tender offer. Commercial's right of redemption with respect to the Secondary Rights will be reinstated if each 25% Person reduces its beneficial ownership to less than 15% of Commercial Common Stock in a transaction not involving a purchase by Commercial or its subsidiaries. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders thereof will be to receive the redemption price.

     The terms of the Rights may be amended by the Board of Directors of Commercial without the consent of the holders of the Rights, except that following the date on which the Rights become exercisable, such amendment may not adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Commercial (other than rights resulting from such holder's ownership of Commercial Common Stock), including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Commercial without conditioning the offer on the Rights being redeemed or substantially all of the Rights being acquired.

     First National does not have any similar stockholder rights plan.

     Amendment of Bylaws. The Board of Directors of First National may adopt, alter, amend, or repeal the Bylaws by a majority vote of directors present at a regular or special meeting.

     The Board of Directors of Commercial are authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the corporation. Stockholders may make, repeal, alter, amend or rescind the Bylaws only upon a seventy-five percent (75%) or more of the total voting power of outstanding shares of each class of capital stock entitled to vote.

     Amendment of Articles of Incorporation. Under the KGCC, a Kansas Corporation, such as First National, has the right to amend, alter, change or repeal any provision of its Articles, provided that first there is an resolution adopted by a majority of the board of directors, and then the matter is subsequently approved by an affirmative vote of a majority of stockholders entitled to vote at the election of directors. The holders of outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment to the Articles of Incorporation, whether or not entitled to vote by the Articles of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Commercial in its Articles reserved the right to amend, alter, change, or repeal any provision contained in its Articles of Incorporation except in
Article VII (dealing with the number of directors of the corporation), Article VIII (dealing with the classified board of directors), Article IX (dealing with the removal of directors), Article X (dealing with filing vacancies on the Board of Directors and newly created directorships), Article XI (dealing with the power to call special meetings of the stockholders), Article XII ( dealing with the amount of stock which can be acquired), Article XIII (dealing with the approval of Business Combinations),Article XIV (dealing with the market price of stock involved in any business combination), Article XV(dealing with the amendment of Bylaws by directors and by stockholders) and Article XVI ( the provision explaining these exceptions), may not be repealed or amended in any respect, unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of all outstanding shares of stock of the corporation entitled to vote generally, other than in the election of directors, and the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote generally, other than election of directors and other than Principal Shareholders.

     Action of Stockholders Without a Meeting. The Articles and Bylaws of First National provide that no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting. The power for stockholders to consent in writing to take action without a meeting is expressly denied.

     The Bylaws of Commercial permit any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the stockholders entitled to vote. Such written stockholder consent will have the effect of a unanimous stockholder vote.

                                 LEGAL MATTERS

     The legality of the Commercial Common Stock to be issued pursuant to the Merger Agreement will be passed upon for Commercial by Fitzgerald, Schorr, Barmettler & Brennan, P.C. Omaha, Nebraska.

     Certain other legal matters in connection with the Merger will be passed upon for Commercial by Housley Kantarian & Bronstein, P.C., Washington, D.C., and for First National by Stinson, Mag & Fizzell, P.C., Kansas City, Missouri.

                                    EXPERTS

     The consolidated financial statements of Commercial as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 incorporated in this Prospectus/Proxy Statement by reference from Commercial's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 have been audited by Deloitte & Touche llp, independent auditors, as stated in their report, which is incorporated by reference herein and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of First National as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, have been included herein in reliance upon the report of Deloitte & Touche llp, independent auditors, included herein, and upon the authority of said firm as experts in accounting and auditing.

                            INDEPENDENT ACCOUNTANTS

     Representatives of Deloitte & Touche llp, First National's independent certified public accountants, are expected to be present at the Special Meeting. They will be afforded the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

     The First National Board of Directors is not aware of any business to come before the Special Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                         INDEX TO FINANCIAL STATEMENTS
                      OF FIRST NATIONAL BANK SHARES, LTD.


                                                                                         Page
                                                                                         ----
Independent Auditor's Report..........................................................

Combined Statements of Financial Condition as of  December 31, 1996 and 1996..........

Combined Statements of Operations for the Years Ended December 31, 1996 and 1995......

Combined Statements of Stockholders' Equity for the Years Ended December 31,
1996 and 1995.........................................................................

Combined Statements of Cash Flows for the Years Ended December 31, 1996 and 1995......

Notes to Combined Financial Statements................................................

Combined Statements of Financial Condition as of September 30, 1997 and December
31, 1996..............................................................................

Combined Statements of Operations for the Nine Months Ended September 30, 1997
and 1996..............................................................................

Combined Statements of Cash Flows for the Nine Months Ended September 30, 1997
and 1996..............................................................................

Notes to Combined Financial Statements................................................


FIRST NATIONAL BANK SHARES, LTD.


Combined Financial Statements for the
Year Ended December 31, 1996
and Independent Auditors' Report

FIRST NATIONAL BANK SHARES, LTD.



TABLE OF CONTENTS
-----------------------------------------------------------------------------

                                                                         Page
INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS:

   Combined Statement of Financial Condition                               2

   Combined Statement of Operations                                        3

   Combined Statement of Stockholders' Equity                              4

   Combined Statement of Cash Flows                                        5

   Notes to Combined Financial Statements                                  6


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
 of First National Bank Shares, Ltd.
Great Bend, Kansas

We have audited the accompanying combined statement of financial condition of First National Bank Shares, Ltd. (First National) as of December 31, 1996, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of First National's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of First National as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Kansas City, Missouri
December 15, 1997

FIRST NATIONAL BANK SHARES, LTD.


COMBINED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS. EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                                                   (Unaudited)
ASSETS                                                                                                     1996        1995
CASH AND DUE FROM BANKS                                                                                   $  4,836    $  5,427
INTEREST BEARING DEPOSITS IN OTHER BANKS                                                                     4,556       4,166
                                                                                                          --------    --------
           Cash and cash equivalents                                                                         9,392       9,593

SECURITIES AVAILABLE FOR SALE, at fair value
  amortized cost of $48,911 and $43,638                                                                     49,021      43,890

LOANS                                                                                                       78,843      73,081
ALLOWANCE FOR LOAN LOSSES                                                                                      908         804
                                                                                                          --------    --------
           Net loans                                                                                        77,935      72,277

ACCRUED INTEREST RECEIVABLE                                                                                  1,687       1,606
PREMISES AND EQUIPMENT, net                                                                                  2,482       2,460
OTHER ASSETS                                                                                                 2,559       3,134
                                                                                                          --------    --------

TOTAL ASSETS                                                                                              $143,076    $132,960
                                                                                                          ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Interest bearing                                                                                      $106,582    $105,111
    Noninterest bearing                                                                                     17,432      15,217
                                                                                                          --------    --------
           Total deposits                                                                                  124,014     120,328

  Short-term borrowings                                                                                      7,520       1,730
  Notes payable                                                                                              3,270       3,250
  Accrued interest and other liabilities                                                                     1,579       1,722
                                                                                                          --------    --------
           Total liabilities                                                                               136,383     127,030

COMMITMENTS AND CONTINGENCIES                                                                                    -           -

STOCKHOLDERS' EQUITY:
  Preferred stock:
    Class B, 7% cumulative, nonvoting with $1 par value, $10 par value - authorized 2,250,000 shares;
      issued and outstanding, no shares in 1996 and 350,000 shares in 1995                                       -         350
    Class C, 7% cumulative, nonvoting with a $10 par value, $100 par value - authorized 12,500 shares;
      issued and outstanding, no shares in 1996 and 12,263 shares in 1995                                        -         123
  Common stock, $1 par value - authorized 20,000 shares; issued and outstanding,
    15,318 shares in 1996 and 15,310 shares in 1995                                                             15          15
  Additional paid-in capital                                                                                 2,509       2,497
  Retained earnings                                                                                          4,097       2,788
  Unrealized holding gain on securities available for sale, net                                                 72         157
                                                                                                          --------    --------
           Total stockholders' equity                                                                        6,693       5,930
                                                                                                          --------    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                                $143,076    $132,960
                                                                                                          ========    ========

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                                                  (UNAUDITED)
                                                                                                          1996       1995
INTEREST INCOME:
  Loans                                                                                                  $ 7,050     $ 6,642
  Securities:
    Taxable                                                                                                2,350       1,672
    Exempt from federal income tax                                                                           527         397
  Interest-bearing deposits                                                                                  295         287
                                                                                                         -------     -------
           Total interest income                                                                          10,222       8,998

INTEREST EXPENSE:
  Deposits                                                                                                 4,786       4,032
  Short-term borrowings                                                                                      208         168
  Notes payable                                                                                              250         315
                                                                                                         -------     -------
           Total interest expense                                                                          5,244       4,515
                                                                                                         -------     -------

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                                                       4,978       4,483

PROVISION FOR LOAN LOSSES                                                                                    110          40
                                                                                                         -------     -------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                                        4,868       4,443

NONINTEREST INCOME:
  Service charges on deposit accounts                                                                        446         462
  Gain (loss) on sales of securities, net                                                                     28         (22)
  Other service charges and fees                                                                             506         446
                                                                                                         -------     -------
           Total noninterest income                                                                          980         886

NONINTEREST EXPENSES:
  Salaries and employee benefits                                                                           2,069       1,974
  Occupancy of premises                                                                                      541         517
  Printing, stationery, and supplies                                                                          53          59
  Equipment and data processing                                                                              272         243
  Legal and professional                                                                                      35         108
  Deposit insurance assessment                                                                                 2         115
  Other                                                                                                      920         883
                                                                                                         -------     -------
           Total noninterest expenses                                                                      3,892       3,899
                                                                                                         -------     -------

INCOME BEFORE INCOME TAXES                                                                                 1,956       1,430

PROVISION FOR INCOME TAXES                                                                                   494         346
                                                                                                         -------     -------

NET INCOME                                                                                               $ 1,462     $ 1,084
                                                                                                         =======     =======

NET INCOME PER COMMON SHARE                                                                               $95.49      $70.80
                                                                                                         =======     =======

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                               15,311      15,310
                                                                                                         =======     =======

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                                                           UNREALIZED
                                                                                                            HOLDING
                                                                                                          GAIN (LOSS)
                                                                                                         ON SECURITIES
                                                                              ADDITIONAL                   AVAILABLE
                                                     PREFERRED       COMMON    PAID-IN      RETAINED       FOR SALE,
                                                       STOCK         STOCK     CAPITAL      EARNINGS          NET         TOTAL
BALANCE, January 1, 1995 (Unaudited)                    $1,273         $15        $2,497      $1,704         $(102)     $5,387
  Net income                                                             -             -       1,084             -       1,084
  Redemption of preferred stock                           (800)          -             -           -             -        (800)
  Change in unrealized holding gain (loss) on
    securities available for sale, net                       -           -             -           -           259         259
                                                     ---------       -----    ----------    --------     ---------     -------

BALANCE, December 31, 1995 (Unaudited)                     473          15         2,497       2,788           157       5,930
  Common stock issued                                        -           -            12           -             -          12
  Net income                                                 -           -             -       1,462             -       1,462
  Cash dividends - $10 per share                             -           -             -        (153)            -        (153)
  Redemption of preferred stock                           (473)          -             -           -             -        (473)
  Change in unrealized holding gain (loss) on
    securities available for sale, net                       -           -             -           -           (85)        (85)
                                                     ---------       -----    ----------    --------     ---------     -------

BALANCE, December 31, 1996                           $       -       $  15    $    2,509    $  4,097     $      72     $ 6,693
                                                     =========       =====    ==========    ========     =========     =======

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                                   (UNAUDITED)
                                                                                                           1996        1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                             $  1,462     $  1,084
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Depreciation and amortization                                                                             272          273
    Provision for loan losses                                                                                 110           40
    Cash provided (used) by changes in operating assets and liabilities:
      (Gain) loss on securities available for sale                                                            (28)          22
      Dividends on FHLB stock                                                                                 (66)          (4)
      Other                                                                                                   305          173
                                                                                                         --------     --------
           Net cash provided by operating activities                                                        2,055        1,588

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales and maturity of securities available for sale                                        21,851       15,563
  Purchases of securities available for sale                                                              (27,058)     (26,278)
  Loan originations, net of principal repayments                                                           (5,762)      (4,847)
  Acquisition of premises and equipment, net                                                                 (169)        (357)
                                                                                                         --------     --------
           Net cash used in investing activities                                                          (11,138)     (15,919)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                                                                  3,686       21,712
  Net increase (decrease) in short-term borrowings                                                          5,790       (5,660)
  Proceeds from issuance of notes payable                                                                     420          400
  Principal payments on notes payable                                                                        (400)        (422)
  Redemption of preferred stock                                                                              (473)        (800)
  Sale of common stock                                                                                         12            -
  Cash dividends                                                                                             (153)           -
                                                                                                         --------     --------
           Net cash provided by financing activities                                                        8,882       15,230
                                                                                                         --------     --------
CASH AND CASH EQUIVALENTS:
  Increase (decrease) in cash and cash equivalents                                                           (201)         899

  Cash and cash equivalents, beginning of year                                                              9,593        8,694
                                                                                                         --------     --------

  Cash and cash equivalents, end of year                                                                 $  9,392     $  9,593
                                                                                                         ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                                             $  5,269     $  4,163
                                                                                                         ========     ========

    Income taxes                                                                                         $    494          346
                                                                                                         ========     ========

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION AND NATURE OF BUSINESS - The combined financial statements of First National Bank Shares, Ltd. (FNBS), a bank holding company, are the separate financial statements relating to FNBS's wholly-owned subsidiary, First United National Bank and Trust Company (FUNB) and FNBS's activities as the parent company of its subsidiary. FNBS's investment in its subsidiary other than FUNB and the operations of that other subsidiary have been carved out of FNBS's financial statements. The combined financial statements present the financial condition, results of operations and cash flows of FNBS as if it were a separate entity for all periods presented. FNBS's historical basis in the assets and liabilities have been carried over. All material intercompany transactions and balances have been eliminated in combination.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH EQUIVALENTS - For purposes of reporting cash flows, cash equivalents consist of highly liquid investments with an original maturity of 90 days or less.

   SECURITIES - All securities are available for sale and are carried at fair value. Unrealized holding gains and losses are excluded from earnings and reported net of deferred taxes, as a separate component of stockholders' equity until realized. Gains and losses on the sale of investment securities are computed under the specific identification method. Premiums and discounts are amortized over the contractual lives of the related securities on the level yield method. Unrealized losses on securities, if any, reflecting a decline in the fair value of such securities to be other than temporary, are charged against income. Realized gains or losses on securities available for sale are based on the specific identification method and are included in results of operations on the trade date.

   LOANS - Loans are stated at their principal amount outstanding. Mortgage loans held for sale are valued at the lower of aggregate cost or market.

   Interest on loans and amortization of unearned income is credited to income on a daily basis, based on principal amounts outstanding at applicable rates. The accrual of interest income on impaired loans is discontinued when management has determined that the borrower may be unable to meet payments as they become due. Accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest. When interest income accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses. Interest income is subsequently recognized only to the extent cash payments are received.

   ALLOWANCE FOR LOAN LOSSES - The management of credit risk is the responsibility of FNBS's Executive Committee. Such Committee has established maximum credit limits for single borrowers and for loan classifications generally. The comparison of limits and actual levels of activity is reviewed by the Board of Directors on a regular basis.

   The allowance for loan losses (the allowance) is intended to absorb future possible losses in the loan portfolio. Provisions for loan losses, which are charged to operating expenses and added to the allowance, are based upon several factors including actual loss experience, current and forecasted economic conditions, a review of the quality of the loan portfolio, and other pertinent factors. The balance of the allowance is considered by management adequate to absorb losses which may exist in the loan portfolio at December 31, 1996. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties.

   SFAS No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118 Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, were adopted January 1, 1995. Under these statements, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require an increase, such increase is reported as provision for loan losses. Residential mortgage loans and consumer loans are excluded from SFAS No. 114 as they are evaluated collectively for impairment since they are homogeneous and generally carry smaller individual balances. The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as provision for loan losses. Adopting these standards resulted in no initial increase to the allowance for loan losses.

   LOAN FEE INCOME - Fees related to lending activities are recognized as other income during the period the related services are performed. Loan fee income for the years ended December 31, 1996 and 1995 was not material.

   PREMISES AND EQUIPMENT - Premises and equipment are recorded at cost and depreciated over their estimated useful lives. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets. Estimated lives are 5 to 40 years for buildings and leasehold improvements and 3 to 25 years for equipment and fixtures. Gains or losses on disposition are reflected in operations. Expenditures for improvements are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

   OTHER REAL ESTATE OWNED - Real estate acquired through foreclosures or in settlement of loans is recorded at the lower of fair market value minus estimated costs to sell or carrying value of the loan at the acquisition date. Other real estate owned is included in other assets in the combined statement of financial condition.

   INCOME TAXES - Deferred income taxes related to the timing differences of recognizing income and expense for financial statement and income tax purposes are recorded on the liability method.

   NET INCOME PER COMMON SHARE - Net income per share is computed using the weighted average number of shares of common stock.

   NEWLY-ISSUED ACCOUNTING STANDARDS - In June 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities to be effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. This statement provides consistent standards for distinguishing transfers of financial assets that are sales, from transfers that are secured borrowings. Management believes that the adoption of the provisions of this statement on FNBS's combined financial statements will not be material.

   In February 1997 the FASB issued SFAS No. 128, Earnings per Share, which will be adopted by FNBS in calendar 1997. SFAS No. 128 requires companies to compute net income per share under two different methods, basic and diluted, and to disclose the methodology used for the calculation. The adoption of SFAS No. 128 will not impact FNBS's results of operations or materially change the results of current earnings per share calculation.

   In February 1997, the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure, which will be adopted by FNBS in calendar 1997.
   SFAS No. 129 requires companies to disclose, in summary form, within the financial statements, the pertinent rights and privileges of the various securities outstanding including dividends and liquidation preferences, participation rights, call prices and dates, conversion or exercise prices or rates and pertinent dates, sinking-fund requirements, unusual voting rights, and significant terms of contracts to issue additional shares. The adoption of the new standard will not impact FNBS's results of operations.

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, which will be adopted by FNBS in calendar 1998. SFAS No. 130 requires companies to classify items of other comprehensive income in financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the combined balance sheet. The adoption of the new standard will not impact FNBS's results of operations.

   In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which will be adopted by FNBS in calendar 1998. SFAS No. 131 requires companies to report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets for its reportable operating segments. The adoption of the new standard will not impact FNBS's results of operations.

2. SECURITIES AVAILABLE FOR SALE

   The amortized cost and estimated fair values of securities available for sale at December 31, computed on a specific identification basis, are summarized as follows:

                                                                              GROSS           GROSS           ESTIMATED
                                                         AMORTIZED          UNREALIZED      UNREALIZED           FAIR
   1996                                                    COST               GAINS           LOSSES            VALUE
   U.S. Treasury                                           $ 1,879             $  5             $ 1             $ 1,883
   U.S. Government agencies and corporations                25,697               17              53              25,661
   Corporate securities                                      2,421              102               -               2,523
   Obligations of states and political
     subdivisions                                           18,914               63              23              18,954
                                                           -------            -----           -----            --------

                                                           $48,911             $187             $77             $49,021
                                                           =======            =====           =====            ========

    Weighted average interest rate                            6.80%
                                                           =======

                                                                            GROSS            GROSS           ESTIMATED
                                                       AMORTIZED         UNREALIZED       UNREALIZED           FAIR
   1995 (Unaudited)                                       COST               GAINS           LOSSES            VALUE
   U.S. Treasury                                          $ 4,312             $ 80             $ -             $ 4,392
   U.S. Government agencies and corporations               24,740              124              60              24,804
   Corporate securities                                     2,518               33               -               2,551
   Obligations of states and political
       subdivisions                                        12,068              102              27              12,143
                                                         --------          -------          ------             -------

                                                          $43,638             $339             $87             $43,890
                                                         ========          =======          ======             =======

    Weighted average interest rate                           6.77%
                                                         ========

   As of December 31, 1996 and 1995, FNBS recorded unrealized gains on securities available for sale as increases to stockholders' equity totaling $72,000 and $157,000, respectively, net of deferred income taxes of $38,000 and $95,000, respectively.

   The amortized cost and estimated fair value of securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturity because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                            AMORTIZED          FAIR
                                                                               COST           VALUE
     Due in one year or less                                                  $ 3,568         $ 3,666
     Due after one year through five years                                     19,860          19,933
     Due after five years                                                       6,645           6,635
                                                                              -------         -------
                                                                               30,073          30,234
     Mortgage-backed securities                                                18,838          18,787
                                                                              -------         -------

                                                                              $48,911         $49,021
                                                                              =======         =======

   Proceeds from sales of securities available for sale were $13,229,000 and $8,867,000 in 1996 and 1995. Gross gains of $28,000 and gross losses of $22,000 were realized on those sales during 1996 and 1995, respectively.

   Securities with carrying values of $26,141,000 and $23,632,000 at December 31, 1996 and 1995, respectively, were pledged to secure public and trust deposits, and for other purposes as required or permitted by law.

3. LOANS

   Loans by category at December 31 are summarized as follows:

                                                                                                   (UNAUDITED)
                                                                                      1996            1995
     Real Estate:
      1 - 4 single family                                                             $ 9,403         $ 8,661
      Commercial                                                                       12,333          10,213
      Construction                                                                        356             222
     Installment                                                                        8,766           9,293
     Commercial                                                                        17,996          16,107
     Agricultural                                                                      23,127          23,704
     All other                                                                          6,862           4,881
                                                                                      -------         -------

                                                                                      $78,843         $73,081
                                                                                      =======         =======

   Nonaccrual loans at December 31, 1996 and 1995, totaled approximately $500,000 and $669,000, respectively. Interest income foregone on such loans was $60,000 and $63,000 during 1996 and 1995, respectively. At December 31, 1996 and 1995, there were no loans considered to be impaired.

   Real estate mortgage loans at December 31, 1996, include $122,800 of loans held for sale which are carried at the lower of cost or market value. There were no loans held for sale at December 31, 1995.

   FNBS originates both adjustable and fixed interest rate loans. At December 31, 1996, the composition of those loans, less undisbursed amounts and nonaccrual loans, were as follows:

                                                                                                  1996
     Fixed rate (term to maturity):
     Three months or less                                                                        $ 5,112
     Three months through one year                                                                 4,681
     Over one year through five years                                                             17,380
     Over five years                                                                               1,379
                                                                                                 -------
           Total                                                                                  28,552
                                                                                                 -------
    Adjustable rate (term to rate adjustment):
     Quarterly or more frequently                                                                 32,731
     Annually or more frequently, but less frequently than quarterly                              16,133
     Every five years or more frequently, but less frequently than annually                          927
     Less frequently than every five years                                                             -
                                                                                                 -------
           Total                                                                                  49,791
                                                                                                 -------

    Total loans                                                                                  $78,343
                                                                                                 =======


   FUNB originates loans principally throughout central Kansas. This region is predominately agricultural based, and its economic stability is dependent on the strength of the grain industry. Although the subsidiaries have a diversified loan portfolio, a substantial portion of their debtors' ability to pay is dependent on the local economy.

   Substantially all of FNBS's commercial loans are secured by assignments of inventory, accounts receivable, buildings and equipment, or savings deposits; agricultural loans are secured by crops and crop equipment; consumer loans are generally secured by personal property or savings deposits; and all real estate loans are secured by land and buildings.

4.   ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses activities for the years ended December 31 are as follows:

                                                                                             (UNAUDITED)
                                                                               1996              1995

       Balance, beginning of year                                                $ 804             $ 800
         Provision charged to operations                                           110                40
         Loans charged off                                                         (41)             (103)
         Recoveries on loans previously charged-off                                 35                67
                                                                           -----------       -----------

       Balance, end of year                                                      $ 908             $ 804
                                                                           ===========       ===========

5.   PREMISES AND EQUIPMENT

     Premises and equipment at December 31 are summarized as follows:

                                                                                             (UNAUDITED)
                                                                              1996               1995
       Buildings and leasehold improvements                                     $2,988            $2,979
       Equipment and fixtures                                                    1,945             1,785
                                                                           -----------       -----------
                                                                                 4,933             4,764
       Less accumulated depreciation and amortization                            2,451             2,304
                                                                           -----------       -----------

                                                                                $2,482            $2,460
                                                                           ===========       ===========

     Depreciation and amortization of premises and equipment, included in occupancy expense of premises, totaled $272,000 and $273,000 for fiscal years 1996 and 1995, respectively.

6. INTEREST-BEARING DEPOSITS

     Interest-bearing deposits (with ranges of interest rates) at December 31 are summarized as follows:

                                                                                              (UNAUDITED)
                                                                                 1996             1995
       Interest-bearing demand (1.0%-3.0%)                                    $ 14,261          $ 13,868
       Money market accounts (3.0%-6.0%)                                        19,566            22,272
       Savings accounts (2.0%-3.0%)                                              4,892             6,143
       Time deposits, $100,000 or more (3.0%-7.0%)                              16,205            13,309
       Other time deposits (2.0%-7.0%)                                          51,658            49,519
                                                                           -----------       -----------

                                                                              $106,582          $105,111
                                                                           ===========       ===========

     As of December 31, 1996, scheduled maturities of time deposits were as follows:

       YEAR ENDING DECEMBER 31
       1997                                                                                      $52,260
       1998                                                                                       15,603
                                                                                          --------------

                                                                                                 $67,863
                                                                                          ==============

     Interest expense on deposit accounts for the years ended December 31 is summarized as follows:

                                                                                             (UNAUDITED)
                                                                                1996              1995
       Interest bearing demand                                                  $  307            $  292
       Money market accounts                                                       700               785
       Savings accounts                                                            141               138
       Time deposits, $100,000 or more                                             747               410
       Other time deposits                                                       2,891             2,407
                                                                           -----------       -----------

                                                                                $4,786            $4,032
                                                                           ===========       ===========

     FUNB is required to maintain reserve balances with the Federal Reserve Bank. At December 31, 1996 and 1995, vault cash balances were sufficient to offset gross required reserves. Required reserves are based on specified percentages of the subsidiary's total average deposits. The percentage of deposits required to be maintained is established by the Federal Reserve Board.

7.   SHORT-TERM BORROWINGS

     Short-term borrowings at December 31 are summarized as follows:

                                                                                             (UNAUDITED)
                                                                              1996               1995
       Securities sold under repurchase agreements                              $    -            $  100
       Federal funds purchased                                                     605               105
       Advances from Federal Home Loan Bank                                      6,915             1,525
                                                                           -----------       -----------

                                                                                $7,520            $1,730
                                                                           ===========       ===========

     Securities sold under repurchase agreements specify the sale and later repurchase of certain U.S. Government or U.S. Government agency securities at an agreed-upon interest rate. At December 31, 1996, FNBS sold securities with par amounts of $105,000 with an agreement to repurchase the securities on January 2, 1996, at an interest rate of 5.00%.

     The borrowings from the Federal Home Loan Bank have fixed and variable rate advances collateralized under blanket pledge agreements with the Federal Home Loan Bank totaling $6,915,000 and $1,525,000 at December 31, 1996 and 1995, respectively. The amount outstanding at December 31, 1996, matures on January 2, 1997, with interest payable monthly at 5.60%.

8.   NOTES PAYABLE

     FNBS has a note payable of $3,270,000 and $3,250,000 at December 31, 1996 and 1995, respectively, maturing June 30, 1997. Principal is payable in quarterly installments of $100,000, and interest is payable quarterly at prime plus one-half percent which was 8.25% and 8.5% at December 31, 1996 and 1995, respectively. The note is secured by all outstanding stock of FUNB.

9.   INCOME TAXES

     The components of income tax expense for the years ended December 31 were as follows:

                                                                                             (UNAUDITED)
                                                                              1996               1995
       Current:
         Federal                                                                 $ 338             $ 242
         State                                                                     132                94
       Deferred                                                                     24                10
                                                                           -----------       -----------

                                                                                 $ 494             $ 346
                                                                           ===========       ===========

     The reasons for the differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income tax expense are as follows:

                                                                                                (UNAUDITED)
                                                            1996                                    1995
                                                      ---------------------------      ---------------------------
                                                           AMOUNT          %                AMOUNT            %
       Tax computed at statutory income tax rates             $ 665            34 %            $ 486            34 %
       Effect of tax-exempt income                             (235)          (12)              (222)          (16)
       Other                                                     64             3                 82             6
                                                        -----------   -----------        -----------   -----------

                                                              $ 494           25 %             $ 346           24 %
                                                        ===========   ===========        ===========   ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                                                             (UNAUDITED)
                                                                               1996              1995
       Deferred tax assets:
         Allowance for loan losses not currently deductible                      $  11             $   -
         Other                                                                      79               142
                                                                                 -----             -----
                  Gross deferred tax assets                                         90               142

       Deferred tax liabilities:
         Allowance for loan losses not currently deductible                          -               (31)
         Difference between book and tax basis of premises and equipment          (260)             (248)
         Unrealized holding gain on securities available for sale                  (38)              (95)
                                                                                 -----             -----
                  Gross deferred liabilities                                      (298)             (374)
                                                                                 -----             -----

       Net deferred tax liability                                                $(208)            $(232)
                                                                                 =====             =====

10.  REGULATORY RESTRICTIONS

     CAPITAL REQUIREMENTS - FNBS and FUNB are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on FNBS's financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FNBS and its subsidiary must each meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. FNBS and its subsidiary's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require FNBS and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that FNBS and its subsidiary meet all capital adequacy requirements to which they are subject.

     As of December 31, 1996 and December 31, 1995, the most recent regulatory notification categorized FUNB as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed FUNB's category.

     On a consolidated basis FNBS has met its minimum regulatory capital requirements, however, since these financial statements have been prepared on a combined basis, the capital ratios for FNBS have not been presented.

     The actual capital amounts and ratios for FUNB are presented below:

                                                                                                      TO BE WELL
                                                                                                  CAPITALIZED UNDER
                                                                               FOR CAPITAL        PROMPT CORRECTIVE
                                                             ACTUAL         ADEQUACY PURPOSES     ACTION PROVISIONS
                                                       ------------------- --------------------- ------------------
       AS OF DECEMBER 31, 1996:                          AMOUNT   RATIO      AMOUNT     RATIO      AMOUNT     RATIO
           Total Capital (to risk-weighted assets)        $9,341    10.1 %     $7,406    8.0 %       $9,258   10.0 %
           Tier I Capital (to risk-weighted assets)        8,433    9.1         3,703     4.0         5,554     6.0
           Tier I Capital (to average assets)              8,433    6.1         5,576     4.0         6,969     5.0


                                                                                                       TO BE WELL
                                                                                                    CAPITALIZED UNDER
                                                                                 FOR CAPITAL        PROMPT CORRECTIVE
                                                               ACTUAL         ADEQUACY PURPOSES     ACTION PROVISIONS
                                                         ------------------- --------------------- ------------------
       AS OF DECEMBER 31, 1995 (UNAUDITED):              AMOUNT     RATIO      AMOUNT      RATIO    AMOUNT     RATIO
           Total Capital (to risk-weighted assets)        $8,633    10.2 %     $6,800      8.0 %     $8,500    10.0 %
           Tier I Capital (to risk-weighted assets)        7,829     9.2        3,400      4.0        5,100     6.0
           Tier I Capital (to average assets)              7,829     6.4        4,863      4.0        6,078     5.0

     RESTRICTIONS ON DIVIDENDS - There are limited restrictions on the ability of FNBS to pay dividends from its retained earnings; however, under national banking law, FNBS's banking subsidiary may not, without approval of the Office of the Comptroller of the Currency (OCC), declare dividends payable to FNBS in excess of undivided profits, as defined by statute, less any required transfers to surplus. This statute also grants to the OCC the discretion to require any bank to suspend the payment of any and all dividends until any requirements that may have been made by the OCC, or any duly appointed examiner, shall have been complied with. At December 31, 1996 and 1995, FUNB could have provided funds to FNBS of up to approximately $930,000 and $622,000, respectively, without further approval of regulatory authorities.

11.  EMPLOYEE BENEFIT PLANS

     FNBS has adopted a 401(k) savings and profit sharing plan (PSP). All full-time employees who have been continuously employed for one year are eligible to participate by having a percentage of their pay deferred under the PSP. FNBS, at its direction, may contribute a portion of the profits to the PSP. Participants will receive their share of those profits upon retirement or termination subject to the PSP's vesting schedule, as defined. The PSP provides deferred investment options to participants. FNBS's contribution to the PSP was $75,000 during 1996 and $70,000 during 1995.

12.  RELATED PARTIES

     FNBS has entered into transactions with its directors, significant shareholders and their affiliates (related parties). The aggregate amount of loans to such related parties at December 1996 and 1995 was $55,000 and $100,000, respectively. During 1996, new loans to such related parties amounted to $45,000 with no repayments made.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS No. 107), requires disclosure of estimated fair value amounts of its financial instruments. It is management's belief that the fair values presented below are reasonable based on the valuation techniques and data available as of December 31, 1996 and 1995, as more fully described in the following table. It should be noted that FNBS's operations are managed from a going concern basis and not a liquidation basis. As a result, the ultimate value realized for the financial instruments presented could be substantially different when actually recognized over time through the normal course of operations. Additionally, a substantial portion of FNBS's inherent value is FUNB's capitalization and franchise value. Neither of these components have been given consideration in the presentation of fair values which follow.

    The following presents the carrying value and fair value of the specified assets and liabilities held at December 31, 1996 and 1995. This information is presented solely for compliance with SFAS No. 107 and is subject to change over time based on a variety of factors.

                                                                                                (UNAUDITED)
                                                                1996                               1995
                                                   --------------------------------    --------------------------------
                                                                       ESTIMATED                           ESTIMATED
                                                        CARRYING          FAIR              CARRYING          FAIR
                                                         AMOUNT          VALUE               AMOUNT          VALUE
   Selected Assets:
     Cash and due from banks                            $ 4,836        $ 4,836              $ 5,427         $ 5,427
     Interest-bearing deposits in other banks             4,556          4,556                4,166           4,166
     Securities available for sale                       47,929         47,929               42,923          42,923
     Federal Home Loan Bank stock                         1,092          1,092                  967             967
     Loans, before allowance for loan losses             77,935         78,010               72,277          73,493

   Selected Liabilities
     Noninterest-bearing deposits                        17,432         17,432               15,217          15,217
     Demand deposits                                     38,719         38,719               42,283          42,283
     Time deposits                                       67,863         67,897               62,828          62,753
     Short-term borrowings                                7,520          7,520                1,730           1,730
     Notes payable                                        3,270          3,270                3,250           3,250

   Off-balance sheet information:
     Commitments on line-of-credit
       arrangements                                        -             2,713                 -              4,369
     Standby letters of credit                             -               127                 -                 54

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    CASH AND DUE FROM BANKS AND INTEREST-BEARING DEPOSITS IN OTHER BANKS - The book value of such financial instruments is assumed to approximate the fair value of such assets.

    SECURITIES AVAILABLE FOR SALE - Quoted market prices of dealer quotes were used to determine the fair value of investment securities.

    FEDERAL HOME LOAN BANK STOCK - The fair value of such stock approximates book value since FNBS is able to redeem this stock with the Federal Home Loan Bank at par value.

    LOANS - Loans were priced using the discounted cash flow method. The discount rate used was the rate currently offered on similar products.

    NONINTEREST-BEARING DEPOSITS AND DEMAND DEPOSITS - The fair value was determined to approximate the carrying value (the amount payable on demand) since such deposits are immediately withdrawable.

    TIME DEPOSITS - For time certificates of deposit, the fair value was determined using the discounted cash flow method. The discount rate was equal to the rate currently offered on similar products.

    SHORT-TERM BORROWINGS AND NOTES PAYABLE - These notes were valued using the discounted cash flow method. The discount rate was equal to rates currently offered on similar borrowings.

    COMMITMENTS ON LINE-OF-CREDIT AGREEMENTS AND STANDBY LETTERS OF CREDIT - These commitments are at market interest rates and approximate fair value.

14. CONDENSED FINANCIAL INFORMATION OF FNBS

    Condensed financial information of FNBS (parent only) for the years ended December 31, 1996 and 1995, follows:

     CONDENSED STATEMENTS OF FINANCIAL CONDITION                                 (UNAUDITED)
                                                                        1996        1995
     ASSETS:                                                          $   143       $   48
      Cash and due from banks                                           9,702        8,933
      Equity in FUNB                                                      266          360
      Other assets, net                                               -------       ------

                                                                      $10,111       $9,341
     TOTAL ASSETS                                                     =======       ======


     LIABILITIES:                                                     $ 3,270       $3,250
      Notes payable                                                       148          161
      Other liabilities                                               -------       ------
                                                                        3,418        3,411
             Total liabilities                                        -------       ------

                                                                        6,693        5,930
     STOCKHOLDERS' EQUITY                                             -------       ------

                                                                      $10,111       $9,341
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       =======       ======

  CONDENSED STATEMENT OF OPERATIONS                                                     (UNAUDITED)
                                                                              1996         1995
  Equity in net income of FUNB                                              $1,668        $1,374
  Expenses:
    Interest expense                                                           250           315
    Operating expenses                                                         130           165
                                                                            ------        ------
             Total expenses                                                    380           480
                                                                            ------        ------

  Net income before federal income taxes                                     1,288           894
  Federal income tax benefit                                                  (174)         (190)
                                                                            ------        ------

  Net income                                                                $1,462        $1,084
                                                                            ======        ======

  CONDENSED STATEMENT OF CASH FLOWS                                               (UNAUDITED)
                                                                      1996           1995
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                     $ 1,462          $ 1,084
    Adjustments to reconcile net income to net cash provided by operating activities:
        Equity in net income of FUNB                                (1,668)          (1,374)
        Dividends received from FUNB                                 1,102            1,008
        Changes in other assets and liabilities                         (4)             (49)
                                                                   -------          -------
             Net cash provided by operating activities                 892              669

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Advances to FUNB                                                  (203)             (25)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of notes payable                            420              400
    Principal repayments of notes payable                             (400)            (422)
    Redemption of preferred stock                                     (473)            (800)
    Sale of common stock                                                12                -
    Cash dividends                                                    (153)               -
                                                                   -------          -------
             Net cash used by financing activities                    (614)            (800)
                                                                   -------          -------

  CASH AND CASH EQUIVALENTS:
    Increase (decrease) in cash and due from banks                      75             (156)

    Balance, beginning of year                                          48              226
                                                                   -------          -------

    Balance, end of year                                           $   123          $    70
                                                                   =======          =======

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                                     $   254          $   315
                                                                   =======          =======

      Income taxes                                                 $   360          $   232
                                                                   =======          =======

15. COMMITMENTS AND CONTINGENCIES

    In the normal course of business, there are various commitments outstanding and contingent liabilities (such as guarantees and commitments to extend credit, etc.) that are not reflected in the accompanying financial statements. Commitments to extend credit are agreements to lend to a borrower as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. FNBS evaluates each borrower's creditworthiness on a case-by-case basis. The amount of the collateral obtained, if it is deemed necessary by FNBS upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and deposits.

    Standby letters of credit are conditional commitments issued by the subsidiary to guarantee the performance of a customer to a third party. Generally, standby letters of credit are expected to expire without being drawn upon. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to borrowers. The subsidiary holds real or personal property as collateral supporting those commitments for which collateral is necessary.

    The amounts committed under these agreements represent the maximum potential loss of principal, if fully drawn and if the customer defaults. However, the actual credit risk varies depending on the creditworthiness of the customer and the value of the collateral held.

    Commitments outstanding at December 31 are summarized as follows:

                                                                      (UNAUDITED)
                                                       1996              1995
    Loan commitments                                  $2,713            $4,369
    Standby letters of credit                            127                54

16. PROPOSED MERGER

    On September 11, 1997, FNBS entered into a reorganization and merger agreement with Commercial Federal Corporation (Commercial). Under the terms of the merger agreement, and based upon Commercial's closing stock price at December 12, 1997 of $35.25 (adjusted for Commercial's three-for-two stock split distributed on December 15, 1997), Commercial will issue approximately 992,857 shares (adjusted for Commercial's three-for-two stock split distributed on December 15, 1997) of its common stock with a total aggregate value of $34,998,000.

    Following the proposed acquisition, FNBS will be merged with and into Commercial Federal Bank, a wholly-owned subsidiary of Commercial. This pending merger transaction, which is subject to regulatory approvals, FNBS's shareholders' approvals and other conditions, is expected to be consummated before March 31, 1998.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF FINANCIAL CONDITION
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                                  (UNAUDITED)
                                                                                                 SEPTEMBER 30,      DECEMBER 31,
ASSETS                                                                                                1997              1996
CASH AND DUE FROM BANKS                                                                            $  4,817          $   4,836
INTEREST BEARING DEPOSITS IN OTHER BANKS                                                              3,263              4,556
                                                                                                   --------          ---------
           Cash and cash equivalents                                                                  8,080              9,392

SECURITIES AVAILABLE FOR SALE, at fair value
  amortized cost of $48,911 and $43,638                                                              55,328             49,021

LOANS                                                                                                80,564             78,843
ALLOWANCE FOR LOAN LOSSES                                                                               970                908
                                                                                                   --------          ---------
           Net loans                                                                                 79,594             77,935

ACCRUED INTEREST RECEIVABLE                                                                           2,078              1,687
PREMISES AND EQUIPMENT, net                                                                           2,475              2,482
OTHER ASSETS                                                                                          3,117              2,559
                                                                                                   --------          ---------
TOTAL ASSETS                                                                                       $150,672          $ 143,076
                                                                                                   ========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Interest bearing                                                                               $114,342          $ 106,582
    Noninterest bearing                                                                              16,356             17,432
                                                                                                   --------          ---------
           Total deposits                                                                           130,698            124,014

  Short-term borrowings                                                                               7,169              7,520
  Notes payable                                                                                       2,708              3,270
  Accrued interest and other liabilities                                                              1,744              1,579
                                                                                                   --------          ---------
           Total liabilities                                                                        142,319            136,383

COMMITMENTS AND CONTINGENCIES                                                                          -                  -

STOCKHOLDERS' EQUITY:
  Preferred stock:
    Class B, 7% cumulative, nonvoting with $1 par value, $10 par value - authorized 2,250,000
      shares issued and outstanding, no shares in 1996 and 350,000 shares in 1995                      -                  -
    Class C, 7% cumulative, nonvoting with a $10 par value, $100 par value - authorized 12,500
      shares issued and outstanding, no shares in 1996 and 12,263 shares in 1995                       -                  -
  Common stock, $1 par value - authorized 20,000 shares; issued and outstanding,
    15,318 shares in 1997 and 15,310 shares in 1996                                                      15                 15
  Additional paid-in capital                                                                          2,511              2,509
  Retained earnings                                                                                   5,502              4,097
  Unrealized holding gain on securities available for sale, net                                         325                 72
                                                                                                   --------          ---------
           Total stockholders' equity                                                                 8,353              6,693
                                                                                                   --------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                         $150,672          $ 143,076
                                                                                                   ========          =========

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                           (UNAUDITED)
                                                                     FOR THE NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                  -------------------------
                                                                     1997        1996
INTEREST INCOME:
  Loans                                                                 $5,736      $5,279
  Securities:
    Taxable                                                              1,646       1,730
    Exempt from federal income tax                                         631         371
    Interest-bearing deposits                                              191         209
                                                                       -------     -------
           Total interest income                                         8,204       7,589

INTEREST EXPENSE:
  Deposits                                                               3,956       3,568
  Borrowings                                                                37          18
  Notes payable                                                            384         316
                                                                       -------     -------
           Total interest expense                                        4,377       3,902
                                                                       -------     -------

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                     3,827       3,687

PROVISION FOR LOAN LOSSES                                                   45          95
                                                                       -------     -------

NET INTEREST INCOME                                                      3,782       3,592

NONINTEREST INCOME:
  Service charges on deposit accounts                                      346         328
  Gain (loss) on sales of securities, net                                  116          23
  Other service charges and fees                                           579         384
                                                                       -------     -------
           Total noninterest income                                      1,041         735

NONINTEREST EXPENSES:
  Salaries and employee benefits                                         1,655       1,532
  Occupancy of premises                                                    437         426
  Printing, stationery and supplies                                         42          48
  Equipment and data processing                                            209         205
  Legal and professional                                                    28          24
  Deposit insurance assessment                                              11           2
  Other                                                                    677         634
                                                                       -------     -------
           Total noninterest expenses                                    3,059       2,871
                                                                       -------     -------

INCOME BEFORE INCOME TAXES                                               1,764       1,456

PROVISION FOR INCOME TAXES                                                 359         375
                                                                       -------     -------

NET INCOME                                                              $1,405      $1,081
                                                                       =======     =======

NET INCOME PER COMMON SHARE                                            $ 91.76     $ 70.67
                                                                       =======     =======

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                             15,318      15,310
                                                                       =======     =======

See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

COMBINED STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 and 1996
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                          (UNAUDITED)
                                                                                                   FOR THE NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                                  ---------------------------
                                                                                                      1997           1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                        $ 1,405         $ 1,082
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Depreciation and amortization                                                                       206             205
    Provision for loan losses                                                                            45              95
    Cash provided (used) by changes in operating assets and liabilities:
      Origination of loans held for sale
      (Gain) loss on securities available for sale                                                     (116)            (23)
      Dividends on FHLB stock                                                                           (58)            (50)
      Other                                                                                            (776)           (743)
                                                                                                    -------         -------
           Net cash flows from operating activities                                                     706             566

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available for sale                                                         (5,917)         (3,400)
  Loan originations, net of principal repayments                                                     (1,721)         (1,691)
  Acquisition of premises and equipment, net                                                           (151)           (206)
                                                                                                    -------         -------
           Net cash flows used in investing activities                                               (7,789)         (5,297)
                                                                                                    -------         -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                                                            6,684           1,218
  Net increase (decrease) in short-term borrowings                                                     (351)          3,305
  Redemption of preferred stock                                                                         -              (473)
  Principal payments on notes payable                                                                  (562)            (67)
  Cash dividends                                                                                        -              (120)
                                                                                                    -------         -------
           Net cash flows from financing activities                                                   5,771           3,863
                                                                                                    -------         -------

CASH AND CASH EQUIVALENTS:
  Increase (decrease) in cash and cash equivalents                                                   (1,312)           (868)

  Cash and cash equivalents, beginning of year                                                        9,392           9,593
                                                                                                    -------         -------

  Cash and cash equivalents, end of year                                                            $ 8,080         $ 8,725
                                                                                                    =======         =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                                        $ 4,172         $ 3,976

    Income taxes                                                                                        350             370


See accompanying notes to combined financial statements.

FIRST NATIONAL BANK SHARES, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

   The accompanying, unaudited, interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be expected for further periods. For further information, refer to the audited financial statements and footnotes hereto included in First National Bank Shares, Ltd.'s annual report for the year ended December 31, 1996.

                                    ANNEX A

--------------------------------------------------------------------------------

                      REORGANIZATION AND MERGER AGREEMENT

                                 BY AND AMONG

                        COMMERCIAL FEDERAL CORPORATION
                                      AND
                COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK

                                      AND

                        FIRST NATIONAL BANK SHARES, LTD
                                      AND
                 FIRST UNITED NATIONAL BANK AND TRUST COMPANY

                        DATED AS OF SEPTEMBER 11, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
ARTICLE I   THE MERGER AND RELATED MATTERS...................................  2
     1.1    Merger: Surviving Institution....................................  2
     1.2    Effective Time of the Merger.....................................  2
     1.3    Conversion of Shares.............................................  3
     1.4    Surviving Corporation in the Merger..............................  6
     1.5    Authorization for Issuance of Commercial
              Common Stock; Exchange of Certificates.........................  7
     1.6    No Fractional Shares.............................................  8
     1.7    Shareholders' Approvals..........................................  9
     1.8    Registration Statement; Prospectus/Proxy Statement...............  9
     1.9    Cooperation; Regulatory Approvals................................ 11
     1.10   Closing.......................................................... 11
     1.11   Closing of Transfer Books........................................ 12
     1.12   Sale of Other Assets............................................. 12

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY
              AND FIRST UNITED............................................... 12
     2.1    Organization, Good Standing, Authority, Insurance, Etc........... 12
     2.2    Capitalization................................................... 13
     2.3    Ownership of Subsidiaries........................................ 14
     2.4    Financial Statements and Reports................................. 14
     2.5    Absence of Changes............................................... 15
     2.6    Prospectus/Proxy Statement....................................... 15
     2.7    No Broker's or Finder's Fees..................................... 16
     2.8    Litigation and Other Proceedings................................. 16
     2.9    Compliance with Law.............................................. 16
     2.10   Corporate Actions................................................ 16
     2.11   Authority........................................................ 17
     2.12   Employment Arrangements.......................................... 18
     2.13   Employee Benefits................................................ 18
     2.14   Information Furnished............................................ 20
     2.15   Property and Assets.............................................. 20
     2.16   Agreements and Instruments....................................... 20
     2.17   Material Contract Defaults....................................... 21
     2.18   Tax Matters...................................................... 21
     2.19   Environmental Matters............................................ 22
     2.20   Loan Portfolio; Portfolio Management............................. 22
     2.21   Real Estate Loans and Investments................................ 23
     2.22   Derivatives Contracts............................................ 23
     2.23   Insurance........................................................ 23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMMERCIAL
              AND BANK....................................................... 24
     3.1    Organization, Good Standing, Authority, Insurance, Etc........... 24
     3.2    Capitalization................................................... 24
     3.3    Ownership of Subsidiaries........................................ 25
     3.4    Financial Statements and Reports................................. 25
     3.5    Absence of Changes............................................... 26
     3.6    Prospectus/Proxy Statement....................................... 26
     3.7    No Broker's or Finder's Fees..................................... 27
     3.8    Compliance With Law.............................................. 27
     3.9    Corporate Actions................................................ 27
     3.10   Authority........................................................ 27
     3.11   Information Furnished............................................ 28
     3.12   Litigation and Other Proceedings................................. 28
     3.13   Agreements and Instruments....................................... 28

ARTICLE IV  COVENANTS........................................................ 29
     4.1    Investigations; Access and Copies................................ 29
     4.2    Conduct of Business of the Company and the Company Subsidiaries.. 29
     4.3    No Solicitation.................................................. 31
     4.4    Shareholder Approval............................................. 32
     4.5    Filing of Holding Company and Merger Applications................ 32
     4.6    Consents......................................................... 32
     4.7    Resale Letter Agreements......................................... 32
     4.8    Publicity........................................................ 32
     4.9    Cooperation Generally............................................ 33
     4.10   Additional Financial Statements and Reports...................... 33
     4.11   Stock Listing.................................................... 33
     4.12   Conforming Adjustments........................................... 33
     4.13   D&O Indemnification and Insurance................................ 34
     4.14   Employment Benefits.............................................. 34
     4.15   Advisory Board of Directors...................................... 35
     4.16   Update Disclosures............................................... 35
     4.17   Elimination of Liabilities....................................... 35

ARTICLE V   CONDITIONS OF THE MERGER; TERMINATION OF
              AGREEMENT...................................................... 36
     5.1    General Conditions............................................... 36
     5.2    Conditions to Obligations of Commercial.......................... 37
     5.3    Conditions to Obligations of Company............................. 40
     5.4    Termination of Agreement and Abandonment of Merger............... 41

ARTICLE VI  TERMINATION OF OBLIGATIONS; PAYMENT OF
              EXPENSES....................................................... 43
     6.1    Termination; Lack of Survival of Representations and Warranties.. 43
     6.2    Payment of Expenses.............................................. 43

ARTICLE VII  CERTAIN POST-MERGER AGREEMENTS.................................. 45
     7.1     Reports to the SEC.............................................. 45
     7.2     Employees....................................................... 45
     7.3     Income Tax Return............................................... 45
     7.4     Continuation of Loan Participation Purchases by First United.... 46

ARTICLE VIII GENERAL......................................................... 46
     8.1     Amendments...................................................... 46
     8.2     Confidentiality................................................. 46
     8.3     Governing Law................................................... 46
     8.4     Notices......................................................... 47
     8.5     No Assignment................................................... 47
     8.6     Headings........................................................ 47
     8.7     Counterparts.................................................... 48
     8.8     Construction and Interpretation................................. 48
     8.9     Entire Agreement................................................ 48
     8.10    Severability.................................................... 48
     8.11    No Third Party Beneficiaries.................................... 48
     8.12    Enforcement of Agreement........................................ 48

Schedules:

Schedule I   Disclosure Schedule for the Company
                 and First United............................................
Schedule II  Disclosure Schedule for Commercial
                 and the Bank................................................

Exhibits:

Exhibit A       List of Other Assets.........................................
Exhibit B       Form of Voting Agreement.....................................
Exhibit 1.3(d)  Aggregate Purchase Price Adjustments.........................
Exhibit 4.14(b) Form of Consulting Agreement.................................
Exhibit 5.2(a)  Form of Opinion of Counsel for the Company...................
Exhibit 5.3(a)  Form of Opinion of Counsel for Commercial....................
Exhibit 5.4(e)  Index Group..................................................

                      REORGANIZATION AND MERGER AGREEMENT



          THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of September 11, 1997, by and among COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation ("Commercial"), and COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK, a Federally chartered savings bank and wholly-owned subsidiary of Commercial ("Bank"); and FIRST NATIONAL BANK SHARES, LTD, a Kansas corporation ("Company") and FIRST UNITED NATIONAL BANK AND TRUST COMPANY, a national bank and wholly-owned subsidiary of Company ("First United").

          WHEREAS, Commercial, a non-diversified, unitary savings and loan holding company, with principal offices in Omaha, Nebraska, owns all of the issued and outstanding capital stock of the Bank, with its principal offices in Omaha, Nebraska;

          WHEREAS, Company, a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with principal offices in Kansas City, Missouri, owns all of the issued and outstanding capital stock of First United, with its principal offices in Great Bend, Kansas, and Missouri Bank & Trust Company, Kansas City, Missouri ("Missouri Bank")as well as minority equity interests in various other financial institutions and certain other assets. (These minority equity interests in various other financial institutions and those certain other assets are collectively referred to herein as the "Other Assets" and are listed in Exhibit A hereto);

          WHEREAS, Commercial and Company desire to combine their respective holding companies through an exchange so that the respective shareholders of both Commercial and Company will have an equity ownership in the combined holding company;

          WHEREAS, prior to consummation of the combination of Commercial and Company it is intended that the majority stockholder of the Company will purchase the Other Assets from the Company and that the Company will distribute the stock of Missouri Bank to the Company's shareholders (the "Spin-Off") pursuant to Section 355 of the Internal Revenue Code;

          WHEREAS, it is intended that to accomplish this result, the Company will be acquired by means of a merger (the "Acquisition Merger or the "Merger") of the Company with and into Commercial;

          WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Commercial's willingness to enter into this Agreement, J. Thomas Burcham, majority shareholder of Company and its chairman of the board, has entered into a voting agreement in the form attached hereto as Exhibit B (the "Voting Agreements");

          WHEREAS, it is intended that for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code; and

          WHEREAS, the Boards of Directors of Commercial and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Commercial and the Company, respectively, and their respective stockholders and have approved this Agreement.

          NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                        THE MERGER AND RELATED MATTERS

          1.1  Merger: Surviving Institution.  Subject to the terms and
               -----------------------------
conditions of this Agreement, and pursuant to the provisions of the Nebraska Business Corporation Act ("NBCA") and the Kansas General Corporation Code ("KGCC"), at the Acquisition Merger Effective Time (as hereinafter defined), the Company shall be merged with and into Commercial pursuant to the terms and conditions set forth herein, and the separate corporate existence of the Company shall cease. The Acquisition Merger shall have the effects specified in the NBCA and the KGCC, Section 1.4(e) hereof and the Acquisition Plan of Merger. Upon the consummation of the Acquisition Merger, the separate corporate existence of the Company shall cease and Commercial shall continue as the surviving corporation following the Acquisition Merger (Commercial is sometimes referred to herein in such capacity as the "Surviving Corporation"). Commercial may at any time change the method of effecting the Merger if and to the extent it deems such change to be desirable, provided, however, that no such change
                                      --------  -------
shall (A) alter or change the amount or kind of consideration to be issued to holders of Company common stock as provided for in this Agreement, (B) adversely affect the tax treatment to Company shareholders as a result of receiving the consideration described in Section 1.3 herein or (C) materially impede or delay the consummation of the transactions contemplated by this Agreement.

          1.2  Effective Time of the Merger.  As soon as practicable after each
               ----------------------------
of the conditions set forth in Article V hereof have been satisfied or waived, Commercial and the Company will file, or cause to be filed, articles or certificates of merger with appropriate authorities of Nebraska and Kansas which articles or certificates of merger shall in each case be in the form required by and executed in accordance with applicable provisions of law. The Acquisition Merger shall become effective at the time and date which is the later of the time at which (i) the Nebraska articles of merger are filed with the appropriate authorities of Nebraska and (ii) the Kansas certificate of merger is filed with the appropriate authorities of Kansas (the "Acquisition Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.10 herein) and on the same day as the Closing if practicable.

          1.3  Conversion of Shares.
               --------------------

          (a)(i) At the Acquisition Merger Effective Time, by virtue of the Merger and without any action on the part of Commercial or Company or the holders of shares of Commercial or Company common stock, each outstanding share of Company common stock issued and outstanding at the Acquisition Merger Effective Time (except for Dissenting Shares (as such term is defined in paragraph (c) below) and shares referred to in subparagraph (a)(ii) of this
Section 1.3) shall be converted into and exchanged for the right to receive a number of shares of Commercial common stock, $.01 par value per share (the "Commercial common stock"), (such number of shares of Commercial common stock the "Merger Consideration"), as follows:

          (A) If the Average NYSE Closing Price is equal to or less than $42.00, but equal to or greater than $36.00, then the number of shares of Commercial common stock to be received (the "Per Share Stock Consideration") shall equal the quotient that results by dividing (x) the Per Share Purchase Price by (y) the average NYSE Closing Price;

          (B) If the Average NYSE Closing Price is less than $36.00, then the Per Share Stock Consideration shall equal that number of shares of Commercial common stock which would have been issued as the Per Share Stock Consideration if the Average NYSE Closing Price was $36.00; and

          (C) If the Average NYSE Closing Price is greater than $42.00 then the Per Share Stock Consideration shall equal that number of shares of Commercial common stock which would have been issued as the Per Share Stock Consideration if the Average NYSE Closing Price was $42.00.

          (ii) Any shares of Company common stock which are owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan of the Company or any of its subsidiaries or held in a fiduciary capacity) or by Commercial or any of Commercial's subsidiaries (other than in a fiduciary capacity) at the Acquisition Merger Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be cancelled and no shares of capital stock of Commercial shall be issued or exchanged therefor.

          (iii) Each share of common stock of Commercial issued and outstanding immediately prior to the Acquisition Merger Effective Time shall remain an outstanding share of common stock of the Surviving Corporation.

          (iv) At the Acquisition Merger Effective Time, the holders of certificates representing shares of Company common stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein.

          (v) If the holders of Commercial common stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Acquisition Merger Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement ("Stock Adjustment"), then the amount of Commercial common stock to be exchanged at the Acquisition Merger Effective Time for Company common stock shall be proportionately adjusted to take into account such Stock Adjustment. In addition, the Average NYSE Closing Price, as defined below, shall be proportionately adjusted to compensate for any such Stock Adjustment.

          (b) Each share of Commercial common stock to be issued to the Company's shareholders pursuant to this Section 1.3 shall include the corresponding number of rights associated with the Commercial common stock pursuant to the Rights Agreement dated as of December 19, 1988 by and between Commercial and Manufacturers Hanover Trust Company, as Rights Agent ("Commercial Rights Agreement").

          (c) Dissenting Shares.  Any shares of Company common stock held by a
              -----------------
holder who dissents from the Acquisition Merger and becomes entitled to obtain payment for the value of such shares of Company common stock pursuant to the applicable provisions of the KGCC shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Acquisition Merger Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive the Merger Consideration; provided, however, that shares of Company common stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the KGCC, or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the KGCC shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above.

          (d) Definitions.  (i) The term "Average NYSE Closing Price" shall mean
              -----------
the arithmetic mean of the closing price per share (carried to the fourth decimal point) of the Commercial common stock on the New York Stock Exchange ("NYSE") for the twenty-fifth through the sixth trading day, inclusive, immediately preceding the business day prior to the later of (A) the date on which all requisite federal and state regulatory approvals required to consummate the transactions contemplated by this Agreement, including the Bank Merger, are obtained (and Commercial shall notify the Company of the date when all such approvals are obtained), including for this purpose the period of any requisite waiting periods in respect thereof, or
(B) the date the Company obtains the requisite approval of its shareholders as contemplated in Section 1.7(a) herein (the "Determination Period").

          (ii) The term "Per Share Purchase Price" shall be equal to the quotient that results by dividing (i) the Aggregate Purchase Price by (ii) 15,317.65 plus any additional number of shares of Company common stock issued after the date hereof in conformance with Section 4.2(b)(iii) herein.

          (iii) The term "Aggregate Purchase Price" shall be equal to $27,800,000, plus (A) the amount of cash held directly by the Company as of the
             ----
Acquisition Merger Effective Time as reflected on the Company's books and records and (B) any amounts recorded as a receivable by the Company on its books and records from First United and Missouri Bank and their subsidiaries pursuant to the Company's income tax sharing agreements, with these banks dated February 15, 1997, April 24, 1995 and April 5, 1995, respectively, less (C) the amount of
                                                          ----
federal and state income tax liability (to the extent not paid prior to the Closing) and net of receivables from the Internal Revenue Service attributable to the taxable gain, if any, realized on the Spin-Off, the sale (if applicable) of shares of Missouri Bank and the sale of the Other Assets as contemplated in
Section 1.12,(D) the amount of any dividends declared or paid by First United since June 30, 1997, (E) the amount of any fee paid or payable by First United or payable by the Company for the type of services referenced in Section 2.7 herein whether to Friedman, Billings Ramsey & Co., Inc. or otherwise and (F) all other liabilities (including federal and state income tax liability of the Company and Company Subsidiaries (to the extent not consolidated with the Company)), together with any accrued but unpaid interest, of the Company as reflected or required to be reflected under generally accepted accounting principles on the Company's books and records as of the Closing (for purposes of this subparagraph (iii), Exhibit 1.3(d) to the Agreement sets forth the amounts as of the date hereof which would result in increases or reductions to the Aggregate Purchase Price pursuant to clauses (A), (B),(D),(E) and (F) above based upon contemplated contributions to capital and repayment of liabilities intended to be effected on or prior to the Closing as contemplated herein. Such Exhibit shall be revised by the Company (to Commercial's reasonable satisfaction) and delivered to Commercial as of the Closing). Such Aggregate Purchase Price shall be adjusted, according to the formulas set forth in Section 1.3(a)(i)(B) and (C) above, if the Average NYSE Closing Price is below $36.00 or above $42.00.

          1.4  Surviving Corporation in the Merger.
               -----------------------------------

          (a) The name of the Surviving Corporation in the Acquisition Merger shall be Commercial Federal Corporation.

          (b) The Articles of Incorporation of Commercial as in effect immediately prior to the Acquisition Merger Effective Time shall be the Articles of Incorporation of the Surviving Corporation as the Surviving Corporation.

          (c) The bylaws of Commercial, together with all amendments thereto, if any, as in effect immediately prior to the Acquisition Merger Effective Time, shall thereafter be the bylaws of the Surviving Corporation, until amended as provided therein or by law.

          (d) The directors and officers of Commercial in office immediately prior to the Acquisition Merger Effective Time shall be the directors and officers of the Surviving Corporation following the Acquisition Merger, until their successors shall be duly elected and qualified.

          (e) From and after the Acquisition Merger Effective Time:

                (i) The Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of the Company, and all obligations belonging or due to each of Commercial and the Company, all of which are vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Commercial or the Company shall not revert or in any way be impaired by reason of the Acquisition Merger.

                (ii) The Surviving Corporation shall be liable for all the obligations of each of Commercial and Company. Any claim existing, or action or proceeding pending, by or against the Company or Commercial, may be prosecuted to judgment, with right of appeal, as if the Acquisition Merger had not taken place, or the Surviving Corporation may be substituted in its place.

                (iii) All the rights of creditors of each of Company and Commercial shall be preserved unimpaired, and all liens upon the property of Company and Commercial are preserved unimpaired, on only the property affected by such liens immediately prior to the Acquisition Merger Effective Time.

          1.5  Authorization for Issuance of Commercial Common Stock; Exchange
               ---------------------------------------------------------------
               of Certificates.
               ---------------

          (a) Commercial shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to the Company's shareholders in accordance with this Article I. Immediately prior to the Acquisition Merger Effective Time, Commercial shall make available for exchange or conversion, by transferring to an exchange agent appointed by Commercial (the "Exchange Agent") for the benefit of the holders of Company common stock: (i) such number of whole shares of Company common stock as shall be issuable in connection with payment of the aggregate Merger Consideration, and (ii) such funds as may be payable for cash in lieu of fractional shares of Commercial common stock.

          (b) After the Acquisition Merger Effective Time, holders of certificates theretofore evidencing outstanding shares of Company common stock (other than Dissenting Shares and as provided in Section 1.3(a)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Commercial common stock into which shares of Company common stock theretofore represented by the certificates so surrendered shall have been converted, as well as cash payments in lieu of fractional shares as provided in Section 1.6 hereof. As soon as practicable after the Acquisition Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Acquisition Merger Effective Time whose Company stock shall have been converted into the Stock Consideration advising such shareholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company common stock in exchange for new certificates for Commercial common stock and cash in lieu of any fractional interest. Upon surrender, each certificate evidencing Company common stock shall be cancelled.

          (c) Until surrendered as provided in this Section 1.5 hereof, each outstanding certificate which, prior to the Acquisition Merger Effective Time, represented Company common stock (other than Dissenting Shares and shares cancelled at the Acquisition Merger Effective Time pursuant to Section 1.3(a) hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Commercial common stock into which the shares of Company common stock formerly represented thereby were converted and the right to receive cash in lieu of any fractional interest. However, until such outstanding certificates formerly representing Company common stock are so surrendered, no dividend or distribution payable to holders of record of Commercial common stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Commercial common stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Acquisition Merger Effective Time and cash without interest in lieu of fractional shares pursuant to Section 1.6 hereof. After the Acquisition Merger Effective Time, there shall be no further registration of transfers on the records of the Company of outstanding certificates formerly representing shares of Company common stock and, if a certificate formerly representing such shares is presented to Commercial, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Commercial common stock and cash in lieu of fractional shares as herein provided.

          (d) All shares of Commercial common stock and cash payable in lieu of any fractional share issued and paid upon the surrender for exchange of Company common stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company common stock.

          (e) If any new certificate for Commercial common stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Commercial common stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (f) In the event any certificate for Company common stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Commercial common stock and cash payable in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Commercial may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Commercial, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          1.6  No Fractional Shares.  Notwithstanding any term or provision
               --------------------
hereof, no fractional shares of Commercial common stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company common stock; no dividend or distribution with respect to Commercial common stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Commercial. In lieu of such fractional share interest, any holder of Company common stock who would otherwise be entitled to a fractional share of Commercial common stock will, upon surrender of his certificate or certificates representing Company common stock outstanding immediately prior to the Acquisition Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average NYSE Closing Price. For the purposes of determining any such fractional share interests, all shares of Commercial common stock received by the holders of the Company common stock shall be combined so as to calculate the maximum number of whole shares of Commercial common stock issuable to such Company shareholder in the Acquisition Merger.

          1.7  Shareholders' Approvals.
               -----------------------

          (a) The Company shall obtain approval to the Merger of its shareholders by consent or otherwise (the "Shareholders Approval"). The affirmative approval of the holders of at least a majority of the issued and outstanding shares of Company common stock entitled to vote shall be required for such approval.

          (b) Commercial shall, at the earliest practicable date, obtain approval of its shareholders of an amendment to its Articles of Incorporation to increase the number of authorized shares of Commercial common stock to 50,000,000.

          1.8  Registration Statement; Prospectus/Proxy Statement.
               --------------------------------------------------

          (a) For the purposes (i) of registering the Commercial common stock to be issued to holders of Company common stock in connection with the Merger with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of obtaining the Shareholders Approval, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement (or information statement) satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement or information statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

          (b) Commercial shall furnish such information concerning Commercial and the Commercial Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/Proxy

Statement, insofar as it relates to such corporations, to comply with Section 1.8(a) hereof. Commercial agrees promptly to advise the Company if at any time prior to the Company Shareholders Approval any information provided by Commercial in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Commercial shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Commercial and the Commercial Subsidiaries, to comply with Section 1.8(a).

          (c) The Company shall furnish Commercial with such information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.8(a) hereof. The Company agrees promptly to advise Commercial if at any time prior to the Company Shareholders Approval any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Commercial with the information needed to correct such inaccuracy or omission. The Company shall furnish Commercial with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.8(a).

          (d) Commercial shall file the Registration Statement with the SEC and applicable state securities agencies. Commercial shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Commercial to utilize in the Registration Statement the information concerning the Company and the Company Subsidiaries provided to Commercial for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall have the right to review and comment on the form of proxy statement included in the Registration Statement as well as those portions containing or describing information concerning the Company. Commercial shall advise Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Commercial shall furnish Company with copies of all such documents. Prior to the Acquisition Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

          (e) The Company shall consult with Commercial in order to determine whether any directors, officers or shareholders of the Company may be deemed to be "affiliates" of Company ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. All shares of Commercial common stock issued to such Company affiliated persons in connection with the Merger shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act and notice shall be given to Commercial's transfer agent of such restriction, provided that such legend shall be removed by delivery of a substitute certificate without such legend if such Company affiliated person shall have delivered to Commercial a copy of a letter from the staff of the SEC or an opinion of counsel, in form and substance satisfactory to Commercial, to the effect that such legend is not required for purposes of the 1933 Act, and, in any event, at any time after the expiration of two years from the Acquisition Merger Effective Time unless, in the opinion of the counsel for Commercial, such person was an "affiliate" of Commercial within the meaning of Rule 145 within three months prior to the expiration of such two year period. So long as shares of such Commercial common stock bear such legend, no transfer of such Commercial common stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Commercial to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC.

          1.9  Cooperation; Regulatory Approvals.  The parties shall cooperate
               ---------------------------------
and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Board of Governors of the Federal Reserve System ("FRB"), the Office of the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, applicable Secretary of State, other regulatory authorities, holders of the voting shares of common stock of the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained. Without limiting the foregoing, Commercial agrees to use its best efforts to cause all necessary applications to be filed by November 1, 1997.

          1.10  Closing.  If (i) this Agreement has been duly approved by the
                -------
shareholders of the Company, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Commercial at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30)
         --------  -------
days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

          1.11  Closing of Transfer Books.  At the Acquisition Merger Effective
                -------------------------
Time, the transfer books for Company common stock shall be closed, and no transfer of shares of Company common stock shall thereafter be made on such books.

          1.12  Sale of Other Assets.  Prior to December 31, 1997 (unless
                --------------------
Commercial otherwise agrees in writing) the Company shall (i) effectuate the Spin-Off and (ii) sell to J. Thomas Burcham, or his designee, the Other Assets, for an aggregate purchase price (with respect to sale of the Other Assets) and on such other terms and conditions as are reasonably satisfactory to Commercial (which shall include indemnification from Mr. Burcham to Commercial against claims or liabilities relating to Missouri Bank and the Other Assets, and for any income tax liability either not reflected on the books of the Company (other than with respect to First United) or arising from the Spin-Off or sale of the Other Assets). The parties recognize that prior to the Spin-Off the Company may sell a portion of the Missouri Bank stock for cash at a price which reflects a valuation of the fair market for 100 percent of the outstanding shares of capital stock of Missouri Bank at not less than $7,773,000 unless otherwise agreed to by Commercial. Nothing contained herein shall be deemed to prohibit the Company from effecting such sale, and for purposes hereof, the Company's tax liability with respect to such sale shall be considered as a liability which must be offset by cash on hand as of the Closing as provided in Section 4.17 herein.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                                AND FIRST UNITED

          Company and First United represent and warrant to Commercial that, except as disclosed in Schedule I attached hereto:

          2.1  Organization, Good Standing, Authority, Insurance, Etc.  The
               ------------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Section 2.1 of Schedule I lists each direct and indirect subsidiary of the Company(individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include First United and Missouri Bank). Each of the Company Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Commercial a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All eligible deposit accounts issued by First United are insured by the Bank Insurance Fund ("BIF") of the FDIC to the maximum extent permitted under applicable law. The Company is duly registered as a bank holding company under the BHCA. For purposes of Article II of this Agreement, a "Subsidiary" shall include any company, partnership, joint venture or other business association or entity in which the Company, directly or indirectly, owns or controls the power to vote five percent (5%) or more of the outstanding equity securities. If any of the Other Assets is not deemed to be a Company Subsidiary hereunder, Section 2.1 of Schedule I shall separately list the name and location of each such Other Bank and the amount of equity securities of such Other Bank owned by the Company expressed as both a number and percentage of outstanding shares.

          The minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including the committees of such Boards).

          2.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of (i) 20,000 shares of common stock, par value $1.00 per share, of which 15,317.65 shares were issued and outstanding as of the date of this Agreement, and (ii) shares of various classes of preferred stock, none of which shares of preferred stock are issued or outstanding. All outstanding shares of Company common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and with respect to the shares of Company common stock owned by J. Thomas Burcham, either (1) are, or will be at the Acquisition Merger Effective Time, owned by him free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance") or (2) arrangements satisfactory to Commercial for release of any Encumbrance upon such shares concurrently upon payment of the outstanding Company indebtedness shall have been agreed to. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates or any of its stockholders is subject with respect to the issuance, voting, transfer, encumbrance, or sale of issued or unissued shares of the Company's capital stock.

          2.3  Ownership of Subsidiaries.  Except as set forth in Section 2.3 of
               -------------------------
Schedule I, all the outstanding shares of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any Encumbrance. Except as set forth in Section 2.3 of Schedule I, all of the outstanding capital stock or other ownership interests in all of the Company Subsidiaries is owned by the Company. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any company except as set forth in Section 2.3 of Schedule I.

          2.4  Financial Statements and Reports.
               --------------------------------

          For the past five years, the Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the FRB, OCC, the Missouri Department of Finance or the FDIC under various financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein or in Section 2.4 to Schedule I, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1996) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1996, will present) fairly the consolidated balance sheet and the consolidated statements of operations, stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the period indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at December 31, 1996 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date as required by generally accepted accounting principles. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1996 or for transactions effected or actions occurring or omitted to be taken after December 31, 1996 (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

          2.5  Absence of Changes.
               ------------------

          (a) Since December 31, 1996, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. There is no occurrence, event or development of any nature existing or, to the best knowledge of the Company, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Company or any Company Subsidiary.

          (b) Except as set forth in Section 2.5 of Schedule I, since December 31, 1996, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

          2.6  Prospectus/Proxy Statement.  At the time the Prospectus/ Proxy
               --------------------------
Statement is mailed to the shareholders of the Company for the solicitation of proxies or consents for the approvals referred to in Section 1.7(a) hereof and at all times subsequent to such mailings up to and including the times of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company common stock and all other transactions contemplated hereby, will, insofar as such information has been provided by the Company to Commercial for its use in such Prospectus/Proxy Statement.

          (a) Comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

          (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

          2.7  No Broker's or Finder's Fees.  Except as set forth in Section 2.7
               ----------------------------
of Schedule I, no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or financial advisory or financial services fee or any other commission or similar fee directly or indirectly in connection with the Acquisition Merger or any other transaction contemplated hereby.

          2.8  Litigation and Other Proceedings.
               --------------------------------

          Except as set forth in Section 2.8 of Schedule I, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

          2.9  Compliance with Law.
               -------------------

          (a) The Company and the Company Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

          2.10  Corporate Actions.
                -----------------

          (a) The Boards of Directors of the Company and First United have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has authorized and directed the submission for shareholders' approval of this Agreement, together with the Merger and any other action requiring such approval. All corporate authorization by the Board of Directors of the Company required for the consummation of the Merger has been obtained.

          (b) The Company's Board of Directors has taken or will take all necessary action to exempt this Agreement and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Kansas laws limiting or restricting the voting rights of shareholders, (iii) any Kansas laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of shareholders, or (B) requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

          2.11  Authority.  Except as set forth in Section 2.11 of Schedule I,
                ---------
the execution, delivery and performance of its obligations under this Agreement by the Company and First United does not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) the articles of incorporation or bylaws of the Company, the articles of incorporation or association, charter or bylaws of any Company Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or First United or control thereof, (iii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject or (iv) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals.
The Company and First United have all requisite corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder and thereunder, except, with respect to this Agreement and the Acquisition Merger, the approval of the Company's shareholders required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders and the consents specified in Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company or any Company Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Bank Merger. This Agreement constitutes the valid and binding obligation of the Company and First United and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

          2.12  Employment Arrangements.  Except as disclosed in Section 2.12 of
                -----------------------
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. No payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162, 280G or any other section of the Code.

          2.13  Employee Benefits.
                -----------------

          (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings, restricted stock, phantom stock or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of
Schedule I (true and correct copies of which have been delivered to Commercial). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in
Section 2.13 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof (except in accordance with COBRA requirements under applicable employment laws), or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, Section 2.13 of Schedule I sets forth as of the date of this Agreement: (i) any and all payments more than 30 days past due, (ii) the actuarial present value, determined and prepared in accordance with GAAP (based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (iii) the net fair market value of the assets held in any fund, policy, or other arrangement, and (iv) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable between the date of this Agreement and the Closing. Neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit Arrangement other than the amounts listed in Schedule 2.13 of Schedule I.

          (b) Except as disclosed in Section 2.13 to Schedule I, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1996 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 1996.

          (c) Each Employee Plan and Benefit Arrangement (i) has been administered to date, and will be administered until the Closing, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations, (ii) has, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (iii) between the date of this Agreement and the Closing, will complete and file all such required reports. No condition exists that could constitute grounds for the termination of any Employee Plan under
Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under
Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Commercial, or any of its affiliates at or after the Acquisition Merger Effective Time.

          2.14  Information Furnished.  No statement contained in any schedule,
                ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to Commercial pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of the Company, has been withheld from Commercial.

          2.15  Property and Assets.  The Company and the Company Subsidiaries
                -------------------
have good and marketable title to all of their real property reflected in the financial statements at December 31, 1996, referred to in Section 2.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business and (f) as otherwise specifically indicated in Section 2.15 of Schedule I. Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Company nor any Company Subsidiary is in default in any material respect under any such lease. Copies of all leases to which the Company or any Company Subsidiary is party and copies of all deeds and other ownership documents relating to all real property owned by the Company or any Company Subsidiary have been provided to Commercial. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Merger except as set forth in Section 2.15 of
Schedule I. Except as set forth in Section 2.15 of Schedule I, there has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since December 31, 1996. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

          2.16  Agreements and Instruments.  Except as set forth in Section 2.16
                --------------------------
of Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation, (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company, or any member of the immediate family or affiliate of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (e) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (f) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal regulatory authority.

          2.17  Material Contract Defaults.  Neither the Company nor any Company
                --------------------------
Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company or any Company Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          2.18  Tax Matters.
                -----------

          (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and, except as set forth in Section 2.18 of
Schedule I, there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section 2.18 of Schedule I, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and, in all material respects, have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

          (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including December 31, 1996, has been made and is reflected on the December 31, 1996 Company consolidated financial statements and has been or will be made with respect to periods ending after December

31, 1996, and ending on or prior to the Acquisition Merger Effective Time.

          2.19  Environmental Matters.  To the best knowledge of the Company,
                ---------------------
except as set forth in Section 2.19 of Schedule I, neither the Company nor any Company Subsidiary (other than Missouri Bank) owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Except as set forth in Section 2.19 of
Schedule I, neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

          2.20  Loan Portfolio; Portfolio Management.
                ------------------------------------

          (a) All evidences of indebtedness reflected as assets in the consolidated balance sheet of Company as of December 31, 1996, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligers named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by the Company or a Company Subsidiary were at the time entered into and at all times since in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. The Company and the

Company Subsidiaries administer their respective loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of the Company and the Company Subsidiaries regarding all loans outstanding on their books are accurate in all material respects and the risk classification system has been established in accordance with the applicable regulatory requirements.

          (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of the Company and the Company Subsidiaries (other than Missouri Bank) that have been adversely designated, criticized or classified by it as of June 30, 1997, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries before the date hereof.

          2.21  Real Estate Loans and Investments.  Except for properties
                ---------------------------------
acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

          2.22  Derivatives Contracts.  Neither the Company nor any of the
                ---------------------
Company Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, swap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of the Company Subsidiaries' assets pledged as security for a Derivatives Contract.

          2.23  Insurance.  A schedule of all insurance policies in effect as to
                ---------
the Company and the Company Subsidiaries (the "Insurance Policies") (other than Missouri Bank) is as set forth on

Section 2.23 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). Except as set forth on Section 2.23 of Schedule I, all Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Except as set forth on Section
2.23 of Schedule I, neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF COMMERCIAL AND BANK

          Commercial and the Bank represent and warrant to Company and First United that, except as disclosed in Schedule II attached hereto:

          3.1  Organization, Good Standing, Authority, Insurance, Etc.
               ------------------------------------------------------
Commercial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska. Each of the subsidiaries of Commercial within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Commercial Subsidiary" and collectively the "Commercial Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Commercial and each Commercial Subsidiary have all requisite power and authority and are duly qualified and licensed to own, lease and operate their respective properties and
conduct their respective business as they are now being conducted.   Commercial
and each Commercial Subsidiary are qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole.

          3.2  Capitalization.  The authorized capital stock of Commercial
               --------------
consists of 25,000,000 shares of Commercial common stock, par value $.01 per share, of which 21,575,394 shares were issued and outstanding as of the date of this Agreement and 10,000,000 shares of serial preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Commercial common stock are, and the shares of Commercial common stock to be issued in connection with the Acquisition Merger will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          3.3  Ownership of Subsidiaries.  All the outstanding shares of the
               -------------------------
capital stock of the Commercial Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Commercial or a Commercial Subsidiary free and clear of any Encumbrance. Except as disclosed in Section
3.3 of Schedule II, all of the outstanding capital stock or other ownership interests in all of the Commercial Subsidiaries is owned either by Commercial or the Bank. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Commercial Subsidiary and no contracts to which Commercial or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Commercial Subsidiaries.

          3.4  Financial Statements and Reports.  No registration statement,
               --------------------------------
proxy statement, schedule or report filed by Commercial or any Commercial Subsidiary with the SEC or the OTS under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, Commercial and the Commercial Subsidiaries have timely filed all documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1996) in accordance with Commercial's books and records and those of any of its Subsidiaries, and
(ii) present (and in the case of financial statements in respect of periods ending after December 31, 1996 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Commercial and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Commercial as of June 30, 1996 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (including contingent liabilities) as of such date of Commercial and the Commercial Subsidiaries, other than liabilities which are not, in the aggregate, material to Commercial and the Commercial Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Commercial or the Commercial Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1996, or for transactions effected or actions occurring or omitted to be taken after June 30, 1996, (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

          3.5  Absence of Changes.  Since March 31, 1997, there has been no
               ------------------
material adverse change in the business, properties, financial condition, results of operations or assets of Commercial and the Commercial Subsidiaries, taken as a whole. Since March 31, 1997, there is no occurrence, event or development of any nature existing or, to the best knowledge of Commercial, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Commercial or any Commercial Subsidiary.

          3.6  Prospectus/Proxy Statement.  At the time the Registration
               --------------------------
Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approval referred to in Section 1.7 hereof and at all times subsequent to such mailings up to and including the times of such approval, such Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Commercial (including the Commercial Subsidiaries) and its shareholders, Commercial common stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

          (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

          (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

          3.7  No Broker's or Finder's Fees.  No agent, broker, investment
               ----------------------------
banker, person or firm acting on behalf or under authority of Commercial or any of the Commercial Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except Commercial has engaged Merrill Lynch & Co., an investment banking firm, to provide financial advisory services whose fees and reasonable out-of-pocket expenses will be paid by Commercial.

          3.8  Compliance With Law.
               -------------------

          (a) Commercial and the Commercial Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither Commercial nor any Commercial Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) Commercial and each of it Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its respective business as it is presently conducted.

          3.9  Corporate Actions.  The Boards of Directors of Commercial and the
               -----------------
Bank have duly authorized its officers to execute and deliver this Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of Commercial required for the consummation of the Merger have been obtained.

          3.10  Authority.  The execution, delivery and performance of this
                ---------
Agreement by Commercial and the Bank does not violate any of the provisions of, or constitute a default under or give any person the right to accelerate payment or performance under (i) the articles of incorporation or bylaws of Commercial or the charter or articles of incorporation or bylaws or of any other Commercial Subsidiary, (ii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Commercial or any of the Commercial Subsidiaries is subject or
(iii) any other Contract to which Commercial or any of the Commercial Subsidiaries is a party or is subject to or by which any of their properties or assets is bound which default, termination or acceleration would have a material adverse effect on the financial condition, business or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Commercial and the Bank have all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Other than the receipt of Government Approvals and the approval of its shareholders of the increase in the number of authorized shares of Commercial common stock, no consents or approvals are required on behalf of Commercial or any Commercial Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Bank Merger. This Agreement constitutes the valid and binding obligation of Commercial and the Bank, and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

          3.11  Information Furnished.  No statement contained in any schedule,
                ---------------------
certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Commercial to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of Commercial, has been withheld from the Company.

          3.12  Litigation and Other Proceedings.  Except for matters which
                --------------------------------
would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries taken as a whole, neither Commercial nor any Commercial Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of Commercial, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

          3.13  Agreements and Instruments.  As of the date of this Agreement,
                --------------------------
there are no agreements, directives, orders or similar arrangements between or involving Commercial or any Commercial Subsidiary and any state or federal savings institution regulatory authority.

                                   ARTICLE IV
                                   COVENANTS

          4.1  Investigations; Access and Copies.  Between the date of this
               ---------------------------------
Agreement and the Acquisition Merger Effective Time, Company agrees to give to Commercial and its representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, and to furnish and cause its subsidiaries to furnish Commercial and its agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of the Company and its subsidiaries as Commercial or its agents or representative shall from time to time reasonably request; provided,
                                                                     --------
however, that any such inspection (a) shall be conducted in such manner as not
-------
to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in
Article V of this Agreement.

          4.2  Conduct of Business of the Company and the Company Subsidiaries.
               ---------------------------------------------------------------
Between the date of this Agreement and the Acquisition Merger Effective Time, the Company agrees:

          (a) That the Company and the Company Subsidiaries shall (i) conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would (A) adversely affect the ability to obtain the Governmental Approvals or (B) adversely affect the Company's ability to perform its obligations under this Agreement and (ii) prepare all Federal and state income tax returns for full tax years ending on or prior to the Acquisition Merger Effective Time in the ordinary course and consistent with past practice and shall consult with Commercial with respect to such returns prior to filing thereof;

          (b) That the Company shall not, without the prior written consent of
Commercial: (i) declare, set aside or pay any dividend or make any other distribution or cause or allow First United to declare, set aside or pay any dividend or make any other distribution with respect to Company's or First United's capital stock except that the Company and First United shall be permitted to pay cash dividends in the ordinary course of business consistent with past practice and any dividends paid by First United shall have the effect on the Aggregate Purchase Price as is contemplated in Section 1.3(d)(iii) herein; (ii) reacquire any of Company's outstanding shares of capital stock;
(iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary, except that shares of capital stock may be issued, if necessary, for the Company to meet its obligations with respect to Section 4.17 herein; (iv) effect any stock split, stock dividend or other reclassification of Company's common stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary; and

          (c) That Company and the Company Subsidiaries shall not, without the prior written consent of Commercial: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; provided, however, that the Spin-Off and the sale of Other Assets specifically set forth in Section 1.12 herein shall be permitted; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by any Company Subsidiary (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property; (iii) change the articles of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary (A) except as set forth in Section 4.2(a) of Schedule I, any increase in annual compensation, or (B) any bonus type payment; (v) adopt any new or amend or terminate any existing Employee Plans or Benefit Arrangements of any type or employment arrangements of the type contemplated in Section 2.12 herein, except as specifically contemplated in this Agreement; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except with respect to the Company Subsidiaries in the ordinary course of business consistent with past practices and, except with respect to the Company, as needed to pay income taxes; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift

Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes; (xi) purchase any equity securities other than Federal Home Loan Bank stock in the ordinary course; (xii) with respect to any Employee Plan or Benefit Arrangement which provides for the vesting of benefits, there shall not be any discretionary vesting;(xiii) make any loan with a principal balance in excess of $500,000 or not in the ordinary course of business (even if less than $500,000 principal balance); (xiv) authorize capital expenditures other than in the ordinary course of business; (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or adopt or implement any change in its methods of accounting for Federal income tax purposes; or (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity other than participations with Missouri Bank in the ordinary course of business. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this
Section 4.2(c).

          4.3  No Solicitation.  The Company will not authorize any officer,
               ---------------
director, employee, investment banker, financial consultant, attorney, accountant or other representative of Company or any Company Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). The Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of the Company or any Company Subsidiary, directly or indirectly,
(A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. The Company will promptly give written notice to Commercial upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement with respect to the Company, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or any Company Subsidiary or for the acquisition of a ten percent (10%) or greater equity interest in Company or any Company Subsidiary, or for the acquisition of a substantial portion of the assets of Company or any Company Subsidiary.

          4.4  Shareholder Approval.  The Company shall obtain approval of its
               --------------------
shareholders upon consent or otherwise of this Agreement and the Acquisition Merger and related matters, as referred to in Section 1.7 hereof, as soon as practicable but in no event later than 45 days after the Registration Statement becomes effective under the 1933 Act. In connection with such meeting, the Company Board of Directors shall recommend approval of the Merger. The Company shall use its best efforts to obtain the Shareholders Approval. Commercial shall use its best efforts to obtain shareholder approval to the amendment to its articles of incorporation to increase the number of authorized shares as is contemplated in Section 1.7(b) herein.

          4.5  Filing of Holding Company and Merger Applications.  Commercial
               -------------------------------------------------
shall use its best efforts by November 1, 1997, to prepare, submit and file (and thereafter prosecute) such required regulatory applications for acquisition of control of Company and any other applications required to be filed with any regulatory authorities in connection with the transactions contemplated hereby, including the Bank Merger.

          4.6  Consents.  Company and Company Subsidiaries will use their best
               --------
efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Company Subsidiaries, as the case may be, to consummate the Acquisition Merger.

          4.7  Resale Letter Agreements.  After execution of this Agreement, (i)
               ------------------------
Company shall use its best efforts to cause to be delivered to Commercial from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145, a written letter agreement regarding restrictions on resale of the shares of Commercial common stock received by such persons in the Merger to ensure compliance with applicable resale restrictions imposed under the federal securities laws and (ii) neither Commercial nor the Company (including the Company Subsidiaries) shall take any action which would materially impede or delay consummation of the Acquisition Merger or the Bank Merger or receipt of the regulatory approvals referred to in Section 5.1(c) below, or prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code.

          4.8  Publicity.  Between the date of this Agreement and the
               ---------
Acquisition Merger Effective Time, neither Commercial, Company or any Company Subsidiary shall, without the prior approval of the other, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the transactions contemplated hereto, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Merger or the transactions contemplated hereby, except as required by law.

          4.9  Cooperation Generally.  Between the date of this Agreement and
               ---------------------
the Acquisition Merger Effective Time, Commercial, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Acquisition Merger and the other transactions contemplated by this Agreement at the earliest practicable date.

          4.10  Additional Financial Statements and Reports.  As soon as
                -------------------------------------------
reasonably practicable after they become publicly available, the Company shall furnish to Commercial and Commercial shall furnish to the Company, respectively, its balance sheet and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Except as specifically described therein, such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the Company or Commercial, as the case may be (subject, in the case of unaudited financial statements, to (a) normal year-end adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent consolidated balance sheet).

          4.11  Stock Listing.  Commercial agrees to use all reasonable efforts
                -------------
to cause to be listed on the New York Stock Exchange, subject to official notice of issuance, the shares of Commercial common stock to be issued in the Acquisition Merger.

          4.12  Conforming Adjustments.  At the request of Commercial and in an
                ----------------------
amount specified by Commercial, prior to the Acquisition Merger Effective Time, the Company and such of the Company Subsidiaries (other than Missouri Bank) as Commercial shall direct shall establish such additional accruals and reserves ("Conforming Adjustments") as may be necessary in the sole determination of Commercial to conform the Company's and the Company Subsidiaries' accounting practices and policies as well as to conform their interest rate risk position to those of Commercial(as such accounting practices and policies are to be applied to Company and the Company Subsidiaries from and after the Acquisition Merger Effective Time); provided, however, that Company and the Company Subsidiaries shall not be required to take such action until: (i) Company provides to Commercial a written statement dated the date of Closing certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company, that the conditions in Sections 5.1 and 5.2 to be satisfied by the Company or the Company Subsidiaries or both of them have been satisfied or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate") and Commercial provides to the Company a Reliance Certificate relating to the conditions in
Section 5.1 and 5.2; and (ii) Commercial, after reviewing the Reliance Certificate, provides the Company a written waiver of any right it may have to terminate the Agreement which waiver shall contain an express condition precedent that Company and the Company Subsidiaries have established such additional Conforming Adjustments as requested by Commercial pursuant to this
Section 4.12. No additional Conforming Adjustments taken by the Company and the Company Subsidiaries pursuant to this Section 4.12 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement, and shall not, to the extent applicable, be taken into account in determining the amount of the Merger Consideration.

          4.13  D&O Indemnification and Insurance.   For a period of three (3)
                ---------------------------------
years following the Acquisition Merger Effective Time, Commercial agrees that the Merger shall not affect or diminish any of the Company's duties and obligations of indemnification existing as of the Acquisition Merger Effective Time in favor of employees, agents, directors or officers of the Company or the Company Subsidiaries arising by virtue of its Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law. Commercial shall cause the persons serving as officers and directors of the Company immediately prior to the Acquisition Merger Effective Time to be covered for a period of eighteen (18) months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Commercial be required to expend more than 150% of the amount currently expended on an annual basis by the Company to maintain or procure insurance coverage for such eighteen (18) month period pursuant hereto.

          4.14  Employment Benefits
                -------------------

          (a) Immediately prior to the Acquisition Merger Effective Time, all existing Employment or Consulting Agreements between Company or First United and any employees or consultants thereof shall be terminated without penalty or any other payment paid pursuant to or on account of such termination.

          (b) In order to assist Commercial in an orderly transition and in light of J. Thomas Burcham's knowledge of the communities and banking business served by First United, Commercial and Mr. Burcham shall enter into a consulting agreement (substantially in the form attached as Exhibit 4.14(b) hereto) for three years at $125,000 per year, effective as of the Acquisition Merger Effective Time.

          (c) On or before 15 days after execution hereof, the Company will provide Commercial with true and complete copies of the following documents where applicable to any Employee Plan or

Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications, along with disclosure of the date of their distribution to participants and filing with the Department of Labor; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals; (iv) the most recent determination letter received from the Internal Revenue Service, plus any open requests and all other rulings received from any governmental agency; and (v) with respect to any action taken within the current and three preceding plan years, a certified copy of all Board of Directors resolutions.
At least 60 days before the Closing, the Company shall provide Commercial with documentation, reasonably satisfactory to Commercial, demonstrating that the requirements of Sections 401(k), 401(m), 404, 410, 412, 415, and 416 of the Code have been satisfied by each Employee Plan that is intended to qualify under
Section 401 of the Code.

          (d) If Commercial so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing, and, with the advance written consent of Commercial, shall proceed with the implementation of said termination plan and timetable.

          4.15  Advisory Board of Directors. The Bank shall offer compensated
                ---------------------------
advisory director status to all members of the board of directors of First United as of the date hereof, except for J. Thomas Burcham and Grant Burcham, neither of whom shall become advisory directors.

          4.16  Update Disclosures.  From and after the date hereof until the
                ------------------
Acquisition Merger Effective Time, Company and First United shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Commercial to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Acquisition Merger Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Commercial and Bank to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

          4.17  Elimination of Liabilities.  At or prior to the Closing, the
                --------------------------
Company, without incurring any additional indebtedness, shall have taken action necessary to cause the sum of (a) the total amount of cash held by the Company plus (b) amounts receivable from

First United and Missouri Bank and their subsidiaries pursuant to the Company's income tax sharing agreements referred to in Section 1.3(d)(iii) plus (c) amounts receivable from the Internal Revenue Service, to be not less than the amount of any unpaid federal and state income tax liabilities of the Company whether due or not yet due. All other liabilities of the Company, together with accrued and unpaid interest thereon, (which liabilities shall include but not be limited to outstanding indebtedness to Mercantile Bank and John Roy Evans and the engagement fee of Friedman Billings Ramsey & Co., Inc.) will be paid off and retired by the Company in full on or prior to the Closing.

                                   ARTICLE V
                           CONDITIONS OF THE MERGER;
                            TERMINATION OF AGREEMENT

          5.1  General Conditions.  The obligations of Commercial, the Bank, the
               ------------------
Company and First United to effect the Merger shall be subject to the following conditions:

          (a) Stockholder Approval.  The holders of the outstanding shares of
              --------------------
Company common stock shall have approved this Agreement and the Acquisition Merger as specified in Section 1.7(a) hereof or as otherwise required by applicable law.

          (b) No Proceedings.  No order shall have been entered and remain in
              --------------
force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings") by any governmental or judicial or other authority.

          (c) Government Approvals.  To the extent required by applicable law or
              --------------------
regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the FRB, the OCC, the OTS, the FDIC, the FTC, DOJ, the SEC, and any state regulatory authority or securities or blue sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

          (d) Registration Statement.  The Registration Statement shall have
              ----------------------
been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of Commercial's common stock in the Acquisition Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          (e) Federal Tax Opinion.  Receipt of an opinion of Deloitte & Touche
              -------------------
LLP, in a form and content reasonably satisfactory to Commercial and the Company, to the effect that (i) the Acquisition Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Acquisition Merger of Company common stock for Commercial common stock will not give rise to gain or loss to shareholders of the Company with respect to such exchange (except to the extent of any cash received), and (iii) neither the Company nor Commercial or any of their respective subsidiaries will recognize gain or loss as a consequence of the Acquisition Merger or the Bank Merger.

          5.2  Conditions to Obligations of Commercial.  The obligations of
               ---------------------------------------
Commercial and the Bank to effect the Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a) Opinion of Counsel for Company.  Commercial shall have received
              ------------------------------
from Stinson, Mag & Fizzell, P.C. counsel to Company, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.2(a).

          (b) Required Consents.  In addition to Governmental Approvals, Company
              -----------------
and the Company Subsidiaries shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole; in this connection, the Company and the Company Subsidiaries shall obtain consents from all lessors to their respective real estate leases that may be required for consummation of the Merger.

          (c) Company Accountants' Letter.   Commercial shall have received from
              ---------------------------
Deloitte & Touche, letters dated the date of mailing the Prospectus/Proxy Statement and the date of the Closing to the effect that: (i) with respect to the Company they are independent accountants within the meaning of the 1933 Act and 1934 Act and the applicable rules and regulations thereunder, (ii) it is their opinion that the financial statements of the Company included in the Prospectus/Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the applicable published accounting rules and regulations thereunder, (iii) on the basis of such procedures as are set forth therein but without performing an audit in accordance with generally accepted auditing standards nothing has come to their attention which would cause them to believe that (A) any unaudited interim financial statements appearing in the Prospectus/Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the published rules and regulations thereunder; (B) said financial statements are not stated on a basis substantially consistent with that of the audited financial statements; (C)(1) at the date of the latest available consolidated financial statements of the Company and at a specific date not more than five business days prior to the date of each such letter there has been, except as specified in such letter, any increase in the outstanding capital stock, or indebtedness for borrowed money of the Company (other than deposits) or any decrease in the stockholders' equity thereof as compared with amounts shown in the latest statement of financial condition included in the Prospectus/Proxy Statement, or
(2) for the period from the date of the latest financial statements of the Company included in the Prospectus/Proxy Statement to a specific date not more than five business days prior to the date of each such letter, there were, except as specified in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated net income for Company or any increase, as compared with the corresponding period in the preceding year, in the provision for loan losses for Company, (iv) they have performed certain specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature included in the Prospectus/Proxy Statement and requested by Commercial and agreed upon by such accountants, which is expressed in dollars (or percentages obtained from such dollar amounts) and obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation is in agreement with such records or computations made therefrom (excluding any questions of legal interpretation), and (v) on the basis of such procedures as are set forth in such letter, nothing came to their attention with respect to the Company which would cause them to believe that the pro forma financial statements had not been properly compiled on the pro forma basis described therein.

          (d) No Material Adverse Change.  Between the date of this Agreement
              --------------------------
and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impair both the Company and Commercial in a substantially similar manner.

          (e) Representations and Warranties to be True; Fulfillment of
              ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of the Company and
------------------------
First United shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or is based on best knowledge); Company and First United shall each have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on its part to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Company and First United shall have delivered to Commercial a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (f) No Litigation.  Neither the Company nor any Company Subsidiary
              -------------
shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

          (g) Regulatory Approval.  All Governmental Approvals required
              -------------------
hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Commercial reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Commercial or the Bank.

          (h) Acceptance of Legal Matters.  The form and substance of all legal
              ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Housley Kantarian & Bronstein, P.C., special counsel to Commercial and the Bank.

          (i) Affiliates Letters.  Commercial shall have received the letter
              ------------------
agreements from all affiliates of the Company as contemplated in Section 4.7(i) herein.

          (j) Amendment to Articles of Incorporation.  Commercial shall have
              --------------------------------------
received the approval of its shareholders to amend its Articles of Incorporation to increase the number of authorized shares of Commercial common stock, as contemplated in Section 1.7(b).

          (k) Environmental Reports.  Commercial, at its  expense, shall have
              ---------------------
received a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on (i) all commercial real estate owned of, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $500,000 or more of, the Company or any Company Subsidiary, such reports or other reports derived therefrom or supplemental thereto to be satisfactory to Commercial. Commercial's right to terminate this Agreement due to failure of the condition set forth in this Section 5.2(l) shall only be applicable if the costs to cleanup, remove, remediate, or take any other action to bring such property or properties into material compliance with environmental laws exceed $250,000 in the aggregate and shall expire unless exercised by Commercial on or prior to three months from the date of this Agreement.

          (l) Dissenting Shareholders.  None of the shareholders of the Company
              -----------------------
shall have elected their dissenter and appraisal rights pursuant to the KGCC.

          (m) Release of Pledge.  None of the outstanding shares of capital
              -----------------
stock of the Company owned by J. Thomas Burcham and none of the outstanding shares of capital stock of First United shall be subject to an Encumbrance.

          5.3  Conditions to Obligations of Company.  The obligation of Company
               ------------------------------------
and First United to effect the Acquisition Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a) Opinion of Counsel for Commercial.  Company shall have received
              ---------------------------------
from Housley Kantarian & Bronstein, P.C., special counsel to Commercial, and Fitzgerald, Schorr, Barmettler & Brennan, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.3(a).

          (b) Representations and Warranties to be True; Fulfillment of
              ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of Commercial and
------------------------
the Bank shall be true in all material respects at the Acquisition Merger Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Commercial shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (c) Acceptance of Legal Matters.  The form and substance of all legal
              ---------------------------
matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Stinson, Mag & Fizzell, counsel to the Company.

          (d) Commercial Common Stock.  A certificate for the required number of
              -----------------------
whole shares of Commercial common stock, payable for the aggregate Stock Consideration, as determined pursuant to Section 1.3 hereof, and cash for payment for fractional share interests, as so determined, shall have been delivered to the Exchange Agent.

          (e)  Required Consents.  In addition to Governmental Approvals,
               -----------------
Commercial shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Commercial and the Commercial Subsidiaries, taken as a whole.

          (f) NYSE Listing.  The shares of Commercial common issuable pursuant
              ------------
to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          5.4  Termination of Agreement and Abandonment of Merger.  This
               --------------------------------------------------
Agreement and the Acquisition Plan of Merger may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval thereof by shareholders of Company, as provided below:

          (a) Mutual Consent.  By mutual consent of the parties, evidenced by
              --------------
their written agreement.

          (b) Closing Delay.  At the election of either party, evidenced by
              -------------
written notice, if the Closing shall not have occurred on or before June 30, 1998, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to terminate under this Section 5.4(b) shall
--------  -------
not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (c) Conditions to Commercial and Bank Performance Not Met.  By
              -----------------------------------------------------
Commercial upon delivery of written notice of termination to Company if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Commercial and Bank to effect the Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Commercial, provided, however, that the right to terminate under this
                      --------  -------
Section 5.4(c) shall not be available to Commercial where Commercial's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (d) Conditions to Company and First United Performance Not Met.  By
              ----------------------------------------------------------
the Company upon delivery of written notice of termination to Commercial if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and First United to effect the Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that the right to terminate under this
                   --------  -------
Section 5.4(d) shall not be available to the Company where the Company's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (e)  Average NYSE Closing Price.  By the Company at any time during
               --------------------------
the two business day period commencing on the business day immediately after the end of the Determination Period, if both of the following conditions are met:

          (i) the Average NYSE Closing Price shall be less than $33.15 (adjusted as indicated below in this Section 5.4(e)); and

          (ii) (A) the quotient obtained by dividing the Average NYSE Closing Price by the Starting Price (as defined below) shall be less than (B) the Index Trigger (as defined below);

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 5.4(e), it shall give written notice to Commercial no later than the end of the aforementioned two day period. During the two business day period commencing with the business day after its receipt of such notice, Commercial shall have the option to increase the consideration to be received by the holders of Company common stock hereunder, by adjusting the Exchange Ratio to equal the lesser of (I) the quotient (calculated to four digits) obtained by dividing (A) the product of $33.15 and the Exchange Ratio (as then in effect) by (B) the Average NYSE Closing Price and (II) the quotient calculated to four digits) obtained by dividing (A) the product of the Index Trigger and the Exchange Ratio (as then in effect) and the Starting Price by (B) the Average NYSE Closing Price. If Commercial so elects within such two day period, it shall give written notice to the Company no later than the end of the aforementioned two day period of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 5.4(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

          For purposes of this Section 5.4, the following terms shall have the meanings indicated:

          "Average NYSE Closing Price" shall have the meaning specified in
Section 1.3(d).

          "Determination Period" shall have the meaning specified in Section 1.3(d).

          "Exchange Ratio" shall mean the ratio of shares of Commercial common stock to shares of Company common stock to be exchanged as provided in Section
1.3 herein.

          "Index Group" means the financial institutions listed on Exhibit 5.4(e) hereto. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies (as set forth on Exhibit 5.4(e) hereto) will be adjusted proportionately for purposes of determining the Index Price.

          "Index Price," on a given date, means the weighted average of the closing prices on such dates of the common stocks of the companies comprising the Index Group.

          "Index Trigger," means the quotient obtained by dividing the Index Price on the last day of the Determination Period by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause.

          "Starting Date" means the last trading day immediately preceding the date of the first public announcement of entry into this Agreement or, if no trades of Commercial common stock occur on such day then the date most immediately preceding such day in which a trade of Commercial common stock occurred.

          "Starting Price" means $39.00.

          If Commercial or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 5.4(e).

                                   ARTICLE VI
                TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

          6.1  Termination; Lack of Survival of Representations and Warranties.
               ---------------------------------------------------------------
In the event of the termination and abandonment of this Agreement pursuant to
Section 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.7 and 3.7 (Brokers and Finders), 4.8 (Publicity), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c) or 5.4(d) of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

          The representations, warranties and agreements of the parties set forth in this Agreement shall survive the Acquisition Merger Effective Time, and shall not be terminated and extinguished at the Acquisition Merger Effective Time.

          6.2  Payment of Expenses.
               -------------------

          (a) Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

          (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce Commercial to enter into this Agreement and as a means of compensating Commercial for the substantial direct and indirect monetary, and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company agrees that if this

Agreement is terminated in accordance with its terms and, prior to such termination, a Termination Event, as defined in paragraph (c) below, shall have occurred, then the Company will upon demand pay to Commercial in immediately available funds the sum of One Million Dollars ($1,000,000.00) (the "Termination Fee") and an additional amount equal to the reasonable expenses incurred by Commercial relating to this Agreement and the transactions contemplated hereby; provided that such amounts shall represent the exclusive remedy of Commercial with respect to a Termination Event.

          (c) For purposes of this Agreement, a Termination Event shall mean any of the following:

          (i) The Company or any Company Subsidiary or any shareholder of the Company shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) other than Commercial or any affiliate of Commercial (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any Company Subsidiary, (y) a purchase, lease, or other acquisition of all or substantially all of the assets of the Company or any Company Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of 10% or more of any class of equity securities of the Company or any Company Subsidiary; or

          (ii) the shareholders of the Company shall not have approved the Acquisition Merger at the meeting held for that purpose or any adjournment thereof (or through solicitation of consents) or such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement (unless consents shall have been solicited and received in lieu of such meeting) or no consents solicited or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than Commercial or any affiliate of Commercial.

          (iii) After a proposal is made by any person other than Commercial or any affiliate of Commercial to the Company or any of its shareholders to engage in an Acquisition Transaction, the Company or any Company Subsidiary shall have knowingly and intentionally breached any representation, warranty, agreement, covenant or obligation contained in this Agreement, such breach would entitle Commercial to terminate this Agreement and such breach is not cured within thirty (30) days thereafter.

                                 ARTICLE VII
                         CERTAIN POST-MERGER AGREEMENTS

          7.1  Reports to the SEC.  Commercial shall continue to file all
               ------------------
reports and data with the SEC necessary to permit the shareholders of Company who may be deemed "underwriters" (within the meaning of Rule 145 under the 1933
Act) of Company common stock to sell the Company common stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under such Act if they would otherwise be so entitled.

          7.2  Employees.  Employees of the Company who become employees of
               ---------
Commercial or the Bank after the Acquisition Merger Effective Time shall be eligible to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated Commercial or Bank employees, with full credit for prior service with the Company or Company Subsidiaries for purposes of vesting, eligibility for participation and co-payments and deductibles. Commercial shall honor all accrued vacation leave for the employees of Company and the Company Subsidiaries following the Acquisition Merger Effective Time.

          7.3  Income Tax Return.
               -----------------

          (a) In determining the amount of federal and state income tax liability attributable to the taxable gain, if any, realized on the Spin Off, the sale (if applicable) of shares of Missouri Bank and the sale of the Other Assets (as set forth in Section 1.12 herein), for purposes of determining the Aggregate Purchase Price as contemplated in Section 1.3(d)(iii)(C) of this Agreement, the parties shall prior to the Closing record a "good faith" estimate of the amount of such liability. For purposes of preparing this estimate, the fair market value for 100 percent of the outstanding shares of Missouri Bank capital stock shall not be less than $7,773,000.

          (b) As soon as possible following the Acquisition Merger Effective Time, Commercial shall cause to be prepared the final consolidated federal and state income tax returns of the Company for the period from the end of the last preceding fiscal income tax year of the Company to the Acquisition Merger Effective Time. The income and other tax items of Missouri Bank and the Other Assets for all tax periods ending on or prior to, respectively, the dates of the Spin Off and sale of the Other Assets shall be included in the consolidated income tax return of the affiliated group of which the Company is the common parent. The Company agrees that its officers, including J. Thomas Burcham, shall be reasonably available after the Acquisition Merger Effective Time to consult with Commercial regarding such final income tax returns. Commercial agrees to provide Mr. Burcham with a copy of any such returns a reasonable time prior to their filing with applicable taxing authorities and to consider in good faith any comments he may have with respect to such returns.

          7.4  Continuation of Loan Participation Purchases by First United.
               ------------------------------------------------------------
The parties recognize that both First United and Missouri Bank have benefitted from the present practice of Missouri Bank selling overline loan participations to First United. Notwithstanding that any purchase of a loan participation by First United or any successor thereto following the Merger must necessarily be based on such participation meeting such financial institution's then credit standards as determined in good faith, Commercial agrees that the current practice of First United in purchasing loan participations offered by Missouri Bank shall be continued by First United or any successor thereto but only for so long as Commercial desires and only on such terms as are determined acceptable by Commercial in its sole discretion (to be reasonably exercised).

                                  ARTICLE VIII
                                    GENERAL

          8.1  Amendments.  Subject to applicable law, this Agreement may be
               ----------
amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the
-------------
Company, no such amendment without further shareholder approval may change the amount or form of the consideration to be received by the Company shareholders in the Merger.

          8.2  Confidentiality.  All information disclosed hereafter by any
               ---------------
party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Sections 4.1 or 4.10 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable for other sources, (iii) it is necessary or appropriate to disclose to any regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

          8.3  Governing Law.  This Agreement and the legal relations between
               -------------
the parties shall be governed by and construed in accordance with the laws of the State of Nebraska without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

          8.4  Notices.  Any notices or other communications required or
               -------
permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Commercial or Company, to

                                 Commercial Federal Corporation
                                 2120 South 72nd Street
                                 Omaha, Nebraska  68124
                                 Attention: William A. Fitzgerald, Chairman of
                                            the Board and Chief Executive
                                            Officer

                      with a copy to:

                                 Housley Kantarian & Bronstein, P.C.
                                 Suite 700
                                 1220 19th Street, N.W.
                                 Washington, DC  20036
                                 Attention: Leonard S. Volin, Esq.

                                      and

                                 First National Bank Shares, Ltd.
                                 c/o: Missouri Bank & Trust Company
                                 1044 Main Street
                                 Kansas City, Missouri  64196
                                 Attention: Mr. J. Thomas Burcham
                                            Chairman of the Board

                      with a copy to:

                                 Stinson, Mag & Fizzell, P.C.
                                 1201 Walnut
                                 Suite 2800
                                 Kansas City, Missouri  64106
                                 Attention:  Howard H. Mick, Esquire

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee).
Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

          8.5  No Assignment.  This Agreement may not be assigned by any of the
               -------------
parties hereto, by operation of law or otherwise, except as contemplated hereby.

          8.6  Headings.  The description heading of the several Articles and
               --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          8.7  Counterparts.  This Agreement may be extended in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

          8.8  Construction and Interpretation.  Except as the context otherwise
               -------------------------------
requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

          8.9  Entire Agreement.  This Agreement, together with the schedules,
               ----------------
lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Merger. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

          8.10    Severability.  Whenever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

          8.11  No Third Party Beneficiaries.  Nothing in this Agreement shall
                ----------------------------
entitle any person (other than the Company, Commercial and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

          8.12  Enforcement of Agreement.  The parties hereto agree that
                ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.



ATTEST:                                 COMMERCIAL FEDERAL CORPORATION



By:                                     By:
   ______________________________          ____________________________________
   Name: Gary L. Matter                    Name: James A. Laphen
   Title: Secretary                        Title: President


ATTEST:                                 COMMERCIAL FEDERAL BANK, A
                                               FEDERAL SAVINGS BANK



By:                                     By:
   ______________________________          ____________________________________
   Name: Gary L. Matter                    Name: James A. Laphen
   Title: Secretary                        Title: President


ATTEST:                                 FIRST NATIONAL BANK SHARES, LTD



By:                                     By:
   ______________________________          ____________________________________
   Name:                                   Name: J. Thomas Burcham
   Title: Secretary                        Title: Chairman


ATTEST:                                 FIRST UNITED NATIONAL BANK
                                             AND TRUST COMPANY



By:                                     By:
   ______________________________          ____________________________________
   Name:                                   Name: J. Thomas Burcham
   Title: Secretary                        Title: Chairman

                                    ANNEX B

                                                                         ANNEX B

                          DISSENTERS' RIGHTS STATUTE

         PAYMENT FOR "STOCK" OF "STOCKHOLDER" OBJECTING TO MERGER OR CONSOLIDATION; "STOCKHOLDER," "STOCK" AND "SHARE" DEFINED; NOTICE TO OBJECTING STOCKHOLDERS; DEMAND FOR PAYMENT; APPRAISAL AND DETERMINATION OF VALUE BY DISTRICT COURT, WHEN; TAXATION OF COSTS; RIGHTS OF OBJECTING STOCKHOLDERS; STATUS OF STOCK; SECTION IN APPLICABLE TO CERTAIN SHARES OF STOCK. --(a) When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

         (b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

         (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

         (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the address therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

         (e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

         (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

         (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

         (h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any part, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

         (i) Any stockholder who has demanded payment of the stockholders' stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

         (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

         (k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either (1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or
(iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Indemnification of directors and officers of Commercial is provided under Article VI of the Articles of Incorporation of Commercial for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Commercial and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Article VI of Commercial's Articles of Incorporation provides that an outside director shall not be personally liable to Commercial or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes Commercial to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by Commercial or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of Commercial through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

          Commercial has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to Commercial of costs incurred by it in indemnifying its directors and officers.

          Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Commercial. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

          The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the stockholders.

          Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) The following are filed as exhibits to this registration statement:

          Exhibit No.                                 Description
          ----------                                  -----------

          2/1/ Reorganization and Merger Agreement by and among Commercial Federal Corporation and First National Bank Shares, LTD. dated September 11, 1997

          3.1/2/ Articles of Incorporation of Commercial Federal Corporation, as amended and restated

          3.2/3/ Bylaws of Commercial Federal Corporation, as amended and restated

          4.1/4/ Form of Certificate of Common Stock of Commercial Federal Corporation

          4.2/5/ Shareholder Rights Agreement between Commercial Federal Corporation and Manufacturers Hanover Trust Company

          5 Opinion of Fitzgerald, Schorr, Barmettler & Brennan regarding the legality of the securities being registered hereby (with consent)

          8 Form of Opinion of Deloitte & Touche LLP regarding certain federal tax matters (with consent)

          10.1/3/ Employment Agreement with William A. Fitzgerald dated June 8, 1995

          10.2/3/ Change in Control Executive Severance Agreements with William A. Fitzgerald and James A. Laphen, dated June 8, 1995

          10.3/3/ Form of Change in Control Executive Severance Agreement entered into with Senior Vice Presidents and First Vice Presidents

          10.4/6/ Commercial Federal Corporation Incentive Plan effective July 1, 1994

          10.5/6/ Commercial Federal Bank Deferred Compensation Plan effective July 1, 1994

          10.6/7/ Commercial Federal Corporation 1984 Stock Option and Incentive Plan, as Amended and Restated, Effective August 1, 1992

          10.7/8/ Stock Purchase Agreement between CAI Corporation and Registrant, dated August 21, 1996

          10.8/8/ Employment Agreement with William A. Fitzgerald, dated May 15, 1974, as Amended February 14, 1996

          10.9/8/ Commercial Federal Savings and Loan Association Survivor Income Plan, as Amended February 14, 1996

          10.10/9/   Employment Agreement with James A. Laphen dated June 1,
                     1997

          10.11/10/  Commercial Federal Corporation 1996 Stock Option and
                     Incentive Plan Effective January 30, 1997

          10.12/11/  Railroad Financial Corporation 1994 Stock Option and
                     Incentive Plan, Railroad Financial Corporation 1991 Directors' Stock Option Plan and Railroad Financial Corporation 1986 Stock Option and Incentive Plan, as Amended February 22, 1991

          10.13/12/  Railroad Financial Corporation 1994 Stock Option and
                     Incentive Plan

          21/9/      Subsidiaries of Commercial Federal Corporation

          23.1       Consent of Deloitte & Touche LLP (with respect to
                     Commercial)

          23.2       Consent of Deloitte & Touche LLP (with respect to First
                     National)

          23.3 Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C. (included in opinion filed as Exhibit 5)

          24         Power of Attorney (See Signature Page)

          27/13/     Financial Data Schedule

          99 Form of Proxy solicited by Board of Directors of First National Bank Shares, LTD.

_____________
1 Incorporated by reference to Annex A to the Prospectus/Proxy Statement included herein
2    Incorporated by reference to Registrant's Current Report on Form 8-K dated December 8, 1997
3 Incorporated by reference to Registrant's Registration Statement on Form S-4 (File No. 33-60589)
4 Incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 33-00330)
5 Incorporated by reference to Registrant's Current Report on Form 8-K dated January 9, 1989
6 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (File No. 0-13082)
7 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-60448)
8 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 1-11515)
9 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File No. 1-11515)
10 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 333-20739)
11 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-63221) and Post-Effective Amendment No. 1 to Registration Statement No. 33-01333 and No. 33-10396
12 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-63629)
13   Not required to be filed pursuant to Rule 401 of Regulation S-T

         The Exhibit Index immediately precedes the attached exhibits.

ITEM 22.  UNDERTAKINGS

ITEM 512 OF REGULATION S-K.

     Rule 415 Offering.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Filings Incorporating Subsequent Exchange Act Documents By Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Incorporated Annual and Quarterly Reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          Registration on Form S-4 of Securities Offered for Resale. The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If acceleration is requested of the effective date of this registration statement pursuant to Rule 461 under the Act, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INSTRUCTIONS TO FORM S-4.

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska as of December 10, 1997.

                           COMMERCIAL FEDERAL CORPORATION


                           By: /s/ William A. Fitzgerald
                               -------------------------------------------------
                               William A. Fitzgerald
                               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Commercial Federal Corporation, do hereby severally constitute and appoint William A. Fitzgerald and James A. Laphen and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William A. Fitzgerald and/or James
A. Laphen may deem necessary or advisable to enable Commercial Federal Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of Commercial's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William A. Fitzgerald and/or James A. Laphen shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                                              Capacity                                     Date
---------                                              --------                                     ----
/s/ William A. Fitzgerald                              Principal Executive Officer                  December 10, 1997
-----------------------------------------------
William A. Fitzgerald                                  and Director
Chairman of the Board and
Chief Executive Officer

/s/ James A. Laphen                                    Principal Financial Officer                  December 10, 1997
-----------------------------------------------
James A. Laphen
President, Chief Operating Officer
and Chief Financial Officer

/s/ Gary L. Matter                                     Principal Accounting Officer                 December 10, 1997
-----------------------------------------------
Gary L. Matter
Senior Vice President, Controller and
Secretary

/s/ Talton K. Anderson                                 Director                                     December 10, 1997
-----------------------------------------------
Talton K. Anderson

/s/ Michael P. Glinsky                                 Director                                     December 10, 1997
-----------------------------------------------
Michael P. Glinsky

/s/ Robert F. Krohn                                    Director                                     December 10, 1997
-----------------------------------------------
Robert F. Krohn

/s/ Carl G. Mammel                                     Director                                     December 10, 1997
-----------------------------------------------
Carl G. Mammel

/s/ Robert S. Milligan                                 Director                                     December 10, 1997
-----------------------------------------------
Robert S. Milligan

/s/ James P. O'Donnell                                 Director                                     December 10, 1997
-----------------------------------------------
James P. O'Donnell

/s/ Robert D. Taylor                                   Director                                     December 10, 1997
-----------------------------------------------
Robert D. Taylor

/s/ Aldo J. Tesi                                       Director                                     December 11, 1997
-----------------------------------------------
Aldo J. Tesi

                        COMMERCIAL FEDERAL CORPORATION

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                             Description
-----------                             -----------
  2/1/ Reorganization and Merger Agreement by and among Commercial Federal Corporation and First National Bank Shares, LTD. dated September 11, 1997

  3.1/2/ Articles of Incorporation of Commercial Federal Corporation, as amended and restated

  3.2/3/       Bylaws of Commercial Federal Corporation, as amended and restated

  4.1/4/       Form of Certificate of Common Stock of Commercial Federal
               Corporation

  4.2/5/ Shareholder Rights Agreement between Commercial Federal Corporation and Manufacturers Hanover Trust Company

  5 Opinion of Fitzgerald, Schorr, Barmettler & Brennan regarding the legality of the securities being registered hereby (with consent)

  8 Form of Opinion of Deloitte & Touche LLP regarding certain federal tax matters (with consent)

 10.1/3/       Employment Agreement with William A. Fitzgerald dated June 8,
               1995

 10.2/3/ Change in Control Executive Severance Agreements with William A. Fitzgerald and James A. Laphen, dated June 8, 1995

10.3/3/ Form of Change in Control Executive Severance Agreement entered into with Senior Vice Presidents and First Vice Presidents

 10.4/6/       Commercial Federal Corporation Incentive Plan effective July 1,
               1994

 10.5/6/       Commercial Federal Bank Deferred Compensation Plan effective July
               1, 1994

 10.6/7/ Commercial Federal Corporation 1984 Stock Option and Incentive Plan, as Amended and Restated, Effective August 1, 1992

 10.7/8/ Stock Purchase Agreement between CAI Corporation and Registrant, dated August 21, 1996

 10.8/8/ Employment Agreement with William A. Fitzgerald, dated May 15, 1974, as Amended February 14, 1996

 10.9/8/ Commercial Federal Savings and Loan Association Survivor Income Plan, as Amended February 14, 1996

 10.10/9/      Employment Agreement with James A. Laphen dated June 1, 1997

 10.11/10/     Commercial Federal Corporation 1996 Stock Option and Incentive
               Plan Effective January 30, 1997

 10.12/11/     Railroad Financial Corporation 1994 Stock Option and Incentive
               Plan, Railroad Financial Corporation 1991 Directors' Stock Option
               Plan and Railroad Financial Corporation 1986 Stock Option and
               Incentive Plan, as Amended February 22, 1991

 10.13/12/     Railroad Financial Corporation 1994 Stock Option and Incentive
               Plan

 21/9/         Subsidiaries of Commercial Federal Corporation

 23.1          Consent of Deloitte & Touche LLP (with respect to Commercial)

 23.2          Consent of Deloitte & Touche LLP (with respect to First National)

 23.3          Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C.
               (included in opinion filed as Exhibit 5)

 24            Power of Attorney (See Signature Page)

 27/13/        Financial Data Schedule

 99 Form of Proxy solicited by Board of Directors of First National Bank Shares, LTD.


_______________
1 Incorporated by reference to Annex A to the Prospectus/Proxy Statement included herein
2    Incorporated  by reference to Registrant's Current Report on
     Form 8-K dated December 8, 1997
3 Incorporated by reference to Registrant's Registration Statement on Form S-4 (File No. 33-60589)
4 Incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 33-00330)
5 Incorporated by reference to Registrant's Current Report on Form 8-K dated January 9, 1989
6 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (File No. 0-13082)
7 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-60448)
8 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 1-11515)
9 Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File No. 1-11515)
10 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 333-20739) 11 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-63221) and Post-Effective Amendment No. 1 to Registration Statement No. 33-01333 and No. 33-10396
12 Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-63629)
13   Not required to be filed pursuant to Rule 401 of Regulation S-T